                                                                     EXHIBIT 2.1
                                                                     -----------

                                                                  EXECUTION COPY


================================================================================




                     AGREEMENT AND PLAN OF REORGANIZATION

                                     AMONG

                           THE ARISTOTLE CORPORATION

                        ARISTOTLE ACQUISITION SUB, INC.

                       SAFE PASSAGE INTERNATIONAL, INC.

                                      AND

             THE STOCKHOLDERS OF SAFE PASSAGE INTERNATIONAL, INC.
                        IDENTIFIED ON SCHEDULE I HERETO


                        Dated as of September 13, 2000




================================================================================

                               TABLE OF CONTENTS
                               -----------------


ARTICLE I GENERAL

1.1 The Merger....................................................................................................      2
    ----------

1.2 The Effective Time of the Merger..............................................................................      2
    --------------------------------

1.3 Effect of Merger..............................................................................................      2
    ----------------

1.4 Charter, By-laws Directors and Officers of the Surviving Corporation..........................................      2
    --------------------------------------------------------------------

1.5 Taking of Necessary Action....................................................................................      3
    --------------------------

1.6 Closing.......................................................................................................      3
    -------

ARTICLE II EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

2.1 Total Consideration; Effect on Capital Stock..................................................................      3
    --------------------------------------------
     (a) Capital Stock of Acquisition Sub.........................................................................      3
     (b) Cancellation of Certain Shares of Company Common Stock...................................................      3
     (c) Conversion of Company Common Stock.......................................................................      4
     (d) Shares of Dissenting Stockholders........................................................................      5
     (e) Performance Consideration................................................................................      5

2.2 Exchange of Certificates......................................................................................      7
    ------------------------
     (a) Procedure for Exchange...................................................................................      7
     (b) No Further Ownership Rights in Company Common Stock......................................................      7
     (c) No Liability.............................................................................................      8
     (d) Lost, Stolen or Destroyed Company Certificates...........................................................      8

2.3 Authorization of the Merger, this Agreement and the Agreement of Merger.......................................      8
    -----------------------------------------------------------------------

ARTICLE III REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company and the Management Stockholders.................................      8
    -----------------------------------------------------------------------------
     (a) Organization; Good Standing; Qualification and Power.....................................................      9
     (b) Subsidiaries; Equity Investments.........................................................................      9
     (c) Capital Stock; Securities................................................................................      9
     (d) Authority; No Consents..................................................................................      10
     (e) Financial Information...................................................................................      12
     (f) Absence of Undisclosed Liabilities......................................................................      12

     (g) Absence of Changes......................................................................................     13
     (h) Tax Matters.............................................................................................     15
     (i) Title to Assets, Properties and Rights and Related Matters..............................................     16
     (j) Real Property...........................................................................................     16
     (k) Intellectual Property...................................................................................     17
     (l) Company Software........................................................................................     20
     (m) Agreements, Etc.........................................................................................     21
     (n) No Defaults.............................................................................................     23
     (o) Litigation, Etc.........................................................................................     23
     (p) Accounts and Notes Receivable...........................................................................     24
     (q) Accounts and Notes Payable..............................................................................     24
     (r) Compliance; Governmental Authorizations and Consents....................................................     25
     (s) Environmental Matters...................................................................................     25
     (t) Labor Relations; Employees..............................................................................     26
     (u) Employee Benefit Plans and Contracts....................................................................     27
     (v) Certain Agreements......................................................................................     29
     (w) Insurance...............................................................................................     29
     (x) Bank Accounts; Powers of Attorney.......................................................................     29
     (y) Brokers.................................................................................................     29
     (z) Related Transactions....................................................................................     30
    (aa) Customers...............................................................................................     30
    (bb) Minute Books............................................................................................     30
    (cc) Business Generally......................................................................................     30
    (dd) Board Approval..........................................................................................     30
    (ee) Vote Required...........................................................................................     31
    (ff) Disclosure..............................................................................................     31

3.2 Several Representations and Warranties of the Management Stockholders........................................     31
    ---------------------------------------------------------------------
     (a) Title; Absence of Certain Agreements....................................................................     31
     (b) Authority - General.....................................................................................     31
     (c) Investment Representations..............................................................................     32
     (d) Brokers.................................................................................................     33
     (e) Representation by Legal Counsel.........................................................................     33
     (f) Employment of Management Stockholders...................................................................     33

3.3 Representations and Warranties of Parent and Acquisition Sub.................................................     34
    ------------------------------------------------------------
     (a) Organization; Good Standing; Qualification and Power....................................................     34
     (b) Capital Stock...........................................................................................     34
     (c) Authority...............................................................................................     34


ARTICLE IV RELATED AGREEMENTS

4.1 Related Agreements...........................................................................................     35
    ------------------
     (a) Employee Confidentiality and Assignment of Inventions Agreements........................................     35

     (b) Release Agreements......................................................................................      35
     (c) Escrow Agreement........................................................................................      36
     (d) Employment Agreements...................................................................................      36

ARTICLE V CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME; ADDITIONAL AGREEMENTS

5.1 Access to Records and Properties of Each Party; Confidentiality..............................................      36
    ---------------------------------------------------------------

5.2 Operation of Business of the Company.........................................................................      36
    ------------------------------------

5.3 Negotiation With Others......................................................................................      37
    -----------------------

5.4 Dissenting Stockholders......................................................................................      37
    -----------------------

5.5 Advice of Changes............................................................................................      37
    -----------------

5.6 Stockholder Approval.........................................................................................      38
    --------------------

5.7 Legal Conditions to Merger...................................................................................      38
    --------------------------

5.8 Consents.....................................................................................................      38
    --------

5.9 Notice of Prospective Breach.................................................................................      38
    ----------------------------

5.10 Public Announcements........................................................................................      38
     --------------------

5.11 Support of Merger by Officers and Directors.................................................................      39
     -------------------------------------------

5.12 Support of Merger by Stockholders...........................................................................      39
     ---------------------------------

5.13 Management and Employees....................................................................................      39
     ------------------------

5.14 Capital of Acquisition Sub; No Liabilities..................................................................      39
     ------------------------------------------

ARTICLE VI CONDITIONS PRECEDENT

6.1 Conditions to Each Party's Obligations.......................................................................      39
    --------------------------------------
     (a) Stockholder Approval; Agreement of Merger...............................................................      39
     (b) Approvals...............................................................................................      39
     (c) Legal Action............................................................................................      40
     (d) Legislation.............................................................................................      40

6.2 Conditions to Obligations of Parent and Acquisition Sub......................................................   40
    -------------------------------------------------------
     (a) Representations and Warranties of the Company and the Management Stockholders...........................   40
     (b) Performance of Obligations of the Company and the Management Stockholders...............................   40
     (c) Authorization of Merger.................................................................................   40
     (d) Opinions of the Company's Counsel.......................................................................   40
     (e) Acceptance by Counsel to Parent and Acquisition Sub.....................................................   40
     (f) Consents and Approvals..................................................................................   41
     (g) Government Consents, Authorizations, Etc................................................................   41
     (h) Related Agreements......................................................................................   41
     (i) Absence of Material Adverse Change; Completion of Investigation.........................................   41
     (j) Resignation of Directors and Officers...................................................................   41
     (k) Dissenters..............................................................................................   41
     (l) Employment Offers.......................................................................................   41
     (m) Stock Certificates......................................................................................   41
     (n) Default Under Agreements................................................................................   42
     (o) Reserved................................................................................................   42
     (p) Reserved................................................................................................   42
     (q) Approval by Board of Directors of Parent................................................................   42
     (r) Waiver of Right to Indemnification......................................................................   42
     (s) Closing Date............................................................................................   42
     (t) Termination of Company Options..........................................................................   42
     (u) Subsidiaries of the Company.............................................................................   42
     (v) Restatement of Company Financial Statements.............................................................   43

6.3 Conditions to Obligations of the Company.....................................................................   43
    ----------------------------------------
     (a) Representations and Warranties of Parent and Acquisition Sub............................................   43
     (b) Performance of Obligations of Parent and Acquisition Sub................................................   43
     (c) Related Agreements......................................................................................   43
     (d) The Capital.............................................................................................   43
     (e) Opinion of Parent's and Acquisition Sub's Counsel.......................................................   44
     (f) Acceptance by Counsel to the Company....................................................................   44

ARTICLE VII ADDITIONAL AGREEMENTS

7.1 Non-Competition..............................................................................................   44
    ---------------

7.2 Restriction on Transfer......................................................................................   46
    -----------------------

7.3 Confidentiality..............................................................................................   48
    ---------------

7.4 Escrow Funds.................................................................................................   49
    ------------

7.5 Procedures Regarding Determination and Payment of Performance Payment........................................   51
    ---------------------------------------------------------------------

7.6 Rights to Purchase and Cause Sale of Merger Shares...........................................................    51
    --------------------------------------------------

7.7 Election to Treat as an Asset Acquisition....................................................................    53
    -----------------------------------------

7.8 Right to Review Company Returns..............................................................................    54
    -------------------------------

7.9 Continuing Obligation to Restate Company Financial Statements................................................    54
    -------------------------------------------------------------

ARTICLE VIII INDEMNIFICATION

8.1 Definitions..................................................................................................    54
    -----------
     (a) Affiliate...............................................................................................    55
     (b) Event of Indemnification................................................................................    55
     (c) Indemnified Persons.....................................................................................    55
     (d) Indemnifying Persons....................................................................................    55
     (e) Losses..................................................................................................    55

8.2 Indemnification Generally....................................................................................    56
    -------------------------

8.3 Assertion of Claims..........................................................................................    57
    -------------------

8.4 Notice and Defense of Third Party Claims.....................................................................    57
    ----------------------------------------

8.5 Survival of Representations and Warranties...................................................................    57
    ------------------------------------------

8.6 Offset.......................................................................................................    58
    ------

ARTICLE IX TERMINATION; AMENDMENT, MODIFICATION AND WAIVER

9.1 Termination..................................................................................................    58
    -----------

9.2 Effect of Termination........................................................................................    59
    ---------------------

9.3 Specific Performance.........................................................................................    59
    --------------------

9.4 Break-up Fee.................................................................................................    59
    ------------

ARTICLE X MISCELLANEOUS

10.1 Expenses....................................................................................................    60
     --------

10.2 Entire Agreement............................................................................................    61
     ----------------

10.3 Interpretation..............................................................................................    61
     --------------

10.4 Best Knowledge Definition...................................................................................   61
     -------------------------

10.5 Notices.....................................................................................................   61
     -------

10.6 Counterparts................................................................................................   63
     ------------

10.7 Governing Law...............................................................................................   63
     -------------

10.8 Benefits of Agreement.......................................................................................   63
     ---------------------

10.9 Pronouns....................................................................................................   63
     --------

10.10 Amendment, Modification and Waiver.........................................................................   63
      ----------------------------------

10.11 No Third Party Beneficiaries...............................................................................   63
      ----------------------------

10.12 Consents...................................................................................................   63
      --------

10.13 Interpretation.............................................................................................   64
      --------------

10.14 No Joint Venture...........................................................................................   64
      ----------------

SCHEDULES

Schedule I Management Stockholders Names, Addresses and Number of Shares of Company Common Stock held by such Management Stockholder
Schedule IA        Merger Share Amounts
Schedule IB        Percentage Rights to Performance Payment
Schedule II        Company Disclosure Schedule
Schedule IIA       Stockholders
Schedule III       Key Employees
Schedule IV        Revenue Adjustments

EXHIBITS

Exhibit A          Form of Agreement and Plan of Merger
Exhibit B-1        Form of Certificate of Incorporation of the Surviving
                   Corporation
Exhibit B-2        Form of By-Laws of the Surviving Corporation
Exhibit C          Directors of the Surviving Corporation
Exhibit D          Officers of the Surviving Corporation
Exhibit E          Form of Employee Confidentiality Agreement
Exhibit F          Form of Release Agreement
Exhibit G          Form of Escrow Agreement
Exhibit H          Form of Employment Agreement

                     AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION, dated as of September 13, 2000, among THE ARISTOTLE CORPORATION, a Delaware corporation ("Parent"), ARISTOTLE ACQUISITION SUB, INC., a Delaware corporation and wholly-owned subsidiary of Parent ("Acquisition Sub"), SAFE PASSAGE INTERNATIONAL, INC., a New York corporation (the "Company"), and the stockholders of the Company identified on
Schedule I attached hereto (each a "Management Stockholder" and collectively,
----------
the "Management Stockholders"). Capitalized terms used herein shall have the definitions respectively ascribed to such terms in the respective portions of this Agreement identified in the Index of Defined Terms attached hereto.

     WHEREAS, the Boards of Directors of each of Parent, Acquisition Sub and the Company have determined that it is in the best interests of their respective stockholders for Parent to acquire Eighty-Percent (80%) of the Company upon the terms and subject to the conditions set forth herein;

     WHEREAS, in furtherance of such acquisition, the Boards of Directors of each of Parent, Acquisition Sub and the Company have duly approved and adopted this Agreement and Plan of Reorganization (this "Agreement"), the Agreement and Plan of Merger in substantially the form of Exhibit A attached hereto (the
                                            ---------
"Agreement of Merger") and the proposed merger of Acquisition Sub with and into the Company in accordance with this Agreement, the Agreement of Merger, the Delaware General Corporation Law (the "Delaware Statute") and the New York Business Corporation Law (the "New York Statute"), whereby, among other things, the Acquisition Sub shall be merged with and into the Company, and all of the issued and outstanding shares of Common Stock, no par value, of the Company (the "Company Common Stock") (other than shares held by Dissenting Stockholders (as defined herein)), will be exchanged, cancelled and/or converted into the consideration set forth and described in Article II hereof and in the Agreement of Merger, upon the terms and subject to the conditions set forth in this Agreement and the Agreement of Merger; and

     WHEREAS, as a condition to the willingness of, and as an inducement to, Parent and Acquisition Sub to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, the Company, the Stockholders and/or certain other parties are entering into the Related Agreements (other than the Escrow Agreement (which is not being executed or delivered until the Closing)).

     NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the Agreement of Merger and the representations, warranties, covenants, agreements, conditions and promises contained herein and therein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I

                                    GENERAL

     1.1  The Merger.  In accordance with the provisions of this Agreement, the
          ----------
Agreement of Merger, the Delaware Statute and the New York Statute, Acquisition Sub shall be merged with and into the Company (the "Merger"), with the Company being, at and after the Effective Time, the surviving entity (sometimes hereinafter referred to as the "Surviving Corporation"). Acquisition Sub and the Company are sometimes hereinafter referred to as the "Constituent Corporations."

     1.2  The Effective Time of the Merger.  Subject to the provisions of this
          --------------------------------
Agreement, the Agreement of Merger shall be executed and verified by each of the Constituent Corporations, a certificate of merger shall be executed, delivered to and filed with the Secretary of State of the State of Delaware in the manner provided in the Delaware Statute (the "Delaware Certificate") and a certificate of merger shall be executed, delivered to and filed with the Secretary of State of the State of New York in the manner provided in the New York Statute (the "New York Certificate"). The Merger shall become effective (the "Effective Time") upon the filing of the New York Certificate with the Secretary of State of the State of New York.

     1.3  Effect of Merger.  At the Effective Time the separate existence of
          ----------------
Acquisition Sub shall cease and Acquisition Sub shall be merged with and into the Surviving Corporation, and the Surviving Corporation shall succeed, without other transfer, to all rights and property of each of the Constituent Corporations and shall be subject to all the debts and liabilities of the Constituent Corporations in the same manner as if the Surviving Corporation had itself incurred them, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations as provided in the Delaware Statute or the New York Statute, as applicable.

     1.4  Charter, By-laws Directors and Officers of the Surviving Corporation.
          --------------------------------------------------------------------
From and after the Effective Time, (a) the Certificate of Incorporation of the Company, as amended to read in its entirety as set forth in Exhibit B-1 attached
                                                            -----------
hereto, shall be the Certificate of Incorporation of the Surviving Corporation, unless and until altered, amended or repealed as provided in the New York Statute, (b) the by-laws of the Company, as amended to read in its entirety as set forth in Exhibit B-2 attached hereto, shall be the by-laws of the Surviving
             -----------
Corporation, unless and until altered, amended or repealed as provided in the New York Statute, the Certificate of Incorporation of the Surviving Corporation or such by-laws, (c) the directors of the Surviving Corporation shall be the persons listed in Exhibit C attached hereto, unless and until removed, or until
                  ---------
their respective terms of office shall have expired, in accordance with the New York Statute, the Certificate of Incorporation and the by-laws of the Surviving Corporation, as applicable and (d) the officers of the Surviving Corporation shall be the persons listed in Exhibit D attached hereto, unless and until
                               ---------
removed, or until their respective terms of office shall have expired, in accordance with the New York Statute, the Certificate of Incorporation and the by-laws of the Surviving Corporation, as applicable.

     1.5  Taking of Necessary Action.  Prior to the Effective Time, the parties
          --------------------------
hereto shall do or cause to be done all such acts and things as may be necessary or appropriate in order to effectuate the Merger as expeditiously as reasonably practicable, in accordance with this Agreement, the Agreement of Merger, the Delaware Statute and the New York Statute.

     1.6  Closing.  Unless this Agreement shall have been terminated and the
          -------
transactions contemplated by this Agreement abandoned pursuant to the provisions of Article IX, and subject to the provisions of Article V, the closing of the
   ----------                                   ---------
Merger (the "Closing") will take place at 10:00 a.m. (Eastern time) on a date (the "Closing Date") to be mutually agreed upon by the parties, which date shall be not later than the third Business Day after all the conditions set forth in

Article VI shall have been satisfied (or waived in accordance with Section
----------
10.10, to the extent the same may be waived), unless another date is agreed to in writing by the parties. The Closing shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts, 02111, unless another place is agreed to in writing by the parties. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks are permitted to close in the City and State of New York.

                                  ARTICLE II

  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
                           EXCHANGE OF CERTIFICATES

     2.1  Total Consideration; Effect on Capital Stock.  At the Effective Time,
          --------------------------------------------
subject and pursuant to the terms and conditions of this Agreement and the Agreement of Merger, by virtue of the Merger and without any action on the part of the Constituent Corporations or the holders of the capital stock of the Constituent Corporations:

          (a)  Capital Stock of Acquisition Sub.  Each issued and outstanding
               --------------------------------
share of common stock, $.01 par value per share, of Acquisition Sub shall be converted into eight (8) shares of common stock, no par value, of the Surviving Corporation ("Survivor Common Stock"), and Parent shall have the right to receive at the Effective Time a certificate or certificates representing the aggregate number of shares of Survivor Common Stock receivable by it pursuant to this Section 2.1(a).

          (b)  Cancellation of Certain Shares of Company Common Stock.  Each
               ------------------------------------------------------
share of Company Common Stock that is (i) owned by the Company as treasury stock, (ii) authorized but unissued, (iii) owned by any subsidiary of the Company or (iv) owned by Parent or any subsidiary of Parent, shall be canceled and no Survivor Common Stock or other consideration shall be delivered in exchange therefor. As used herein, "subsidiary" means any corporation, partnership, joint venture, limited liability company or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be, (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporate or other legal entity.

     (c)  Conversion of Company Common Stock.
          ----------------------------------

          (i) Subject to Section 2.2, each share of Company Common Stock issued and outstanding at the Effective Time and owned of record and beneficially by each of the Management Stockholders, namely one hundred and eighty (180) shares of Company Common Stock in the aggregate, including all accrued and unpaid dividends thereon, shall be exchanged and converted automatically into the right to receive:

               (A) immediately available United States funds payable by the Parent to each Management Stockholder of such shares of the Company Common Stock in the amount of Six Thousand Eight Hundred Ninety Nine Dollars and Eight Hundred Seventy Five One Thousandths of a Cent ($6,899.875) (the "Per Share Cash Payment");

               (B) immediately available United States funds payable by the Parent to each Management Stockholder of such shares of the Company Common Stock in an amount not to exceed One Thousand Two Hundred Twenty Five Dollars and One Hundred Twenty Five One Thousandths of a Cent ($1,225.125) (the "Per Share Escrow Amount"), subject to the terms of the Escrow Agreement to be executed at the time of the Closing; and

               (C) one and one thousand one hundred and eleven ten thousandths (1.1111) of a share of Survivor Common Stock (each a "Merger Share" and collectively, with each other Merger Share issued pursuant to this Section 2.1(c)(i)(C), the "Merger Shares"); provided, however, that no Management Stockholder shall own any fraction of a Merger Share, and the number of Merger Shares that each Management Stockholder shall hold at the Effective Time as a result of the conversion and exchange herein described shall be the number of Merger Shares set forth opposite the name of such Management Stockholder on
Schedule IA attached hereto.
-----------

          (ii) Subject to Section 2.2, each share of Company Common Stock issued and outstanding at the Effective Time and owned of record and beneficially by each of Donald R. Garvey and Homer Boynton (each a "Non-Management Stockholder," collectively, the "Non-Management Stockholders" and together with the Management Stockholders, the "Stockholders"), namely twenty (20) shares of Company Common Stock in the aggregate, including all accrued and unpaid dividends thereon, shall be exchanged and converted automatically into the right to receive:

               (A) the Per Share Cash Payment; and

               (B) the Per Share Escrow Amount, subject to the terms of the Escrow Agreement to be executed at the time of the Closing. Neither Non-Management Stockholder shall receive any Merger Shares in exchange for any of the shares of Company Common Stock held immediately prior to the Effective Time by such Non-Management Stockholder.

     As of the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto. The Escrow Agreement shall provide for the deposit by the Parent with the Escrow Agent of the aggregate Per Share Escrow Amount in the amount of Two Hundred Forty Five Thousand Twenty Five Dollars ($245,025) (the "Escrow Funds") payable pursuant to this Section 2.1(c) hereof for the purposes set forth in Section 7.4 hereof, as well as any other purposes set forth in the Escrow Agreement.

          (d)  Shares of Dissenting Stockholders.
               ---------------------------------

               (i) If provided for under the New York Statute, notwithstanding any other provision of this Agreement to the contrary, each share of Company Common Stock that is outstanding immediately prior to the Effective Time and which is held by stockholders (each, a "Dissenting Stockholder") who shall not have voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for each such share in accordance with the New York Statute and who shall not have withdrawn such demand or otherwise have forfeited appraisal rights (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Per Share Cash Payment, the Per Share Escrow Amount or, if applicable, a Merger Share. Each Dissenting Stockholder shall be entitled to receive payment of the appraised value of each Dissenting Share held by them in accordance with the provisions of the New York Statute, except that all Dissenting Shares held by Dissenting Stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Dissenting Shares under the New York Statute shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the aggregate Per Share Cash Payment, the aggregate Per Share Escrow Amount and the Merger Shares, if any, receivable pursuant to Section 2.1(c) hereof, upon surrender, in the manner provided in
Section 2.2, of the stock certificate(s) that formerly evidenced such Dissenting Shares.

               (ii) The Company shall give Parent (A) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to the New York Statute and received by the Company and (B) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the New York Statute. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal, or offer to settle, or settle, any such demands.

          (e)  Performance Consideration.  In addition to the consideration set
               -------------------------
forth in Section 2.1(c)(i) above, the Stockholders shall have the right to receive in the aggregate, on March 31, 2002 and after Parent has filed its Form 10-Q with the Securities and Exchange Commission for the fiscal quarter ended December 31, 2001, an amount (the "Performance Payment") of then immediately available United States funds from the Parent equal to:

               (i) the product of seventy-five percent (75%) multiplied by the sum of:

               (A) One Million Sixty Six Thousand Four Hundred Forty Four Dollars ($1,066,444); plus

               (B) six (6) multiplied by the Company's and the Surviving Corporation's EBITDA for the year ended December 31, 2000 and the product thereof divided by three (3); plus

               (C) six (6) multiplied by the first Six Hundred Thousand Dollars ($600,000) of the Surviving Corporation's EBITDA for the year ended December 31, 2001 and the product thereof divided by three (3) PLUS four (4) multiplied by the Company's EBITDA in excess of Six Hundred Thousand Dollars ($600,000), if any, for the year ended December 31, 2001 and the product thereof divided by three (3); MINUS

          (ii) One Million Six Hundred Twenty Five Thousand Dollars
($1,625,000);

provided, however, that the Performance Payment shall not be less than Zero Dollars ($0) nor greater than Two Million Two Hundred Seventy Five Thousand Dollars ($2,275,000). By way of example, and without limiting the foregoing, if the Company's and/or the Surviving Corporation's EBITDA for the periods described above is as follows:

                    December 31, 2000        $1,000,000
                    December 31, 2001        $1,000,000

the Performance Payment in such case would equal One Million Nine Hundred Seventy Four Thousand Eight Hundred Thirty Three Dollars ($1,974,833), calculated as follows:

     $1,066,444 + (6 X $1,000,000/3) + (6 X $600,000/3 + 4 X $400,000/3) =
     $4,799,977 X 75% = $3,599,833 - $1,625,000 = $1,974,833.

     The Performance Payment, if any, shall be paid in accordance with this
Section 2.1(e) and Section 7.5 hereof and distributed ratably amongst the Stockholders in an amount to each Stockholder equal to the product of the Performance Payment and such Stockholder's percentage ownership of the Company immediately prior to the Effective Time as indicated in Schedule IB attached
                                                        -----------
hereto.

     For purposes of this Section 2.1(e) and Section 7.5 hereof, the term "EBITDA" shall mean, for any period, Net Income (as defined below) of the applicable entity for such period after (A) restoring thereto amounts deducted for (u) depreciation and amortization, (v) Taxes, (w) interest expense and (x) if applicable, any charges incurred as a result of the purchase or acquisition of an entity merged or consolidated into such entity, and (B) in the case of Net Income for the year ended December 31, 2000 only, (y) restoring thereto (1) Thirty Five Thousand Five Hundred Sixty Five Dollars ($35,565) and (2) fees in excess $20,000 and not paid by Parent pursuant to Section 10.1 hereof incurred by the Company and assessed by the

Company Accountants for services rendered by the Company Accountants in restating the Company Financial Statements pursuant to Section 6.2(v) hereof, which the parties agree is the aggregate amount of non-recurring expenses that shall be incurred by the Company and the Surviving Corporation for such year and
(z) deducting therefrom Three Hundred Seventy Thousand Six Hundred Twenty Two Dollars ($370,622), which the parties agree is the aggregate dollar amount that shall be credited to such year resulting from timing delays in revenue recognition from 1999 occurring as a result of recognizing Company revenue in accordance with SOP 97-2 and Staff Accounting Bulletin 101. "Net Income" means the consolidated net income of the applicable entity for the period in question determined in accordance with GAAP (including revenue recognition in accordance with SOP 97-2 and Staff Accounting Bulletin 101) on a consolidated basis with inventory valued on a first in first out basis, adjusted to exclude as expenses or income, as applicable, any (i) administration or overhead expenses allocated from, or income derived from, Parent, (ii) any non-recurring expense items incurred at the request of Parent, and any non-recurring income items derived from Parent, not specifically related to the then current business of the Surviving Corporation, and (iii) any non-recurring expense items incurred at the request of Parent, and any non-recurring income items derived from Parent, specific to other business ventures of Parent.

     2.2  Exchange of Certificates.
          ------------------------

          (a)    Procedure for Exchange.
                 ----------------------

                 (i) Upon receipt by the counsel to Parent at or after the Effective Time from a Management Stockholder of (A) a surrendered certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (each a "Company Certificate"),
(B) an executed letter of transmittal, in which, among other things, such Management Stockholder agrees to be bound by Section 7.2(b) and Section 7.6 and any other applicable restrictions on transfer of the Merger Shares, (C) two (2) stock powers duly executed in blank and (D) such other documents as may be reasonably required by the Surviving Corporation, such Management Stockholder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of Merger Shares that such Management Stockholder has the right to receive pursuant to Section 2.1(c) with respect to such Company Certificate upon its cancellation, together with the aggregate Per Share Cash Payment such Management Stockholder has the right to receive pursuant to Section 2.1(c).

                 (ii) Upon receipt by the counsel to Parent at or after the Effective Time from a Non-Management Stockholder of (A) a surrendered Company Certificate, (B) an executed letter of transmittal, (C) two (2) stock powers duly executed in blank and (D) such other documents as may be reasonably required by the Surviving Corporation, such Non-Management Stockholder shall be entitled to receive in exchange therefor the aggregate Per Share Cash Payment such Non-Management Stockholder has the right to receive pursuant to Section 2.1(c).

                 (b)  No Further Ownership Rights in Company Common Stock.  The
                      ---------------------------------------------------
consideration paid upon the surrender for exchange of shares of Company Common Stock in accordance with the terms of this Article II, shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. If, after the Effective Time, any Company Certificate is presented to the Surviving Corporation, such Company Certificate shall be canceled and exchanged as provided in this Article II.

          (c)  No Liability.  Neither Parent, Acquisition Sub nor the Company
               ------------
shall be liable to any holder of shares of Company Common Stock for Merger Shares (or dividends or distributions with respect thereto) to be issued, or any portion of the aggregate Per Share Cash Payment or the aggregate Per Share Escrow Amount to be paid, in accordance with Section 2.1 above, in exchange for Company Common Stock pursuant to this Section 2.2, if, on or after the expiration of six (6) months following the Effective Time, such shares are delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (d)  Lost, Stolen or Destroyed Company Certificates.  In the event any
               ----------------------------------------------
any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit to that effect by the person claiming such Company Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such amount as the Surviving Corporation may reasonably direct as indemnity against any claim that may be made against it with respect to such Company Certificate, the Surviving Corporation or the Parent, as applicable, will issue and pay in exchange for such lost, stolen or destroyed Company Certificate, the aggregate number of Merger Shares, if any, the aggregate Per Share Cash Payment and the aggregate Per Share Escrow Amount (subject to the terms of the Escrow Agreement) deliverable in accordance with Section 2.1(c) above in respect of the shares of Company Common Stock represented thereby pursuant to this Agreement.

     2.3  Authorization of the Merger, this Agreement and the Agreement of
          ----------------------------------------------------------------
Merger.  In the event the Merger shall be approved by the Stockholders, as
------
required by the New York Statute and as contemplated by this Agreement, such approval shall constitute approval and ratification by the stockholders of the Company of the (i) Merger, as required by the New York Statute, and (ii) provisions of this Agreement and the Agreement of Merger.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

     3.1  Representations and Warranties of the Company and the Management
          ----------------------------------------------------------------
Stockholders.  The Company and each Management Stockholder represents and
------------
warrants, jointly and severally, to Parent and Acquisition Sub that, except as disclosed in the Disclosure Schedule attached hereto as Schedule II (which
                                                        -----------
disclosure schedule shall contain specific references to the representations and warranties to which the disclosures contained therein relate and an item on such disclosure schedule shall be deemed to qualify only the particular subsection or subsections specified for such item) (the "Company Disclosure Schedule") (for purposes of this Article III, unless the context otherwise requires, the term
                 -----------
Company shall mean and include the Company Safe Passage International Limited, a corporation organized and existing under the laws of England and Wales ("Safe Ltd.") and CERTRAC, Inc., a New York corporation ("Certrac")):

          (a)  Organization; Good Standing; Qualification and Power.  The
               ----------------------------------------------------
Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, Safe Ltd. is a corporation duly organized, validly existing and in good standing under the laws of England and Wales, and Certrac is a corporation duly organized, validly existing and in good standing under the laws of the State of New York (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and as proposed to be conducted, to enter into this Agreement, the Agreement of Merger and the Related Agreements (as defined below) to which the Company is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby and (iii) is duly qualified and in good standing to do business in those jurisdictions listed in Section 3.1(a) of the Company Disclosure Schedule and in all other jurisdictions where the failure to be so qualified and in good standing would have a material adverse effect on the Company or its business, properties, condition (financial or otherwise), assets, Liabilities, operations, results of operations, prospects or affairs (a "Company Material Adverse Effect"). The Company has delivered to Parent a true and complete copy of its Certificate of Incorporation, as amended to the date hereof (the "Charter"), and of its by-laws, as amended to the date hereof (the "By-laws"). The Company has caused Safe Ltd. to deliver to Parent a true and complete copy of its Memorandum of Association, as amended to the date hereof (the "Memorandum") and its Articles of Association, as amended to the date hereof (the "Articles"). The Company has caused Certrac to deliver to Parent a true and complete copy of its Certificate of Incorporation, as amended to the date hereof (the "Certrac Charter"), and of its by-laws, as amended to the date hereof (the "Certrac By-laws").

          (b) Subsidiaries; Equity Investments.  Except as set forth in Section
               --------------------------------
3.1(b) of the Company Disclosure Schedule, the Company has never had, nor does it currently have, any subsidiaries, nor has it ever owned, nor does it currently own, any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture or other entity. Except as set forth in Section 3.1(b) of the Company Disclosure Schedule, there are no options, warrants, rights, calls, commitments or agreements of any character to which the Company is a party or by which it is bound calling for the issuance of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, any such capital stock, or other arrangement to acquire, at any time or under any circumstance, capital stock of the Company or any such other securities (each such right, hereinafter a "Company Option").

          (c)  Capital Stock; Securities.  (i) The authorized capital stock of
               -------------------------
the Company consists of 200 shares of Company Common Stock, of which 200 shares are issued and outstanding. All outstanding shares of Company Common Stock are duly authorized, validly issued and outstanding, fully paid and non-assessable and not subject to preemptive rights created by statute, the Charter or By-laws or any agreement to which the Company is a party or by which it is bound. The authorized capital stock of Safe Ltd. consists of 1,000 ordinary shares, par value one pound per share ("Ordinary Shares") of which one share is issued and outstanding. All outstanding Ordinary Shares of Safe Ltd. are duly authorized, validly issued and outstanding, fully paid and non-assessable, are owned by the Company and are not subject to preemptive rights created by statute, the Memorandum, the Articles or any agreement to which Safe Ltd. is a party or by which it is bound. The authorized capital stock of Certrac consists of 200 shares of common stock, no par value ("Certrac Shares"), of which 40 shares are issued and outstanding. All outstanding Certrac Shares are duly authorized, validly issued and outstanding, fully paid and non-assessable, are not subject to preemptive rights created by statute, the Certrac Charter or Certrac By-laws or any agreement to which Certrac is a party or by which it is bound. Fifty percent (50%) of the outstanding Certrac Shares is owned by the Company. Schedule IIA attached hereto sets forth a true and
                      ------------
complete list of the holders of record shares of Company Common Stock, their addresses, and the number of such shares owned of record and beneficially by each such holder. Section 3.1(c) of the Company Disclosure Schedule sets forth a true and complete list of holders of any Company Option outstanding as of the date hereof, including the name and address of record of each holder thereof, the number of shares of Company Common Stock, Ordinary Shares or Certrac Shares, as applicable, subject to each such Company Option, the per share exercise price for each such Company Option, the nature and type of such Company Option, the grant date of each such Company Option, the employee stock plan pursuant to which such Company Option was granted, if any, and the vesting schedule and vesting acceleration provisions, if any, applicable thereto. All outstanding shares of Company Common Stock, Ordinary Shares and Certrac Shares and outstanding Company Options were issued in compliance with all applicable securities laws. The holders of the Company Common Stock and Company Options have been or will be properly given, or shall have properly waived, any required notice prior to the Merger, and all such rights will be terminated at or prior to the Effective Time.

          (ii) Except as set forth in this Section 3.1(c), there are no equity securities of any class or series of the Company, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in this Section 3.1(c), there are no options, warrants, equity securities, calls, rights, commitments, convertible debt instruments, transfer restrictions or agreements, instruments or understandings (whether written or oral, formal or informal) of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, or share capital, as applicable, of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment, instrument, restriction, understanding or agreement. Except as provided in this Agreement or any transaction contemplated hereby, there are no voting trusts, proxies or other agreements or understandings with respect to the voting, transfer or disposition of the shares of capital stock, or share capital, as applicable, of the Company.

          (iii) Neither the consummation of the transactions contemplated by this Agreement or the Related Agreements nor any action taken by the Company in connection with such transactions will result in (A) any acceleration of vesting in favor of any holder of any Company Option; or (B) any additional benefits for any holder of any Company Option.

     (d)  Authority; No Consents.  The execution, delivery and performance by
          ----------------------
the Company of this Agreement, the Agreement of Merger and the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company; and this Agreement and the Related Agreements to which it is a party have been, and the Agreement of Merger when executed and delivered by the Company will be, duly and validly executed and delivered by the Company, and this Agreement and the Related Agreements to which it is a party are the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, and the Agreement of Merger when executed and delivered by the Company will be enforceable against the Company in accordance with its terms, except (1) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally or by equitable principles and (2) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. Neither the execution, delivery and performance of this Agreement, the Related Agreements to which it is a party or the Agreement of Merger nor the consummation by the Company of the transactions contemplated hereby or thereby nor compliance by the Company with any provision hereof or thereof will in any material respect (i) conflict with, (ii) result in any violation of, (iii) cause a default under (with or without due notice, lapse of time or both), (iv) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under or (v) result in the creation of any Encumbrance on or against any assets, rights or property of the Company under any term, condition or provision of (A) any instrument or agreement to which the Company is a party, or by which the Company or any of its properties, assets or rights may be bound, (B) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to the Company or any of its properties, assets or rights, (C) the Charter or By-laws or (D) the Certrac Charter, the Certrac By-laws, the Memorandum or the Articles. Except as set forth in Section 3.1(d) of the Company Disclosure Schedule, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by the Company of this Agreement, the Agreement of Merger or the Related Agreements or the consummation by the Company of the transactions contemplated hereby or thereby, except for (1) the filing of the Delaware Certificate with the Secretary of State of the State of Delaware and the New York Certificate with the Secretary of State of the State of New York and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (2) such other consents, waivers, authorizations, filings, approvals and registrations which if not obtained or made would not have a Company Material Adverse Effect, a material adverse effect on Safe Ltd. or its business, properties, condition (financial or otherwise), assets, Liabilities, operations, results of operations, prospects or affairs (a "Safe Ltd. Material Adverse Effect"), a material adverse effect on Certrac or its business, properties, condition (financial or otherwise), assets, Liabilities, operations, results of operations, prospects or affairs (a "Certrac Material Adverse Effect") or materially impair the ability of the Company and the Management Stockholders to consummate the transactions contemplated by this Agreement or the Agreement of Merger, including, without limitation, the Merger.

          (e)  Financial Information.    (i) The Company, Safe Ltd. and Certrac
               ---------------------
have each previously delivered to Parent the following financial statements (collectively, the "Company Financial Statements"):

               (A) the unaudited balance sheets of the Company and of Safe Ltd. as at July 31, 2000 (the "Interim Balance Sheets"), the related statements of income, cash flow and shareholders' equity of the Company and Safe Ltd. for the seven-month period then ended, prepared by the Company (the "Interim Financial Statements") and a bank statement of Certrac dated August _____, 2000;

               (B) the audited balance sheets of the Company and of Safe Ltd. as at December 31, 1999 (the "Audited Balance Sheets"; and the date thereof being the "Audited Balance Sheet Date"), and the related audited statements of income, cash flow and shareholders' equity for the year then ended (including complete footnotes thereto), certified, in the case of the Company's Audited Balance Sheets, by Eldredge, Fox & Porretti, LLP, the Company's independent public accountants (the "Company Accountants"), and accompanied by a copy of such auditor's report, and certified, in the case of Safe Ltd.'s Audited Balance Sheets, by Lovett's, Safe Ltd.'s independent public accountants (the "Accountants of Safe Ltd."), and accompanied by a copy of such auditor's report; and

               (C) the audited balance sheets of the Company and of Safe Ltd. as at December 31, 1998 and 1997, and the related audited statements of income, cash flow and shareholders' equity for the years then ended (including complete footnotes thereto), certified, in the case of the Company, by the Company Accountants, and accompanied by a copy of such auditor's report, and certified, in the case of Safe Ltd., by the Accountants of Safe Ltd., and accompanied by a copy of such auditor's report.

          (ii) The Financial Statements (A) are in accordance with the books and records of the Company, Safe Ltd. or Certrac, as applicable, (B) fairly present the financial condition of the entity to which they apply as at the respective dates indicated and the results of operations of such entity for the respective periods indicated and (C) with respect to the Financial Statements of the Company, have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), except as indicated therein and, in the case of the Interim Financial Statements of the Company, for the absence of complete footnote disclosure as required by GAAP and subject, in the case of the Interim Financial Statements, to changes resulting from normal year-end audit adjustments, which adjustments shall not in any event result in a material adverse change to any item of revenue or expense.

          (f)  Absence of Undisclosed Liabilities.  Except as set forth in
               ----------------------------------
Section 3.1(f) of the Company Disclosure Schedule, at the Audited Balance Sheet Date, with respect to the Audited Balance Sheets, and at July 31, 2000, with respect to the Interim Balance Sheets, respectively, the Company had no liability or obligation of any nature (whether known or unknown, matured or unmatured, fixed or contingent, secured or unsecured, accrued, absolute or otherwise (a "Liability")) required to be set forth on either of the Audited Balance Sheets or the Interim Balance Sheets, respectively, in order for the applicable Audited Balance Sheet and the applicable Interim Balance Sheet, respectively, to fairly present the financial condition of the Company at the respective dates thereof in accordance with GAAP, which was not provided for or disclosed thereon, and all liability reserves established by the Company and set forth thereon were adequate for all such Liabilities at the respective dates thereof. There were no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March, 1975 ("FAS No. 5")) which were not adequately provided for on the Audited Balance Sheet of the Company and the Interim Balance Sheet of the Company, respectively, as required by FAS No. 5.

          (g)  Absence of Changes.  Since the Audited Balance Sheet Date, the
               ------------------
Company has been operated in the ordinary course, consistent with past practice, and, except as set forth in Sections 3.1(g)(ix), 3.1(g)(xi) and 3.1(g)(xix) of the Company Disclosure Schedule, there has not been:

               (i) any Company Material Adverse Effect, Safe Ltd. Material Adverse Effect or Certrac Material Adverse Effect;

               (ii) any damage, destruction or loss, whether or not covered by insurance, having or which could have a Company Material Adverse Effect, a Safe Ltd. Material Adverse Effect or a Certrac Material Adverse Effect;

               (iii) any Liability created, assumed, guaranteed or incurred, or any material transaction, contract or commitment entered into, by the Company, other than the license, sale or transfer of the Company's products to customers in the ordinary course of business;

               (iv) any payment, discharge or satisfaction of any material Encumbrance or Liability by the Company or any cancellation by the Company of any material debts or claims or any amendment, termination or waiver of any rights of material value to the Company;

               (v) any declaration, setting aside or payment of any dividend or other distribution of any assets of any kind whatsoever with respect to any equity securities of the Company, or any direct or indirect redemption, purchase or other acquisition of any such equity securities of the Company, except for the contribution of the Ordinary Shares and the Certrac Shares owned by the Management Stockholders to be contributed to the Company as contemplated herein;

              (vi) any stock split, reverse stock split, combination, reclassification or recapitalization of any Company Common Stock, or any issuance of any other security in respect of or in exchange for, any shares of Company Common Stock;

              (vii) any issuance by the Company of any shares of its equity or any debt security or securities, rights, options or warrants convertible into or exercisable or exchangeable for any equity or debt security (other than Company Options);

          (viii) any license, sale, transfer, pledge, mortgage or other disposition of any material tangible or intangible asset (including any Intellectual Property Rights) of the Company, other than in the ordinary course of business;

          (ix) any termination of, or written indication of an intention to terminate or not renew, any material contract, license, commitment or other agreement between the Company and any other person;

          (x) any material write-down or write-up of the value of any asset of the Company, or any material write-off of any accounts receivable or notes receivable of the Company or any portion thereof;

          (xi) any increase in or modification of compensation payable or to become payable to (A) any director or officer of the Company or (B) any employee of the Company other than in the ordinary course of business, or the entering into of any employment contract with any officer or employee;

          (xii) any increase in or modification or acceleration of any benefits payable or to become payable under any bonus, pension, severance, insurance or other benefit plan, payment or arrangement made to, for or with any director, officer, employee, consultant or agent of the Company;

          (xiii) any loan, advance or capital contribution to or investment in any person or the engagement in any transaction with any employee, officer, director or securityholder of the Company, other than advances to employees in the ordinary course of business for travel and similar business expenses;

          (xiv) any change in the accounting methods or practices followed by the Company or any change in depreciation or amortization policies or rates theretofore adopted;

          (xv) any change in the manner in which the Company extends discounts or credit to customers or otherwise deals with customers;

          (xvi) any termination of employment of any officer or key employee of the Company or any expression of intention by any officer or key employee of the Company to resign from such office or employment with the Company;

          (xvii) any amendments or changes in the Charter, Memorandum, Articles, By-laws, Certrac Charter or Certrac By-laws;

          (xviii) any labor dispute or any union organizing campaign;

          (xix) the commencement of any litigation or other action by or against the Company; or

          (xx) any agreement, understanding, authorization or proposal, whether in writing or otherwise, for the Company to take any of the actions specified in items (i) through (xix) above.

          (h)  Tax Matters.  The Company and each other corporation (if any)
               -----------
included in any consolidated or combined tax return in which the Company has been included (i) have filed and will file, in a timely and proper manner, consistent with applicable laws, all Federal, state, local and other Tax returns and Tax reports required to be filed by them through the Closing Date (the "Company Returns") with the appropriate governmental agencies in all jurisdictions in which Company Returns are required to be filed and, except as set forth in Section 3.1(h) of the Company Disclosure Schedule, have timely paid or will timely pay all amounts shown thereon to be due; (ii) have paid and shall timely pay all Taxes of the Company (or such other corporation) required to have been paid by the Company (or such other corporation) on or before the Closing Date; and (iii) currently are not the beneficiary of an extension of time within which to file any Tax return or Tax report. All such Company Returns were and will be correct and complete at the time of filing. All Taxes of the Company attributable to all taxable periods ending on or before the Closing Date, to the extent not required to have been previously paid, have been adequately provided for on the applicable Audited Balance Sheet and the applicable Interim Balance Sheet (as appropriate) and the Company will not accrue a Tax Liability from the Audited Balance Sheet Date up to and including the Closing Date, other than a Tax Liability accrued in the ordinary course of business. The Company has not been notified by the Internal Revenue Service or any state, local or foreign taxing authority that any issues have been raised (and are currently pending) in connection with any Company Return, and no waivers of statutes of limitations have been given with respect to the Company that are still in effect. Except as contested in good faith and disclosed in Section 3.1(h) of the Company Disclosure Schedule, any deficiencies asserted or assessments (including interest and penalties) made as a result of any examination by the Internal Revenue Service or by any other taxing authority of any Company Return have been fully paid or are adequately provided for on the applicable Audited Balance Sheet and the applicable Interim Balance Sheet (as appropriate) and the Company has received no notification that any proposed additional Taxes have been asserted. The Company (A) has not made an election to be treated as a "consenting corporation" under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), (B) is not a "personal holding company" within the meaning of Section 542 of the Code and (C) has not been a United States real property holding corporation within the meaning of Section 897(c) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company has not agreed to, nor is it required to, make any adjustment under
Section 481(a) of the Code by reason of a change in accounting method or otherwise. The Company will not incur a Tax Liability resulting from the Company ceasing to be a member of a consolidated or combined group that had previously filed consolidated, combined or unitary Tax returns.

     As used in this Agreement, "Tax" means any of the Taxes and "Taxes" means, with respect to any entity, (1) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such entity and (2) any liability for the payment of any amount of the type described in the immediately preceding clause (1) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another entity or a member of an affiliated or combined group.

          (i)  Title to Assets, Properties and Rights and Related Matters.  The
               ----------------------------------------------------------
Company has good and valid title to all assets, properties and interests in properties, real, personal or mixed, reflected, respectively, on the Audited Balance Sheets and/or the Interim Balance Sheets or acquired after the Audited Balance Sheet Date (except (i) inventory or other property sold or otherwise disposed of since the Audited Balance Sheet Date, or July 31, 2000, as the case may be, in the ordinary course of business and (ii) accounts receivable and notes receivable paid in full subsequent to the Audited Balance Sheet Date, or July 31, 2000, as the case may be), or not so reflected therein but used or useful in the conduct or operation of the Company's business, free and clear of all Encumbrances, of any kind or character, except for (A) those Encumbrances set forth in Section 3.1(i) of the Company Disclosure Schedule, (B) liens for current Taxes not yet due and payable and (C) statutory or other mechanics and materialmen's liens. The assets, properties and interests in properties of the Company are in good operating condition and repair in all material respects (ordinary wear and tear excepted). The assets, properties and interests in properties of the Company to be owned, leased or licensed by the Surviving Corporation at the Effective Time shall include all assets, properties and interests in properties (real, personal and mixed, tangible and intangible) and all rights, leases, licenses and other agreements necessary to enable the Surviving Corporation to carry on the business of the Company as presently conducted by the Company or as proposed to be conducted. As used herein, the term "Encumbrances" shall mean and include security interests, mortgages, liens, pledges, guarantees, charges, easements, reservations, restrictions, clouds on title, equities, rights of way, options, rights of first refusal and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

          (j)  Real Property.  The Company does not currently own, nor has it or
               -------------
any of its predecessors ever owned, any real property. Section 3.1(j) of the Company Disclosure Schedule contains a list and brief description of (i) all real property leased by the Company, together with all buildings and other structures and material improvements located on such real property (the "Leased Real Property"), and (ii) with respect to each lease covering the Leased Real Property (collectively, the "Leases"), (A) the name of the lessor, (B) any requirement of consent of the lessor to assignment (including assignment by way of merger or change of control), (C) the termination date of the Lease, (D) notice requirements with respect to termination, (E) the annual rental thereunder, and (F) any renewal or purchase terms thereof. The Company is the owner and holder of all the leasehold estates purported to be granted by each Lease, and all Leases are in full force and effect and constitute valid and binding obligations of the Company. The Company has made available to Parent true and complete copies of all Leases. Except as set forth in Section 3.1(j) of the Company Disclosure Schedule, all improvements included in the Leased Real Property are in good operating condition and repair in all material respects (ordinary wear and tear excepted) and there does not exist any condition which interferes with the economic value or use of such property and improvements.

     (k)  Intellectual Property.
          ---------------------

          (i) The Company has good and valid title to, and owns free and clear of all Encumbrances, has the exclusive right to use, sell, transfer, license (or sublicense), transmit, broadcast, deliver (electronically or otherwise) and dispose of, and has the right to bring actions for the infringement of, all Intellectual Property Rights necessary or required for the conduct of its business as currently conducted and as proposed to be conducted (collectively, the "Company Rights");

          (ii) The execution, delivery and performance of this Agreement, the Agreement of Merger and the Related Agreements to which the Company is a party, the consummation of the Merger and the consummation of the other transactions contemplated hereby, will not breach, violate or conflict with any instrument or agreement governing any Company Rights, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Company Right or in any way impair the right of the Company or the Surviving Corporation to use, sell, license (or sublicense), transmit, broadcast, deliver (electronically or otherwise) or dispose of, or to bring any action for the infringement of, any Company Right or portion thereof;

          (iii) There are no royalties, honoraria, fees or other payments payable by the Company to any person by reason of the ownership, use, license (or sublicense), transmission, broadcast, delivery (electronically or otherwise), sale, or disposition of the Company Rights, other than sales commissions paid in the ordinary course of business;

          (iv) Neither the manufacture, marketing, license (or sublicense), sale, transmission, delivery (electronically or otherwise), or use of any product or service currently or proposed to be licensed, sold, marketed, transmitted, broadcast, delivered (electronically or otherwise) or used by the Company or currently under development by the Company, violates any license (or sublicense) or agreement of the Company with any third party or infringes any common law or statutory rights of any other party, including, without limitation, rights relating to defamation, contractual rights, Intellectual Property Rights (other than patent infringement which shall be to the best knowledge of the Company and the Management Stockholders) and rights of privacy or publicity; nor, to the best knowledge of the Company and the Management Stockholders, is any third party infringing upon, or violating any license (or sublicense), transmission, broadcast, delivery, (electronically or otherwise) or agreement with the Company relating to, any Company Right; and there is no pending or threatened claim or litigation contesting the validity, ownership or right to use, manufacture, sell, license (or sublicense), transmit, broadcast, deliver (electronically or otherwise) or dispose of any Company Right, nor is there any basis for any such claim, nor has the Company received any notice asserting that any Company Right or the proposed use, manufacture, sale, license (or sublicense), transmission, broadcast, delivery (electronically or otherwise) or disposition thereof conflicts or will conflict with the rights of any other party, nor, is there any basis for any such assertion;

          (v) All current and past officers, employees and consultants of or to the Company have executed and delivered to and in favor of the Company an agreement, the benefits of which shall inure to the Surviving Corporation at the Effective Time, regarding the protection of confidential and proprietary information and the assignment to the Company of all Intellectual Property Rights arising from the services performed for the Company by such persons (collectively, the "Confidentiality Agreements," the form of which is attached to Section 3.1(k)(v) of the Company Disclosure Schedule). The Company has taken and will continue through the Effective Time to take all steps necessary, appropriate or desirable to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Company Rights;

          (vi) All works that were created, prepared or delivered by consultants, independent contractors or other third parties for or on behalf of the Company (including any materials and elements created, prepared or delivered by such parties in connection therewith) (A) are and shall constitute "works made for hire" specially ordered or commissioned by the Company within the meaning of United States' copyright law, or (B) all right, title and interest therein (including any materials and elements created, prepared or delivered by such parties in connection therewith) have been assigned to the Company;

          (vii) No licenses or rights have been granted by the Company, or by any employee, consultant, officer, director, agent or Affiliate of the Company or by anyone other than the foregoing, to distribute the source code of, or to use source code to create Derivative Works, of, any product currently marketed by, commercially available from or under development by the Company for which the Company possesses the source code. As used herein, "Derivative Work" shall mean a work that is based upon one or more preexisting works, such as a revision, enhancement, modification, abridgment, condensation, expansion or any other form in which such preexisting works may be recast, transformed or adapted, and which, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute a copyright infringement. For purposes herein, a "Derivative Work" shall also include any compilation that incorporates such a preexisting work as well as translations from one type of code to another;

          (viii) No person has any marketing rights to any of the Intellectual Property Rights of the Company (excluding Intellectual Property Rights licensed to the Company by third parties);

          (ix) Section 3.1(k)(ix) of the Company Disclosure Schedule sets forth, for the Intellectual Property Rights owned by the Company, a complete and accurate list of all United States and foreign (a) Patents; (b) Trademarks (including Internet domain registrations and unregistered Trademarks); and (c) Copyrights (including unregistered copyrights) indicating for each, the applicable jurisdiction, registration number (or application number), and date issued (or date filed);

          (x) All Trademarks, Patents and Copyrights are currently in compliance with all legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications with respect to Trademarks, and the payment of filing, examination and maintenance fees and proof of working or use with respect to Patents), are valid and enforceable, and are not subject to any maintenance fees or actions falling due within ninety (90) days after the Effective Time. No Trademark has been or is now involved in any cancellation and, to the knowledge of the Company, no such action is threatened with respect to any of the Trademarks. No Patent has been or is now involved in any interference, reissue, re-examination or opposing proceeding. To the knowledge of the Company, there are no potentially conflicting Trademarks or potentially interfering Patents of any third party;

          (xi) Section 3.1(k)(xi) of the Company Disclosure Schedule sets forth a complete and accurate list of all license agreements granting any right to use or practice any rights under any Intellectual Property Rights, whether the Company is the licensee or licensor thereunder and any assignments, consents, term, forbearances to sue, judgments, Orders, settlements or similar obligations relating to any Intellectual Property to which the Company is a party or otherwise bound (collectively, the "License Agreements"), indicating for each the title, the parties, date executed, whether or not it is exclusive and the Intellectual Property covered thereby. The License Agreements are valid and binding obligations of the Company, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally or by equitable principles and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by the Company under any such License Agreement;

          (xii) All Trademarks of the Company have been in continuous use by the Company. To the knowledge of the Company, there has been no prior use of such Trademarks by any third party which would confer upon said third party superior rights in such Trademarks; the Company has adequately policed the Trademarks against third party infringement; and the registered Trademarks have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates or identified in their respective pending applications; and

          (xiii) As used herein, the term "Intellectual Property Rights" shall mean all intellectual property rights worldwide, including, without limitation, trademarks, service marks, trade names, service names, URLs and Internet domain names and applications therefor (and all interest therein), designs, slogans and general intangibles of like nature, together with all goodwill related to the foregoing (including any registrations and applications for any of the foregoing) (collectively, "Trademarks"); patents (including any registrations, continuations, continuations in part, renewals and applications for any of the foregoing) (collectively, "Patents"); copyrights (including any registrations, applications and renewals for any of the foregoing (collectively, "Copyrights"); computer programs and other computer software (including, but not limited to the Software); databases; technology, trade secrets and other confidential information, know-how, proprietary technology, processes, formulae, algorithms, models, user interfaces, customer lists, inventions, source codes and object codes and methodologies, architecture, structure, display screens, layouts, development tools, instructions, templates, marketing materials, inventions, trade dress, logos and designs and all documentation and media constituting, describing or relating to the foregoing (collectively, "Trade Secrets").

          (l)  Company Software.
               ----------------

               (i) Section 3.1(l)(i) of the Company Disclosure Schedule sets forth a true and complete list and description of all software programs, systems and applications (A) designed or developed or under development by employees of the Company or by consultants on the Company's behalf including all documentation therefor (the "Owned Software") or (B) licensed by the Company from any third party or constituting "off-the-shelf" software (the "Licensed Software"), in each case that is manufactured or used by the Company in the operation of its business or marketed, licensed or sold by the Company to third parties (collectively, the "Software") and, in the case of Licensed Software,
Section 3.1(l)(i) of the Company Disclosure Schedule identifies each license agreement with respect thereto;

               (ii) All of the Owned Software are original works of authorship and are protected by the copyright laws of the United States. The Company owns all right, title and interest in and to the Owned Software, and all copyrights thereto, free and clear of any Encumbrance and has not sold, assigned, licensed, distributed or in any other way disposed of or subjected the Owned Software to any Encumbrance. None of the Owned Software incorporates, is based on or is a derivative work of any third party code that is subject to the terms of a public source license or otherwise imposes conditions on the terms and conditions under which the Owned Software may be used or distributed;

               (iii) The Licensed Software is validly held and used by the Company and may be used by the Company pursuant to the applicable license agreement with respect thereto without the consent of or notice to any third party and is fully and freely utilizable by the Surviving Corporation without the consent of or notice to any third party. All of the Company's computer hardware has validly licensed software installed therein and the Company's use thereof does not conflict with or violate, and the Surviving Corporation's use thereof will not conflict with or violate, any such license;

               (iv) The Software is free from any significant software defect, and any programming, documentation error or virus ("Bugs") not consistent with commercially reasonable industry standards acceptable for such Bugs, operates and runs in a reasonable and efficient business manner, conforms to the specifications thereof, and, with respect to the Owned Software, the applications can be compiled from their associated source code without undue burden;

               (v) The Company has not altered its data, or any Software or supporting software that may in turn damage the integrity of the data, whether stored in electronic, optical or magnetic or other form. The Company has furnished Parent with all documentation relating to the use, maintenance and operation of the Software, all of which is true, complete and accurate; and

               (vi) The Company's products, hardware, databases, firmware, embedded control systems, Owned Software and Licensed Software (including existing products Software and technology and Software and technology currently under development) used in the operation of the business as presently conducted and as proposed to be conducted have been designed, written and tested to, and will at all times (i) record, store, process, calculate, manage, manipulate and present calendar dates falling before, on and after (and if applicable, spans of time including) December 31, 1999, including, without limitation, single-century formulas and multi-century formulas and (ii) create, calculate, recognize, accept, display, store, retrieve, accent, compare, sort, manipulate, or process any information dependent on or relating to such dates or otherwise provide use of dates or date-dependent or date-related data, including, but not limited to, century recognition, day-of-the week recognition, leap years, date values and interfaces of date functionalities, without loss of accuracy, functionality, data integrity and performance and will provide that all date-related data and user interface functionalities and data fields include the indication of century (collectively, "Year 2000 Compliant"). Section 3.1(l)(vi) of the Company Disclosure Schedule describes all software, hardware, databases or embedded control systems not owned or developed by the Company that is or are licensed for or otherwise used by the Company in the operation of its business as presently conducted and as proposed to be conducted and the nature and extent of the Company's knowledge and inquiry regarding the degree to which all such hardware, software, databases or embedded control systems are Year 2000 Compliant.

          (m)  Agreements, Etc.  Section 3.1(m) of the Company Disclosure
               ----------------
Schedule sets forth a true and complete list of all written or oral contracts, agreements and other instruments not made in the ordinary course of business to which the Company is a party, or made in the ordinary course of business and referred to in clauses (i) through (xviii) of this Section 3.1(m). Except as set forth in Section 3.1(m) of the Company Disclosure Schedule, the Company is not a party to any agreement, arrangement or understanding, whether written or oral, formal or informal, relating to:

               (i) agreements for the development, modification or enhancement of computer software or multimedia products;

               (ii) any material distributorship, dealer, sales, advertising, agency, manufacturer's representative, franchise or similar contract or relationship or any other contract relating to the payment of a commission or other fee calculated as or by reference to a percentage of the profits or revenues of the Company or of any business segment of the Company;

               (iii) any joint venture, partnership or other agreement or arrangement for the sharing of profits;

               (iv) any collective bargaining contract or other contract with or commitment to any labor union;

          (v) the future purchase, sale or license of products, material, supplies, equipment or services requiring payments to or from the Company in an amount in excess of $10,000 per annum, which agreement, arrangement or understanding is not terminable on 30 days' notice without cost or other liability at or at any time after the Effective Time, or in which the Company has granted or received manufacturing rights, most favored nations pricing provisions or exclusive marketing or other rights relating to any product, group of products, services, technology, assets or territory;

          (vi) any license (whether as licensor or licensee), or sublicense, royalty, permit, or franchise agreement, including, without limitation, any agreement pursuant to which the Company licenses any Company Rights to any third party (other than ordinary course licenses to end-users);

          (vii) the content or delivery of its computer software or multimedia products and services (including the transmission or other performance (electronically or otherwise));

          (viii) the employment of any officer, employee, consultant or agent or any other type of contract, commitment or understanding with any officer, employee, consultant or agent which (except as otherwise generally provided by applicable law) is not immediately terminable without cost or other liability at or at any time after the Effective Time;

          (ix) any profit-sharing, bonus, stock option, stock appreciation right, pension, retirement, disability, stock purchase, hospitalization, insurance or similar plan or agreement, formal or informal, providing benefits to any current or former director, officer, employee, agent or consultant;

          (x) any indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

          (xi) any agreement, instrument or other arrangement granting or permitting any Encumbrance on any of the properties, assets or rights of the Company;

          (xii) any lease for real property (whether as lessor or lessee) or any other lease or agreement under which the Company is lessee of or holds or operates any items of tangible personal property owned by any third party;

          (xiii) any contract or commitment for charitable contributions;

          (xiv) any contract or commitment for capital expenditures individually or in the aggregate in excess of $10,000;

          (xv) any agreement or contract with a "disqualified individual" (as defined in Section 280G(c) of the Code), which could result in an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) being made under Section 280G of the Code as a result of the transactions contemplated hereby;

          (xvi) any agreement or arrangement for the sale of any assets, properties or rights having a value in excess of $10,000;

          (xvii) any agreement which restricts the Company from engaging in any aspect of its business or competing in any line of business in any geographic area; or

          (xviii) any other agreement, contract or commitment which is material to the Company.

     For purposes of this Section 3.1(m), the term "material" shall mean and refer to those agreements, contracts, instruments or arrangements (as applicable) that involve payments or expenditures by or to the Company, or otherwise have an aggregate value, of at least $10,000. The Company has furnished to Parent true and complete copies of all such agreements listed in
Section 3.1(m) of the Company Disclosure Schedule and (x) each such agreement
(A) is the legal, valid and binding obligation of the Company and, to the best knowledge of the Company, the legal, valid and binding obligation of each other party thereto, in each case enforceable in accordance with its terms, except (1) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally or by equitable principles and (2) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, (B) is in full force and effect and (y) to the best knowledge of the Company, except as set forth in Section 3.1(m) of the Company Disclosure Schedule, the other party or parties thereto is or are not in material default thereunder.

          (n)  No Defaults.  The Company has in all material respects performed
               -----------
all the obligations required to be performed by it to date and is not in default or alleged to be in default under (i) its Charter or By-laws, the Memorandum or Articles, or the Certrac Charter or the Certrac By-laws, as applicable, or (ii) any agreement, lease, license, contract, commitment, instrument or obligation listed in Section 3.1(m) of the Company Disclosure Schedule to which the Company is a party or by which any of its properties, assets or rights are or may be bound or affected, and there exists no event, condition or occurrence which, with or without due notice or lapse of time, or both, would constitute such a default or alleged default by it of any of the foregoing.

          (o)  Litigation, Etc.  Except as set forth in Section 3.1(o) of the
               ----------------
Company Disclosure Schedule, there are no (i) actions, suits, claims, investigations or legal or administrative or arbitration proceedings (collectively, "Actions") pending, or, to the best knowledge of the Company and the Management Stockholders, threatened against the Company nor is there any basis therefor, whether at law or in equity, or before or by any Federal, state, municipal, foreign or other governmental court, department, commission, board, bureau, agency or instrumentality ("Governmental Authority"), (ii) judgments, decrees, injunctions or orders of any Governmental Authority or arbitrator against the Company or (iii) disputes with customers or vendors. There are no Actions pending or, to the best knowledge of the Company and the Management Stockholders, threatened, nor is there any basis therefor, with respect to (A) the current employment by, or association with, the Company, or future employment by, or association with, Parent or the Surviving Corporation, of any of the present officers or employees of or consultants to the Company (collectively, the "Designated Persons") or (B) the use, in connection with any business presently conducted or proposed to be conducted by the Company or the Surviving Corporation, of any information, techniques or processes presently utilized or proposed to be utilized by the Company, the Surviving Corporation or any of the Designated Persons, that the Company, the Surviving Corporation or any of the Designated Persons are or would be prohibited from using as the result of a violation or breach of, or conflict with any agreements or arrangements between any Designated Person and any other person, or any legal considerations applicable to unfair competition, trade secrets or confidential or proprietary information. The Company has delivered to Parent all material documents and correspondence relating to such matters referred to in Section 3.1(o) of the Company Disclosure Schedule (including, in the case of clause
(iii) of the first sentence of this Section 3.1(o), any correspondence evidencing material customer dissatisfaction with the Company or its products or services).

          (p)  Accounts and Notes Receivable.  All the accounts receivable and
               -----------------------------
notes receivable owing to the Company as of the date hereof constitute, and as of the Effective Time will constitute, valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no known or asserted claims, refusals to pay or other rights of set-off against any thereof. Except as set forth in Section 3.1(p) of the Company Disclosure Schedule, there is (i) no account debtor or note debtor delinquent in its payment by more than 60 days, (ii) no account debtor or note debtor that has refused (or, to the best knowledge of the Company, threatened to refuse) to pay its obligations for any reason, (iii) to the best knowledge of the Company, no account debtor or note debtor that is insolvent or bankrupt and (iv) no account receivable or note receivable which is pledged to any third party by the Company. Except to the extent of a reserve which the Company has established specifically for doubtful accounts receivable and notes receivable (which reserve is set forth on the applicable Audited Balance Sheet and applicable Interim Balance Sheet, is reasonable under the circumstances and is consistent with past practice), except as set forth in Section 3.1(p) of the Company Disclosure Schedule, each account receivable of the Company existing on the Closing Date shall be paid in full by not later than the sixtieth (60/th/) day after the date each such respective account receivable was created and all of the notes receivable shall be paid in accordance with the terms thereof.

          (q)  Accounts and Notes Payable.  Except as set forth in Section
               --------------------------
3.1(q) of the Company Disclosure Schedule, all accounts payable and notes payable by the Company to third parties as of the date hereof arose, and as of the Closing will have arisen, in the ordinary course of business, and, except as set forth in Section 3.1(q) of the Company Disclosure Schedule, there is no such account payable or note payable delinquent in its payment, except those contested in good faith and already disclosed in Section 3.1(q) of the Company Disclosure Schedule.

          (r)  Compliance; Governmental Authorizations and Consents.
               ----------------------------------------------------

               (i) The Company has complied and is presently in compliance in all material respects with all Federal, state, local or foreign laws, ordinances, regulations and orders applicable to it or its business (including, without limitation, laws, ordinances, regulations and orders applicable to labor, employment and employment practices, terms and conditions of employment and wages and hours). The Company has all Federal, state, local and foreign governmental licenses, consents, approvals, authorizations, permits, orders, decrees and other compliance agreements necessary for the conduct of its business as presently conducted or as proposed to be conducted, such licenses, consents, approvals, authorizations, permits, orders, decrees and other compliance agreements are in full force and effect, no violations are or have been recorded in respect of any thereof and no proceeding is pending or, to the best knowledge of the Company and the Management Stockholders, threatened to revoke or limit any thereof. Section 3.1(r) of the Company Disclosure Schedule contains a true and complete list of all such governmental licenses, authorizations, consents, approvals, permits, orders, decrees and other compliance agreements under which the Company is operating or bound, the Company is not in default or alleged to be in default under any thereof and the Company has furnished to Parent true and complete copies thereof. None of such licenses, consents, approvals, authorizations, permits, orders, decrees and other compliance agreements shall be affected in any material respect by the Merger or the transactions contemplated hereby.

               (ii) The Company is the "ultimate Parent entity" of the "acquired person" (as such terms are defined in 16 Code of Federal Regulations ("C.F.R.")
Section 801.1 and 802.2, respectively) in connection with the transactions contemplated by this Agreement, the Agreement of Merger and the Related Agreements, and the "annual net sales" and "total assets," in each case determined in accordance with 16 C.F.R. 801.11, of such "acquired person" are, in each case, less than $10,000,000. Accordingly, no filing by the Company with the Federal Trade Commission and the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is required in connection with this Agreement or the Merger.

          (s)  Environmental Matters.  The Company currently is and it, and
               ---------------------
each of its predecessors, at all times has been in material compliance with, and has no Liability, and there is no basis for any Liability to be asssesed against it or any of its predecessors, under any and all Federal, state and local laws, ordinances, regulations and orders relating to the environment, health, safety, or hazardous substances, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9901 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. (S) 6901 et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. (S) 11001 et seq., the Clean Air Act, 42 U.S.C. (S) 7401 et seq., the Federal Water Pollution Control Act, 33 U.S.C. (S)1251 et seq., the Toxic Substance Control Act, 15 U.S.C. (S) 2601 et seq., the Safe Drinking Water Act, U.S.C. (S) 300f et seq., the Occupational Safety and Health Act, 42 U.S.C. (S) 1801 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. (S) 136 et seq., the Hazardous Materials Transportation Act, 49 U.S.C., (S) 1801 et seq., and their state counterparts or equivalents, all as amended, and any regulations or rules adopted or publications promulgated pursuant thereto.

          (t)  Labor Relations; Employees.  Section 3.1(t) of the Company
               --------------------------
Disclosure Schedule identifies all employees and consultants employed or engaged by the Company and any of its subsidiaries and sets forth each such individual's rate of pay or annual compensation, job title and date of hire. Except as set forth on Section 3.1(t) of the Company Disclosure Schedule, there are no employment, consulting, severance pay, continuation pay, termination or indemnification agreement or other similar agreements of any nature (whether in writing or not) between the Company or any subsidiary and any current or former shareholder, officer, director, employee, or any consultant. No such employment agreement disclosed on Section 3.1(t) of the Company Disclosure Schedule will, as a direct or indirect result of the transaction contemplated herein, either require any payment by the Company or any subsidiary or any consent or waiver from any shareholder, officer, director, employee or consultant; or result in any change in the nature of any rights of any shareholder, officer, director, employee or consultant. No individual will accrue or receive additional benefits, service or accelerated rights to payments under any Employee Plan, including the right to receive any parachute payment, as defined in Section 280G of the Code, or become entitled to severance, termination allowance or similar payments as a result of the transactions contemplated herein that could result in the payment of any such benefits or payments. Except as set forth in Section 3.1(t) of the Company Disclosure Schedule, (A) the Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such employees, (B) upon termination of the employment of any such employees, neither the Company, any subsidiary, Parent, Acquisition Sub nor the Surviving Corporation will by reason of anything done prior to the Closing be liable to any of such employees for so-called "severance pay" or any other payments, (C) there is no unfair labor practice complaint against the Company pending before the National Labor Relations Board or any comparable Governmental Authority, and none of the Company's employment policies or practices is currently being audited or investigated by any federal, state or local government agency, (D) there is no labor strike, dispute, claim, charge, lawsuit, proceeding, labor slowdown or stoppage pending or threatened against or involving the Company, (E) no labor union has taken any action with respect to organizing the employees of the Company, or any subsidiary, (F) neither any grievance nor any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor has been asserted against the Company, and (G) no employee has informed any officer of the Company that such employee will terminate his or her employment or engagement with the Company or the Surviving Corporation and the Company has no reason to believe that the Key Employees that accept employment with the Surviving Corporation will not remain employees of the Surviving Corporation for at least 180 days after the Closing. Neither the Company nor any employee of the Company is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of such employee with the Company or any other party because of the nature of the business conducted or proposed to be conducted by the Company or the execution and delivery of the Confidentiality Agreement by such employee. All individuals considered by the Company to be independent contractors are, and could only be reasonably considered to be, in fact "independent contractors" and are not "employees" or "Common law employees" for tax, benefits, wage, labor or any other legal purpose.

          (u)  Employee Benefit Plans and Contracts.
               ------------------------------------

               (i) Section 3.1(u) of the Company Disclosure Schedule identifies all "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all bonus, phantom stock, stock appreciation rights, incentive, deferred compensation, retirement or supplemental retirement, severance, golden parachute, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, insurance and other similar compensation, fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any present or former Employee of the Company, any subsidiary of the Company, or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with the Company within the meaning of Section 414 of the Code and the regulations promulgated thereunder (an "ERISA Affiliate") and all other written or formal plans or agreements involving direct or indirect compensation (including any employment agreements entered into between the Company and any Employee, but excluding workers' compensation, unemployment compensation, other government-mandated programs and the Company's salary and wage arrangements) currently or previously maintained, contributed to or entered into by the Company, any subsidiary of the Company or any ERISA Affiliate thereof for the benefit of any Employee or former Employee under which the Company, any subsidiary of the Company or any ERISA Affiliate thereof has any present or future obligation or liability (the "Employee Plans"), whether or not such plan or arrangement has been terminated. The Company has provided to Parent true and complete copies of all Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof, and (where applicable) (A) all summary plan descriptions, summaries of material modifications, and corporate resolutions related to such plans (B) the three most recent determination letters received from the IRS, if any, (C) the three most recent Form 5500 Annual Reports, with all attachments, (D) the most recent audited financial statement and actuarial valuation, and (E) all related agreements, insurance contracts and other agreements which implement each such Employee Plan. Any Employee Plan that individually or collectively would constitute an "employee pension benefit plan", as defined in Section 3(2) of ERISA, but which are not Multiemployer Plans (collectively, the "Pension Plans"), are identified as such in the Company Disclosure Schedule. For purposes of Section 3.1(u), "Employee" means any common law employee, consultant or director of the Company;

               (ii) Each Employee Plan that is intended to be qualified under
Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to the date hereof, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code, and nothing has occurred which may be expected to cause the loss of such qualification or exemption. There has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Employee Plan; there are no claims pending (other than routine claims for benefits) or threatened against any Employee Plan or against the assets of any Employee Plan, nor are there any current or threatened liens on the assets of such plans; all Employee Plans conform to, and in their operation and administration are in all respects in compliance with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification, reporting and disclosure to participants of the Department of Labor ("DOL"), Internal Revenue Service ("IRS") or Secretary of the Treasury), and the Company and each of its ERISA Affiliates have performed all obligations required to be performed by them under, are not in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the Employee Plans; all contributions required to be made to any Employee Plan pursuant to Section 412 of the Code, the terms of the Employee Plan or any collective bargaining agreement, have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Employee Plan for the current plan years; the transaction contemplated herein will not directly or indirectly result in an increase of benefits, acceleration of vesting or acceleration of timing for payment of any benefit to any participant or beneficiary; the Company has reviewed the fees assessed by all third parties for services provided in relation to any aspect of the operation of each Employee Plan which includes a cash or deferred arrangement under Code section 401(k) and has determined that such fees are reasonable and has fully disclosed the nature and amount of such fees to each participant and beneficiary of such Employee Plan; each Employee Plan, if any, which is maintained outside of the United States has been operated in all material respects in conformance with the applicable statutes or governmental regulations and rulings relating to such plans in the jurisdictions in which such Employee Plan is present or operates and, to the extent relevant, the United States.

          (iii) No Employee Plan constitutes (A) a "multiemployer plan", as defined in Section 3(37) of ERISA (a "Multiemployer Plan") (B) a plan covered under Title IV of ERISA, or (C) a "multiple employer plan," as defined in
Section 413(c) of the Code. The Company has never incurred any material liability under Title IV of ERISA arising in connection with the termination of any Pension Plan or the complete or partial withdrawal from any Multiemployer Plan.

          (iv) Each Employee Plan which is a "group health plan" (as defined in Section 5000 of the Code) has been maintained in compliance with Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA ("COBRA Coverage"), and no tax payable on account of Section 4980B of the Code has been or is expected to be incurred with respect to any current or former Employees of the Company. Each Employee Plan which is a group health plan has been maintained in compliance with Section 4980D of the Code and Sections 701 through 707 of ERISA, Title XXII of the Public Health Service Act and the provisions of the Social Security Act, to the extent such requirements are applicable. Each Employee Plan that is subject to Section 1862(b)(1) of the Social Security Act has been operated in compliance with the secondary payor requirements of Section 1862(b)(1) of such Act.

          (v) Except as set forth in Section 3.1(u) of the Company Disclosure Schedule, all contributions due and payable on or before the Closing Date in respect of any Employee Plan have been made in full and proper form, or adequate accruals in accordance with generally accepted accounting principles have been provided for in the Company Financial Statements for all other contributions or amounts in respect of the Employee Plans for periods ending on the Closing Date.

               (vi) No Employee Plan currently or previously maintained by the Company, any of its subsidiaries or its ERISA Affiliates provides any post-termination health care or life insurance benefits, and neither the Company, any of its subsidiaries, nor its ERISA Affiliates has any obligations (whether written or oral) to provide any post-termination benefits in the future (except for COBRA Coverage).

               (vii) The consummation of the transactions contemplated by this Agreement will not (A) entitle any individual to severance or separation pay, or
(B) accelerate the time of payment or vesting, or increase the amount, of compensation due to any individual. No payment made or contemplated under any Employee Plan or Benefit Arrangement constitutes an "excess parachute payment" within the meaning of Section 280G of the Code.

          (v)  Certain Agreements.  Neither the execution and delivery of this
               ------------------
Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of the Company from the Company, under any Employee Plan, Benefit Arrangement or otherwise, (ii) with respect to any current or former director, officer or Key Employee of the Company, materially increase any benefits otherwise payable under any Employee Plan or Benefit Arrangement or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

          (w)  Insurance.  Section 3.1(w) of the Company Disclosure Schedule
               ---------
contains a list of all policies of liability, theft, fidelity, fire, product liability, errors and omissions, workmen's compensation, indemnification of directors and officers and other similar forms of insurance held by the Company (specifying the insurer, the amount of coverage, the type of insurance, the policy number and any pending claims thereunder) and a history of all claims made by the Company thereunder and the status thereof. All such policies of insurance are in full force and effect and all premiums with respect thereto are currently paid and, to the best knowledge of the Company and the Management Stockholders, no basis exists for termination of any thereof on the part of the insurer. The amounts of coverage under such policies of insurance are adequate for the assets and properties of the Company. The Company has not, since its inception, been denied or had revoked or rescinded any policy of insurance.

          (x)  Bank Accounts; Powers of Attorney.  Section 3.1(x) of the company
               ---------------------------------
Disclosure Schedule sets forth a true and complete list of (i) all bank accounts and safe deposit boxes of the Company and all persons who are signatories thereunder or who have access thereto and (ii) the names of all persons, firms, associations, corporations or business organizations holding general or special powers of attorney from the Company and a summary of the terms thereof.

          (y)  Brokers.  Except as set forth in Section 3.1(y) of the Company
               -------
Disclosure Schedule, the Company has not, nor have any of its officers, directors, securityholders or employees, employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

          (z)   Related Transactions.  Except as set forth in Section 3.1(z) of
                --------------------
the Company Disclosure Schedule, no current or former director, officer or securityholder of the Company that is an Affiliate of the Company or any associate (as defined in the rules promulgated under the Exchange Act) thereof, is now, or has been since the inception of the Company, a party to any transaction with the Company (including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or borrowing money from, or otherwise requiring payments to, any such director, officer or affiliated stockholder of the Company or associate thereof), or the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a present or potential competitor, supplier or customer of the Company (other than non-affiliated holdings in publicly-held companies), nor does any such person receive income from any source other than the Company which relates to the business of, or should properly accrue to, the Company.

          (aa)   Customers.  Section 3.1(aa) of the Company Disclosure Schedule
                 ---------
sets forth a true and complete list of the customers of the Company which during the period from January 1, 1999 to the date hereof purchased products or services from the Company valued at $10,000 or higher, which list (i) includes the Company's ten largest customers, which customers in the aggregate accounted for in excess of 62% of the Company's revenues during such period, and (ii) specifies the products and/or services supplied to each of such customers. The Company has a good, ongoing relationship with each of such customers and none of such customers has reduced, or expressed any intention of reducing, the dollar amount of its business with the Company or terminated, or expressed to the Company any intention of terminating, its business relationship with the Company.

          (bb)   Minute Books.  The minute books of the Company provided to
                 ------------
Parent for review contain a complete summary of all meetings of and actions by directors and stockholders of the Company from the time of its incorporation to the date of such review and reflect all actions referred to in such minutes accurately in all material respects.

          (cc)   Business Generally.  There have been no events or transactions,
                 ------------------
or information which has come to the attention of the Company or any officer, director or Key Employee thereof that could reasonably be expected to have a Company Material Adverse Effect, a Safe Ltd. Material Adverse Effect or a Certrac Material Adverse Effect, as applicable, and the Company is not obligated under any contract or agreement or subject to any Charter, Memorandum, Certrac Charter, Articles or other corporate restriction which could have a Company Material Adverse Effect, Safe Ltd. Material Adverse Effect or Certrac Material Adverse Effect, as applicable.

          (dd)   Board Approval.  The Board of Directors of the Company has
                 --------------
unanimously (i) approved this Agreement, the Agreement of Merger, the Merger and each of the Related Agreements to which the Company is a party and the transactions contemplated hereby and thereby, (ii) determined that the Merger is in the best interests of the stockholders of the Company and is on terms that are fair to such stockholders of the Company and (iii) recommended that the stockholders of the Company approve the Merger in accordance with this Agreement, the Agreement of Merger and the New York Statute.

          (ee)   Vote Required.  The affirmative vote of at least two-thirds
                 -------------
(2/3rds) of the outstanding shares of Company Common Stock approving this Agreement, the Merger and the Agreement of Merger are the only votes of the holders of any class or series of the Company's capital stock necessary to approve this Agreement, the Merger and the Agreement of Merger and the transactions contemplated hereby and thereby.

          (ff)   Disclosure.  Neither Section 3.1 of this Agreement (including
                 ----------
the Company Disclosure Schedule) nor any document, written information, statement, financial statement, certificate or exhibit furnished or to be furnished to Parent or Acquisition Sub by or on behalf of the Company or any Management Stockholder pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements or facts contained herein and therein not misleading in light of the circumstances under which they were made.

     3.2  Several Representations and Warranties of the Management Stockholders.
          ---------------------------------------------------------------------
Each of the Management Stockholders, severally (and not jointly) represents and warrants to Parent, Acquisition Sub and the Company with respect to himself as follows:

          (a)  Title; Absence of Certain Agreements.  Such Management
               ------------------------------------
Stockholder is the lawful, record and beneficial owner of, and has good and marketable title to the shares of Company Common Stock set forth opposite the name of such Management Stockholder in Schedule I attached hereto, with the full
                                       ----------
power and authority to vote such Company Common Stock and transfer and otherwise dispose of such Company Common Stock, and any and all rights and benefits incident to the ownership thereof free and clear of all Encumbrances, and there are no agreements or understandings between such Management Stockholder and the Company and/or any other Stockholder or any other person with respect to the voting, sale or other disposition of Company Common Stock or any other matter relating to Company Common Stock.

          (b)  Authority - General.  Such Management Stockholder has full and
               -------------------
absolute power and authority to enter into this Agreement and, if applicable, each Related Agreement being executed and delivered by such Management Stockholder simultaneously herewith, and this Agreement and each Related Agreement to which such Management Stockholder is a party has been duly executed and delivered by such Management Stockholder, and is the valid and binding obligation of such Management Stockholder, enforceable against such Management Stockholder in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally or by equitable principles and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. Neither the execution, delivery and performance of this Agreement and each Related Agreement to which such Management Stockholder is a party, nor the consummation of the transactions contemplated hereby or thereby nor compliance by such Management Stockholder with any of the provisions hereof or thereof will (i) (A) conflict with, (B) result in any violations of, (C) cause a default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under or (E) result in the creation of any Encumbrance upon or against any assets, rights or property of the Company (or against any Company Common Stock or Survivor Common Stock), under any term, condition or provision of (x) any agreement or instrument to which such Management Stockholder is a party, or by which such Management Stockholder or any of his properties, assets or rights may be bound or (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to such Management Stockholder or any of his properties, assets or rights, which conflict, breach, default or violation or other event would prevent the consummation of the transactions contemplated by this Agreement, the Agreement of Merger or any Related Agreement to which such Management Stockholder is a party. Except as set forth in Section 3.2(b) of the Company Disclosure Schedule (which, if so disclosed shall have been effectively made or obtained (as the case may be) on or prior to the Closing, unless otherwise waived by Parent) no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by such Management Stockholder of this Agreement, each Related Agreement to which such Management Stockholder is a party or the consummation by such Management Stockholder of the transactions contemplated hereby or thereby.

          (c)  Investment Representations.
               --------------------------

               (i)  Such Management Stockholder:

                    (A) is acquiring the Merger Shares being issued to such Management Stockholder for investment and for such Management Stockholder's own account and not as a nominee or agent for any other person and with no present intention of distributing or reselling such shares or any part thereof in any transactions that would be in violation of the Securities Act or any state securities or "blue-sky" laws;

                    (B) understands (1) that the Merger Shares to be issued to him have not been registered for sale under the Securities Act or any state securities or "blue-sky" laws in reliance upon exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of the investment intent of such Management Stockholder as expressed herein, (2) that such Merger Shares must be held indefinitely and not sold until such shares are registered under the Securities Act and any applicable state securities or "blue-sky" laws, unless an exemption from such registration is available and (3) that the certificates evidencing such Merger Shares will be imprinted with a legend in the form set forth in Section 7.2(b) that prohibits the transfer of such shares, except as provided in Section 7.2 and Section 7.6;

                    (C) is familiar with the provisions of Rule 144 promulgated under the Securities Act which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain circumstances which require among other things: (1) the availability of certain public information about the issuer, (2) the resale occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an Affiliate, or of a non-Affiliate who has held the securities less than two years, the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable and (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Exchange Act);

               (D) understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk;

               (E) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of acquiring and holding shares of Survivor Common Stock; and

          (ii) Such Management Stockholder is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act.

     (d)  Brokers.  Except as set forth in Section 3.2(d) of the Company
          -------
Disclosure Schedule, no Management Stockholder has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

     (e)  Representation by Legal Counsel.  Such Management Stockholder has been
          -------------------------------
advised by legal counsel in connection with the negotiation, execution and delivery of this Agreement, the Agreement of Merger and the Related Agreements and the performance of the transactions contemplated hereby and thereby.

     (f)  Employment of Management Stockholders.  Neither the (i) current
          -------------------------------------
employment by, or association with, the Company, or future employment by, or association with, the Surviving Corporation of such Management Stockholder, or
(ii) use, in connection with any business presently conducted or proposed to be conducted by the Company or the Surviving Corporation, of any information or techniques presently utilized or proposed to be utilized by the Company, the Surviving Corporation or such Management Stockholders, violates, conflicts with, breaches or is prohibited under, or would violate, conflict with, breach or be prohibited under, any agreements or arrangements between such Management Stockholder and any other person, or any legal considerations applicable to unfair competition, trade secrets or confidential or proprietary information.

     3.3  Representations and Warranties of Parent and Acquisition Sub.  Parent
          ------------------------------------------------------------
and Acquisition Sub represent and warrant to the Company and the Management Stockholders as follows:

          (a)  Organization; Good Standing; Qualification and Power.  Each of
               ----------------------------------------------------
Parent and Acquisition Sub (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, to enter into this Agreement and each of the Related Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Parent has delivered to the Company true and complete copies of the Certificate of Incorporation and by-laws, each as amended through the date hereof, of each of Parent and Acquisition Sub.

          (b)  Capital Stock.  Parent owns all the outstanding shares of capital
               -------------
stock of Acquisition Sub, and all of such shares are validly issued, fully paid and nonassessable and not subject to preemptive rights.

          (c)  Authority.  The execution, delivery and performance by Parent of
               ---------
this Agreement and each of the Related Agreements to which it is a party and the execution, delivery and performance of this Agreement and the Agreement of Merger by Acquisition Sub and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Acquisition Sub, respectively. This Agreement and each of the Related Agreements to which Parent is a party are valid and binding obligations of Parent, enforceable against Parent in accordance with their respective terms, except (1) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally or by equitable principles and (2) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and this Agreement and the Agreement of Merger are the valid and binding obligations of Acquisition Sub, enforceable against Acquisition Sub in accordance with their respective terms, except (1) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally or by equitable principles and (2) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. Neither the execution, delivery and performance by Parent of this Agreement and the Related Agreements to which Parent is a party, the execution, delivery and performance of this Agreement and the Agreement of Merger by Acquisition Sub, nor the consummation of the transactions contemplated hereby or thereby, will in any material respect (i) conflict with, (ii) result in any material violations of, (iii) cause a material default under (with or without due notice, lapse of time or both), (iv) give rise to any material right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under or (v) result in the creation of any material Encumbrance on or against any assets, rights or property of Parent or Acquisition Sub, as the case may be, under any term, condition or provision of (A) any material instrument or agreement to which Parent or Acquisition Sub is a party, or by which Parent or Acquisition Sub or any of their respective properties, assets or rights may be bound, (B) any material law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to Parent or Acquisition Sub or any of their respective properties, assets or rights or (C) Parent's or Acquisition Sub's respective Certificate of Incorporation or by-laws, as amended through the date hereof, in each case, which conflict, breach, default or violation or other event would prevent the consummation of the transactions contemplated by this Agreement, the Agreement of Merger or any Related Agreement to which Parent or Acquisition Sub is a party. Except as contemplated by this Agreement, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority or other person is required in connection with the execution, delivery and performance by Parent or Acquisition Sub of this Agreement, the Agreement of Merger (in the case of Acquisition Sub) or the Related Agreements to which they are a party or the consummation of the transactions contemplated hereby or thereby, other than (1) the filing by Parent with the SEC of such reports and information under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby, (2) the filing by Acquisition Sub of the Delaware Certificate with the Secretary of State of the State of Delaware and of the New York Certificate with the Secretary of State of the State of New York and (3) such other consents, waivers, authorizations, filings, approvals and registrations which if not obtained or made would materially impair the ability of Parent or Acquisition Sub to consummate the transactions contemplated by this Agreement, including, without limitation, the Merger.

                                  ARTICLE IV

                              RELATED AGREEMENTS

     4.1  Related Agreements.  Simultaneously with the execution and delivery of
          ------------------
this Agreement, the following agreements, being herein collectively referred to as the "Related Agreements"), are being executed and delivered by the respective parties thereto:

          (a)  Employee Confidentiality and Assignment of Inventions Agreements.
               ----------------------------------------------------------------
Each (i) equityholder of the Company who is expected to be an employee of the Surviving Corporation upon the Closing and (ii) employee of the Company who is expected to accept employment with the Surviving Corporation subsequent to the Closing, is entering into a confidentiality and assignment of inventions agreement, effective as of the Effective Time, in the form of Exhibit E attached
                                                              ---------
hereto (the "Employee Confidentiality Agreement"), providing for, among other things, non-disclosure of confidential information and ownership of proprietary information and rights.

          (b)  Release Agreements.  Each Stockholder and holder of Company
               ------------------
Options, if any, is entering into a Release Agreement, effective as of the Effective Time, in the form of Exhibit F attached hereto (the "Release
                               ---------
Agreements"), providing for, among other things, release of the Company, Parent and Parent's Affiliates from any and all claims, known and unknown, that such Stockholder or such holder of Company Options may have against the Company through the Effective Time.

          (c)  Escrow Agreement.  The Stockholders are entering into an Escrow
               ----------------
Agreement with Parent and the escrow agent named therein (the "Escrow Agent"), effective as of the date hereof, in the form of Exhibit G attached hereto (the
                                                ---------
"Escrow Agreement").

          (d)  Employment Agreements.  Each of the Management Stockholders is
               ---------------------
entering into an Employment Agreement with the Surviving Corporation, effective as of the Effective Time, in the form of Exhibit H attached hereto
                                         ---------
(collectively, the "Employment Agreements"), pursuant to which, among other things, such Management Stockholder shall be employed by the Surviving Corporation upon terms and conditions reasonably acceptable to Parent, the Surviving Corporation and such Management Stockholder.

                                   ARTICLE V

               CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME;
                             ADDITIONAL AGREEMENTS

     5.1  Access to Records and Properties of Each Party; Confidentiality.  From
          ---------------------------------------------------------------
and after the date hereof until the Effective Time or the earlier termination of this Agreement pursuant to Section 9.1 hereof (the "Executory Period"), the Company and the Management Stockholders shall permit Parent and its consultants and professional advisors to conduct, and assist Parent and its consultants and professional advisors in the conduct of, a full and complete investigation of the Company's business and technology including, without limitation, a market and competitive products and technology analysis and a review of the Company's books and records, contracts, technology, Intellectual Property Rights (including without limitation, a review of the performance of the Software), inventory, equipment, technical materials, customer records and other assets, and reasonable, non-disruptive access to, and communications with current and former employees of the Company, as well as current customers and vendors of the Company (the "Investigation"). The Investigation shall be conducted during normal business hours. Under no circumstances shall any information disclosed by the Management Stockholders or the Company to Parent, or otherwise in Parent's possession, on or before the Effective Time, limit or restrict in any manner any right of Parent to terminate this Agreement upon the terms and conditions herein. All such information shall be subject to the confidentiality agreement set forth in Section 5 of that certain Letter of Intent among the Parent and the Management Stockholders and dated June 8, 2000; the Investigation shall not give Parent the right to use any disclosed or discovered information beyond the scope of these provisions or agreements or any applicable license agreement.

     5.2  Operation of Business of the Company.  During the Executory Period,
          ------------------------------------
the Company shall operate its business as now operated and only in the normal and ordinary course and, consistent with such operation, will use its best efforts to preserve intact its business and assets, to keep available the services of its officers and employees and to maintain satisfactory relationships with persons having business dealings with it. Without limiting the generality of the foregoing, during the Executory Period, the Company shall not, without the prior written consent of Parent, (a) take any action that would result in any of the representations and warranties of the Company herein becoming untrue or in any of the conditions to the Merger not being satisfied, or (b) take or cause to occur any of the actions or transactions described in
Section 3.1(g)(iii) through (xx).

     5.3  Negotiation With Others.  During the Executory Period, the Company
          -----------------------
shall not (and the Company shall not permit the Company's employees, directors, officers, advisors, consultants or agents to), and each of the Management Stockholders shall not, directly or indirectly: (i) solicit, initiate or engage in any discussions or negotiations with, whether or not initiated by the Company or any such Management Stockholder, or provide any information to, or take any other action with the intent to facilitate the efforts of, any third party relating to any possible agreement (whether binding or in principle) or other arrangement involving (A) the acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise); (B) any financing of, or investment in, including the purchase of any capital stock in, the Company; (C) the sale, license, disposition or encumbrance of any Intellectual Property of the Company; or (D) any action or agreement that would otherwise be inconsistent with the terms of this Agreement, the Agreement of Merger or the Related Agreements or that would prohibit the performance of the Company's or the Management Stockholders' obligations under this Agreement, the Agreement of Merger or the Related Agreements or that could reasonably be expected to diminish the likelihood of or render impracticable or undesirable the consummation of the Merger (each, a "Prohibited Transaction"); or (ii) authorize or consummate a Prohibited Transaction. In addition, upon execution and delivery of this Agreement, the Company and each Management Stockholder shall: (1) terminate any and all discussions, if any, he may be having regarding a Prohibited Transaction; and (2) immediately notify Parent in writing if he thereafter receives any inquiries or offers from any person or entity regarding a Prohibited Transaction, which notice shall contain the identity of such person or entity, the nature of the Prohibited Transaction proposed and the material terms of the proposal, and the Company and each Management Stockholder shall refuse to discuss, and immediately reject such inquiry or offer.

     5.4  Dissenting Stockholders.  Prior to the Closing, the Company shall
          -----------------------
give Parent (a) prompt notice of any demand by any Dissenting Stockholder for appraisal of his shares of Company Common Stock in accordance with the New York Statute and (b) the opportunity to direct all negotiations and proceedings with respect to any such demands. Prior to the Closing, the Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demands for payment.

     5.5  Advice of Changes.  During the Executory Period, the Company shall
          -----------------
confer with Parent on a regular and frequent basis, report on operational matters and promptly advise Parent of any change, event or circumstance having, or which, insofar as can reasonably be foreseen, could have a Company Material Adverse Effect, a Safe Ltd. Material Adverse Effect, a Certrac Material Adverse Effect or which could impair (negatively or positively) their respective financial projections or forecasts.

     5.6  Stockholder Approval.     The Company shall (a) obtain in compliance
          --------------------
with the New York Statute and any other applicable law and the Company's Charter and By-laws the requisite approval of the Stockholders of the Merger, this Agreement and the transactions contemplated hereby (the "Stockholder Action"),
(b) take or cause to be taken all such other action as may be required by the New York Statute and any other applicable law in connection with the Merger and this Agreement, in each case as promptly as possible and (c) reasonably cooperate with and assist Parent and its representatives in taking any such actions as may reasonably be required to consummate the Merger, including obtaining the consent and approval of any third parties or governmental agencies. In connection with the Stockholder Action, the Company's Board of Directors shall unanimously recommend that the Stockholders of the Company consent in writing to the Merger and the approval and adoption of this Agreement.

     5.7  Legal Conditions to Merger.    Each party hereto shall take all
          --------------------------
reasonable actions necessary to comply promptly with all legal requirements that may be imposed on such party with respect to the Merger and will take all reasonable actions necessary to cooperate with and furnish information to the other party or parties, as the case may be, in connection with any such requirements imposed upon such other party or parties in connection with the Merger. Each party hereto shall take all reasonable actions necessary (a) to defend, lift, rescind or mitigate the effect of any lawsuit, order, injunction or other action adversely affecting the ability of such party to consummate the transactions contemplated hereby and (b) to fulfill all conditions precedent applicable to such party pursuant to this Agreement.

     5.8  Consents.    Each party hereto shall use its best efforts, and the
          --------
other parties shall reasonably cooperate with such efforts, to obtain any consents and approvals of, or effect the notification of or filing with, each person or authority, whether private or governmental, whose consent or approval is required in order to permit the consummation of the Merger and the transactions contemplated hereby and to enable the Surviving Corporation to conduct and operate the business of the Company substantially as presently conducted and as proposed to be conducted.

     5.9  Notice of Prospective Breach.    Each party hereto shall immediately
          ----------------------------
notify the other parties in writing upon the occurrence of any act, event, circumstance or thing that is reasonably likely to cause or result in a representation or warranty hereunder to be untrue at the Closing, the failure of a closing condition to be achieved at the Closing, or any other breach or violation hereof or default hereunder.

     5.10 Public Announcements.    The parties hereto agree that, to the
          --------------------
maximum extent feasible, but subject to the public disclosure and other legal obligations of Parent and regulatory obligations to which each may be subject, they shall advise and confer prior to the issuance (and provide copies to the other party prior to issuance) of any public announcement or reports or statements with respect to the Merger; provided, however, that neither the
                                       --------  -------
Company nor any of its Affiliates or representatives or any Management Stockholder will issue any report, statement or release pertaining to this Agreement or any transaction contemplated hereby, without the prior written consent of the Parent.

     5.11 Support of Merger by Officers and Directors.    Each party hereto
          -------------------------------------------
shall use its or his best efforts to cause all of its officers and directors to support the Merger and to take all actions and execute all documents reasonably requested by the other parties hereto to carry out the intent of the parties with respect to the transactions contemplated hereby.

     5.12 Support of Merger by Stockholders.    The Stockholders hereby agree
          ---------------------------------
to use all reasonable efforts to cause the Company to duly observe and perform its obligations under this Agreement.

     5.13 Management and Employees.    Parent shall have the right to discuss
          ------------------------
and secure satisfactory assurances from management and certain other existing key employees of the Company that they will continue to be employed by the Surviving Corporation following the consummation of the Merger.

     5.14 Capital of Acquisition Sub; No Liabilities.  Parent and Acquisition
          ------------------------------------------
Sub will take all necessary action to ensure that, effective at the Effective
Time: (a) Acquisition Sub shall have as its sole asset immediately available United States funds in the amount of Five Hundred Thousand Dollars ($500,000) (the "Capital"), and shall have no Liabilities of any kind or nature; and (b) the Capital, less all amounts paid by Acquisition Sub in settlement of the outstanding debt owed by the Company to Manufacturers & Traders Trust Company, shall become an asset of the Surviving Corporation effective at the Effective Time.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     6.1  Conditions to Each Party's Obligations.     The obligations of each
          --------------------------------------
party to perform this Agreement and to effect the Merger are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by all parties hereto:

          (a)  Stockholder Approval; Agreement of Merger.    This Agreement and
               -----------------------------------------
the Merger shall have been duly and validly approved and adopted by the Stockholders in accordance with the New York Statute and the Company's Charter and By-laws, the Delaware Certificate shall have been executed and delivered by Acquisition Sub and the Company and filed with and accepted by the Secretary of State of the State of Delaware, the New York Certificate shall have been executed and delivered by Acquisition Sub and the Company and filed with and accepted by the Secretary of State of the State of New York and the Agreement of Merger shall have been executed and delivered by Acquisition Sub and the Company.

          (b)  Approvals.    All authorizations, consents, orders or approvals
               ---------
of, or declarations or filings with or expiration of waiting periods imposed by any Governmental Authority necessary for the consummation of the transactions contemplated hereby shall have been obtained or made or shall have occurred.

          (c)  Legal Action.    No temporary restraining order, preliminary
               ------------
injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any Federal or state court or other Governmental Authority and remain in effect.

          (d)  Legislation.    No Federal, state, local or foreign statute, rule
               -----------
or regulation shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated by this Agreement or any of the conditions to the consummation of such transactions.

     6.2  Conditions to Obligations of Parent and Acquisition Sub.    The
          -------------------------------------------------------
obligations of Parent to perform this Agreement and of Acquisition Sub to perform this Agreement and the Agreement of Merger are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by Parent and Acquisition Sub:

          (a)  Representations and Warranties of the Company and the Management
               ----------------------------------------------------------------
Stockholders.     The representations and warranties of the Company and the
------------
Management Stockholders set forth in Section 3.1 and the Management Stockholders set forth in Section 3.2 hereof shall be true and correct in all material respects (except for any representation or warranty that by its terms is qualified by materiality, in which case it shall be true and correct in all respects) as of the date of this Agreement, as of the Stockholder Action, as of the Closing Date and as of the Effective Time as though made at and as of such dates, respectively, and Parent and Acquisition Sub shall have received a certificate signed by the Chief Executive Officer of the Company and each Management Stockholder, respectively, to that effect.

          (b)  Performance of Obligations of the Company and the Management
               ------------------------------------------------------------
Stockholders.    The Company and the Management Stockholders shall have
------------
performed in all material respects the obligations required to be performed by it and them, respectively, under this Agreement prior to or as of the Closing Date, and Parent and Acquisition Sub shall have received a certificate signed by the Chief Executive Officer on behalf of the Company and each Management Stockholder, respectively, to that effect.

          (c)  Authorization of Merger.    All actions necessary to authorize
               -----------------------
the execution, delivery and performance of this Agreement, the Agreement of Merger and the Related Agreements by the Company and the consummation of the Merger and the other transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors of the Company and the Stockholders, and the Company and the Stockholders shall have full power and right to effect the Merger on the terms provided herein.

          (d)  Opinions of the Company's Counsel.    Parent and Acquisition Sub
               ---------------------------------
shall have received an opinion dated the Closing Date of McConville, Considine, Cooman & Morin, P.C., corporate counsel to the Company, in form and substance reasonably satisfactory to Parent and Acquisition Sub.

          (e)  Acceptance by Counsel to Parent and Acquisition Sub.    The form
               ---------------------------------------------------
and substance of all legal matters contemplated hereby and of all papers delivered hereunder shall be reasonably acceptable to the General Counsel of Parent and to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., special counsel to Parent and Acquisition Sub.

          (f)  Consents and Approvals.    Parent and Acquisition Sub shall have
               ----------------------
received duly executed copies of all consents and approvals contemplated by this Agreement or the Company Disclosure Schedule, in form and substance satisfactory to Parent and Acquisition Sub.

          (g)  Government Consents, Authorizations, Etc.    All consents,
               -----------------------------------------
authorizations, orders or approvals of, and filings or registrations with, any Governmental Authority which are required for or in connection with the execution and delivery by the Company of this Agreement and the Related Agreements and the consummation by the Company of the transactions contemplated hereby and thereby shall have been obtained or made.

          (h)  Related Agreements.    Each of the Related Agreements shall be in
               ------------------
full force and effect as of the Effective Time and become effective in accordance with the respective terms thereof and the actions required to be taken thereunder by the parties thereto immediately prior to the Effective Time shall have been taken, and each person or entity who or which is required or contemplated by the parties hereto to be a party to any Related Agreement who or which did not theretofore enter into such Related Agreement shall execute and deliver such Related Agreement.

          (i)  Absence of Material Adverse Change; Completion of Investigation.
               ---------------------------------------------------------------
There shall have been no change having or which reasonably could have a Company Material Adverse Effect on the Company, a Safe Ltd. Material Adverse Effect on Safe Ltd. or a Certrac Material Adverse Effect on Certrac, prior to the Closing. The Parent shall have completed the Investigation, and the results thereof shall be satisfactory to it in its sole and absolute discretion.

          (j)  Resignation of Directors and Officers.    The directors and
               -------------------------------------
officers of the Company immediately prior to the Effective Time shall have resigned as directors and/or officers, as applicable, of the Surviving Corporation effective as of the Effective Time.

          (k)  Dissenters.   All of the Stockholders of the Company shall have
               -----------
consented to the Merger and to send all of their capital stock to the Surviving Corporation in accordance with the terms hereof, and none of the holders of the issued and outstanding shares of Company Common Stock shall have exercised, or shall have any continued right to exercise, appraisal, dissenter's or similar rights of appraisal under the New York Statute.

          (l)  Employment Offers.    Each person identified in Schedule III
               -----------------                               ------------
attached hereto (each a "Key Employee") shall have accepted an offer of employment with the Surviving Corporation on terms reasonably satisfactory to Parent, the Surviving Corporation and each such person.

          (m)  Stock Certificates.    Each Stockholder shall have delivered his
               ------------------
respective Company Certificate representing shares of Company Common Stock held by him to counsel for the Company to be held in escrow until such time as they are exchanged for the consideration receivable pursuant to Section 2.1(c).

          (n)  Default Under Agreements.    The consummation of the transactions
               ------------------------
contemplated hereby shall not cause the Company to be in default under any material agreement or instrument to which it is a party or by which it or any of its properties are bound, the result of which could have a Company Material Adverse Effect.

          (o)  Reserved.
               --------

          (p)  Reserved.
               --------

          (q)  Approval by Board of Directors of Parent.    This Agreement and
               ----------------------------------------
the Merger shall have been approved by the Board of Directors of Parent.

          (r)  Waiver of Right to Indemnification.    Each officer and director
               ----------------------------------
of the Company shall have executed and delivered to the Parent and Acquisition Sub an agreement, in form and substance reasonably satisfactory to Parent, pursuant to which such officer and director has agreed that he or she will not make any claim for indemnification against any of the Company or the Surviving Corporation and their respective subsidiaries by reason of the fact that he or she was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim or demand brought by any Indemnified Person or by any Stockholder against such officer or director in connection with this Agreement or the Related Agreements or the transactions contemplated hereby or thereby or the representations made herein or therein.

          (s)  Closing Date.    The Closing shall occur on or before September
               ------------
15, 2000.

          (t)  Termination of Company Options.  All Company Options shall have
               ------------------------------
been terminated or exercised-in-full, all rights to acquire Company capital stock pursuant thereto shall have been fully and irrevocably released or fully-exercised (without any further rights to acquire Company capital stock), and evidence of the same reasonably satisfactory to Parent shall have been delivered to Parent.

          (u)  Subsidiaries of the Company.  Each Management Stockholder shall
               ---------------------------
have contributed his respective percentage ownership interest in Safe Ltd. and Certrac to the Company for nominal consideration, such nominal consideration shall have been fully paid by the Company to each such Management Stockholder, and each Management Stockholder and the Company shall take any and all other and further action, all of the same in order to make Safe Ltd. a wholly-owned subsidiary of, and to make Certrac fifty percent (50%) owned by, the Company as of or prior to the Effective Time, and Safe Ltd. shall be a wholly-owned subsidiary of, and Certrac shall be fifty percent (50%) owned by, the Company as of the Effective Time.

          (v)  Restatement of Company Financial Statements.  The Company
               -------------------------------------------
Accountants and, if necessary, the Accountants of Safe Ltd., shall have restated the Company Financial Statements such that the revenue recognition policy of the Company, as reflected in the revenue figures included in said restated Company Financial Statements, shall be in accordance with GAAP (including revenue recognition in accordance with SOP 97-2 and Staff Accounting Bulletin 101) consistently applied, a copy of said restated Company Financial Statements shall have been received by Parent, the representations and warranties of Section 3.1(e) hereof shall be true and correct in all material respects (except for any such representation or warranty that by its terms is qualified by materiality, in which case it shall be true and correct in all respects) with respect to said restated Company Financial Statements as of the Closing Date as though made at and as of such date, and Parent and Acquisition Sub shall have received a certificate as to all of the same signed by the Chief Financial Officer of the Company. The Company Accountants and the Accountants of Safe Ltd., if necessary, shall have consented to the inclusion, as necessary, of said restated Company Financial Statements in any and all reports required to be filed by Parent under the Exchange Act from and after the Effective Time.

     6.3  Conditions to Obligations of the Company.    The obligations of the
          ----------------------------------------
Company to perform this Agreement and the Agreement of Merger are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by the Company:

          (a)  Representations and Warranties of Parent and Acquisition Sub.
               ------------------------------------------------------------
The representations and warranties of Parent and Acquisition Sub set forth in
Section 3.3 hereof shall be true and correct in all material respects (except for any representation or warranty that by its terms is qualified by materiality, in which case it shall be true and correct in all respects) as of the date of this Agreement, as of the Effective Time and as of the Closing Date as though made at and as of such dates, respectively, and the Company shall have received a certificate signed by the Chief Financial Officer of Parent and the President of Acquisition Sub to that effect.

          (b)  Performance of Obligations of Parent and Acquisition Sub.
               --------------------------------------------------------
Parent and Acquisition Sub shall have performed in all material respects their respective obligations required to be performed by them under this Agreement and the Agreement of Merger prior to or as of the Closing Date and the Company shall have received a certificate signed by the Chief Financial Officer of Parent and President of Acquisition Sub to that effect.

          (c)  Related Agreements.    Parent shall have executed and delivered
               ------------------
the Related Agreements to which it is a party.

          (d)  The Capital.  Acquisition Sub shall have as its sole asset the
               -----------
Capital and shall have no Liability of any kind or nature, and Parent and Acquisition Sub shall have taken all other actions necessary in order to ensure that the Capital, less all amounts paid by Acquisition Sub in settlement of the outstanding debt owed by the Company to Manufacturers & Traders Trust Company, shall become an asset of the Surviving Corporation as of the Effective Time, without any Liability created by the Parent or Acquisition Sub attaching thereto.

          (e)  Opinion of Parent's and Acquisition Sub's Counsel.    The Company
               -------------------------------------------------
shall have received an opinion dated the Closing Date of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., special counsel to Parent and Acquisition Sub, in form and substance reasonably satisfactory to the Company.

          (f)  Acceptance by Counsel to the Company.    The form and substance
               ------------------------------------
of all legal matters contemplated hereby and of all papers delivered hereunder shall be reasonably acceptable to McConville, Considine, Cooman & Morin, P.C., counsel to the Company.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

          Each of the Parties hereto hereby agrees that the covenants, agreements and acknowledgements contained in this Article VII shall survive the Closing and the reorganization herein contemplated for the applicable period of time specified in the provisions of this Article VII, and if no such time is specified, for an indefinite period of time.

     7.1  Non-Competition. Each Management Stockholder acknowledges that (1) the
          ---------------
Company is engaged in the business of developing and distributing computer-based training software focused towards the aviation security and general security industries (the "Company Business"); (2) each Management Stockholder is one of a limited number of persons who developed such business or is closely associated with such persons; (3) their association with the Company has given each of them and will continue to give each of them trade secrets of and confidential information concerning the Company; (4) the agreements and covenants contained in this Section 7.1 are essential to protect the business and goodwill being acquired by Parent; (5) Parent and Acquisition Sub would not enter into this Agreement or consummate the transactions contemplated hereby but for such agreements and covenants; and (6) each Management Stockholder has means to support himself and his dependents other than by engaging in the Company Business and the provisions of this Section 7.1 will not impair such ability. Accordingly, each Management Stockholder covenants and agrees, with respect to himself, as follows:

          (a)  Non-Compete. Until the fifth (5/th/) anniversary of the Effective
               -----------
Time (the "Restricted Period"), each Management Stockholder shall not (i) for himself or on behalf of any other person or entity, directly or indirectly, either as principal, agent, stockholder, employee, consultant, representative or in any other capacity, own, manage, operate or control, or be concerned, connected or employed by, or otherwise associate in any manner with, engage in or have a financial interest in any business which is directly or indirectly competitive with the Company Business in any place where the Company Business was at any time prior to the Effective Time or is at the Effective Time or at any time during the Restricted Period being conducted by the Company or the Surviving Corporation, as applicable (the "Restricted Territory"), except that nothing contained herein shall preclude such Management Stockholder from purchasing or owning securities of any such business if such securities are publicly traded, and provided that his holdings do not exceed three (3%) percent of the issued and outstanding securities of any class of securities of such business; (ii) either individually or on behalf of or through any third party, solicit, divert or appropriate or attempt to solicit, divert or appropriate, for the purpose of competing with the Company Business or any present or future parent, subsidiary or other affiliate of the Surviving Corporation which is engaged in a similar business as the Company Business, any customers or patrons of the Company or the Surviving Corporation, or any prospective customers or patrons with respect to which the Company or the Surviving Corporation has developed or made a sales presentation (or similar offering of services), located within the Restricted Territory; (iii) either individually or on behalf of or through any third party, directly or indirectly, solicit, entice or persuade or attempt to solicit, entice or persuade any other employees of or consultants to the Surviving Corporation or any present or future parent, subsidiary or affiliate of the Surviving Corporation to leave the services of the Surviving Corporation or any such parent, subsidiary or affiliate for any reason; or (iv) either individually or on behalf of or through any third party, directly or indirectly, hire any employees of or consultants to the Surviving Corporation or any present or future parent, subsidiary or affiliate of the Surviving Corporation; and

          (b)  Rights and Remedies Upon Breach.  If any Management Stockholder
               -------------------------------
breaches, or threatens to commit a breach of, any of the provisions of this
Section 7.1 (the "Restrictive Covenants"), Parent and the Surviving Corporation shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to Parent and the Surviving Corporation under law or in equity:

               (i)    Specific Performance.  The right and remedy to have the
                      --------------------
Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to Parent and the Surviving Corporation and that money damages would not provide an adequate remedy to Parent and the Surviving Corporation;

               (ii)   Accounting.  The right and remedy to require any such
                      ----------
Management Stockholder to account for and pay over to Parent and the Surviving Corporation, all compensation, profits, monies, accruals, increments or other benefits derived or received by such Management Stockholder as the result of any transactions constituting a breach of the Restrictive Covenants; and

               (iii)  Money Damages.  The right to recover money damages insofar
                      -------------
as they can be determined.

          (c)  Severability of Covenants.  Each Management Stockholder
               -------------------------
acknowledges and agrees that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

          (d)  Judicial Modification of Restrictive Covenants.  If any court
               ----------------------------------------------
determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

          (e)  Enforceability in Jurisdictions.  Parent and the Management
               -------------------------------
Stockholders intend to and hereby confer, in any action brought by Parent or the Surviving Corporation to enforce the Restrictive Covenants, jurisdiction upon the courts of any jurisdiction within the geographical scope of such Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of Parent and the Management Stockholders that such determination not bar or in any way affect the right of Parent or the Surviving Corporation to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

          (f)  Attorneys' Fees.  If any Management Stockholder violates any of
               ---------------
the Restrictive Covenants, then the prevailing party shall be paid by such Management Stockholder all of its costs and expenses, including attorneys' fees, incurred in enforcing the terms of the Restrictive Covenants.

     7.2  Restriction on Transfer.
          -----------------------

          (a) The Merger Shares to be issued to each Management Stockholder pursuant to the Merger and the terms hereof and any shares of capital stock or other securities received with respect thereto (collectively, the "Restricted Securities") shall not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of (each, a "Transfer") except upon the conditions specified in this Section 7.2, which conditions are intended to insure compliance with the provisions of the Securities Act, and Section 7.6. Each Management Stockholder shall observe and comply with the Securities Act and the rules and regulations promulgated by the SEC thereunder as now in effect or hereafter enacted or promulgated, and as from time to time amended, in connection with any Transfer of Restricted Securities beneficially owned by the holder thereof.

          (b) Each certificate representing Restricted Securities issued to a Management Stockholder and each certificate for such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Sections 7.2(c) and 7.2(d) hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,

          OR ANY APPLICABLE STATE SECURITIES OR "BLUE-SKY" LAWS. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN SECTIONS 7.2 AND 7.6 OF THE AGREEMENT AND PLAN OF REORGANIZATION DATED AS OF SEPTEMBER 13, 2000 AMONG THE ARISTOTLE CORPORATION, ARISTOTLE ACQUISITION SUB, INC., SAFE PASSAGE INTERNATIONAL, INC. AND THE STOCKHOLDERS OF SAFE PASSAGE INTERNATIONAL, INC. IDENTIFIED ON SCHEDULE I THERETO AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF SAFE PASSAGE INTERNATIONAL, INC."

          (c) Upon approval of the Merger by the Stockholders as contemplated hereby, each Management Stockholder is deemed to agree that, prior to any Transfer of Restricted Securities to give written notice to the Surviving Corporation of such Management Stockholder's intention to effect such Transfer and to comply in all other respects with the provisions of this Section 7.2. Each such notice shall describe the manner and circumstances of the proposed Transfer and, if requested by the Surviving Corporation, shall be accompanied by the written opinion, addressed to the Surviving Corporation, of counsel for the holder of such Restricted Securities, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Surviving Corporation) such proposed transfer does not involve a transaction requiring registration or qualification of such Restricted Securities under the Securities Act or the securities or "blue-sky" laws of any relevant state of the United States. The holder thereof shall thereupon be entitled to Transfer such Restricted Securities in accordance with the terms of the notice delivered by it to the Surviving Corporation, subject to Section 7.6 hereof. Each certificate or other instrument evidencing the securities issued upon the Transfer of any such Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such Restricted Securities) shall bear the legend set forth in Section 7.2(b) unless (x) in such opinion of counsel of the Surviving Corporation registration of any future Transfer is not required by the applicable provisions of the Securities Act or (y) the Surviving Corporation shall have waived the requirement of such legends.

          (d) Notwithstanding the foregoing provisions of this Section 7.2, the restrictions imposed by this Section 7.2 upon the transferability of Restricted Securities shall cease and terminate when (i) any such shares are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act or as otherwise contemplated by Section 7.2(c) and, pursuant to Section 7.2(c), the securities so transferred are not required to bear the legend set forth in
Section 7.2(b) or (ii) the holder of such Restricted Securities has met the requirements for Transfer of such Restricted Securities pursuant to subparagraph
(k) of Rule 144. Whenever the restrictions imposed by this Section 7.2 shall terminate, as herein provided, the holder of Restricted Securities as to which such restrictions have terminated shall be entitled to receive from the Surviving Corporation, without expense, a new certificate not containing any reference to the restrictions imposed by this Section 7.2.

          (e) Each Management Stockholder understands and agrees that the Surviving Corporation, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to certificates for Restricted Securities owned by such Management Stockholder but not as to certificates for such shares of Survivor Common Stock as to which the legend set forth in paragraph (b) of this Section 7.2 is no longer required because one or more of the conditions set forth in Section 7.2(d) shall have been satisfied, in the event of a proposed transfer in violation or breach of this Section 7.2 or that is or may otherwise be unlawful.

     7.3  Confidentiality.    The Company and the Management Stockholders,
          ---------------
acknowledge and recognize that the Subject Business (as defined below) has been conducted or is currently planned to be conducted by the Company or the Surviving Corporation, as applicable, throughout the world, and further acknowledge and recognize the highly competitive nature of the industry in which the Subject Business is involved and that, accordingly, in consideration of the premises contained herein, the consideration to be received hereunder and the direct and indirect benefits to the Company and the Management Stockholders of the transactions contemplated hereby, and in consideration of and as an inducement to Parent and Acquisition Sub to enter into this Agreement and to consummate the transactions contemplated hereby, from and after the Effective Time, the Company and the Management Stockholders shall not (and shall cause each of their respective Affiliates and subsidiaries, and the officers, directors, employees, equityholders, advisors and agents of them and their Affiliates and subsidiaries not to) use or disclose to any person or entity, any Confidential Information or the terms and conditions of this Agreement, for any reason or purpose whatsoever, nor shall it or they make use of any of the Confidential Information for its own purposes or for the benefit of any Person except (a) in order to facilitate the fulfillment of such party's obligations hereunder, (b) to Parent and the Surviving Corporation, (c) as required by law or judicial process, (d) as required to fulfill legal and regulatory obligations, if any or (e) to such party's attorneys, accountants, other advisors, officers, employees, directors and equityholders, as applicable, provided that such third party agrees in writing to be bound by the confidentiality provisions hereof. For purposes of this Agreement, "Confidential Information" shall mean Intellectual Property Rights of the Company, the Surviving Corporation or Parent or its Affiliates and all information of a proprietary nature relating to the Company, the Surviving Corporation or Parent or its Affiliates or the Subject Business (other than information that is in the public domain at the time of receipt thereof by the Company or the Management Stockholders or otherwise becomes public other than as a result of the breach by the Company or the Management Stockholders of its agreement hereunder or is rightfully received from a third party without any obligation of confidentiality to Parent, the

Company or the Surviving Corporation or is independently developed by the Management Stockholders) and the terms and conditions of this Agreement. As used herein, the term "Subject Business" shall mean (A) the business of the Company and the Surviving Corporation or such business as is reasonably related to the business of the Company or the Surviving Corporation or is reasonably based on its technology and (B) the business of Parent or any of its Affiliates.

     7.4  Escrow Funds.
          ------------

          (a) The Management Stockholders shall cause to be provided to Parent within thirty (30) days after the Effective Time an unaudited balance sheet of the Company as of the Effective Time, and the related statements of income, cash flow and shareholders' equity for the period then ended, as prepared by the Company Accountants (the "Effective Time Financial Statements"). The Management Stockholders and the Parent hereby agree that the total consideration payable to the Stockholders by the Parent pursuant to Section 2.1 hereof assumes, and is conditioned upon, the Company having, as of the Effective Time, a Net Worth of not less than $400,000 (the "Minimum Net Worth"), and total Liabilities of not more than $400,000 (the "Maximum Liability Amount"), of which no more than $130,000 shall be funded debt (the "Maximum Funded Debt"), each as indicated in the Effective Time Financial Statements. In the event the Company's Net Worth, as indicated in the Effective Time Financial Statements, is less than the Minimum Net Worth, or the Company's Liabilities, as indicated in the Effective Time Financial Statements, exceeds the Maximum Liability Amount, or the Company's funded debt, as indicated in the Effective Time Financial Statements, exceeds the Maximum Funded Debt, the Parent shall have the right to receive, and the Escrow Agent shall so deliver, in accordance with the Escrow Agreement, an amount of the Escrow Funds being held by the Escrow Agent at the time the Claim Amount is calculated equal to the sum of the amount by which the Company's Net Worth is less than the Minimum Net Worth, if any, plus the amount by which the Company's Liabilities exceed the Maximum Liability Amount, if any, plus the amount by which the Company's funded debt exceeds the Maximum Funded Debt, if any (such sum hereinafter the "Claim Amount"), or if the Claim Amount exceeds the amount of the Escrow Funds being held by the Escrow Agent at the time the Claim Amount is calculated, all of the Escrow Funds together with any additional amount receivable by Parent pursuant to the further provisions of this Section 7.4; provided, however, that, if the Company's Net Worth as indicated in the Effective Time Financial Statements exceeds the Minimum Net Worth, the Claim Amount shall be reduced by an amount, not to exceed $21,000, equal to the amount by which the Company's Net Worth exceeds the Minimum Net Worth (such amount hereinafter the "Net Worth Overage"), or if the Claim Amount is zero (0), Parent shall pay to the Stockholders, within ten (10) business days after the Company's Net Worth is calculated in accordance with this Section 7.4, the Net Worth Overage in proportion to their respective percentage ownership in the Company immediately prior to the Effective Time as indicated in Schedule IIA attached
                                                        ------------
hereto; and provided, further, however, that if the Claim Amount, as adjusted by the Net Worth Overage, if any, in accordance with the immediately preceding proviso of this sentence, exceeds the amount of the Escrow Funds being held by the Escrow Agent at the time the Claim Amount is calculated, the Stockholders shall pay in the aggregate to Parent, within ten (10) business days after the Company's Net Worth is calculated, in proportion to their respective percentage ownership in the Company immediately prior to the Effective Time as indicated in
Schedule IIA
------------
attached hereto, the amount by which the Claim Amount, as so adjusted, exceeds the amount of the Escrow Funds.

          (b) For purposes of this Agreement, the term "Net Worth" shall mean net worth defined under, and calculated in accordance with, GAAP (including revenue recognition in accordance with SOP 97-2 and Staff Accounting Bulletin
101); provided, however, that, and notwithstanding the foregoing, in calculating Net Worth, all accounts receivable of the Company, Safe Ltd. or Certrac, as applicable, that are more than sixty (60) days past due as of the Effective Time shall not be included in determining Net Worth; and, provided, further however, that (i) if an adjustment for accounts receivable that are past due for more than sixty (60) days results in the Company's Net Worth as indicated in the Effective Time Financial Statements being less than the Minimum Net Worth, then an amount of accounts receivable equal to but not in excess of the amount of accounts receivable included in the total amount by which the Company's Net Worth is less than the Minimum Net Worth, if collected by the Surviving Corporation within one hundred eighty (180) days after the Effective Time, less all amounts incurred by the Surviving Corporation in collecting such accounts receivable, shall be included in determining Net Worth for purposes of this
Section 7.4 and (ii) if the adjustments for recognition of revenue in accordance with GAAP (including revenue recognition in accordance with SOP 97-2 and Staff Accounting Bulletin 101) detailed on Schedule IV attached hereto results in the
                                     -----------
Company's Net Worth as indicated in the Effective Time Financial Statements being less than the Minimum Net Worth, if such revenue is recognized in accordance with GAAP (including revenue recognition in accordance with SOP 97-2 and Staff Accounting Bulletin 101) or such revenue is received by the Surviving Corporation in the form of cash or other immediately available funds, and if such recognition or receipt occurs within one hundred and eighty (180) days after the Effective Time, then an amount of such recognized or received revenue equal to but not in excess of the amount of the adjustments for recognition of revenue in accordance with GAAP (including revenue recognition in accordance with SOP 97-2 and Staff Accounting Bulletin 101) detailed on Schedule IV
                                                             -----------
attached hereto included in the total amount by which the Company's Net Worth is less than the Minimum Net Worth, less all amounts incurred by the Surviving Corporation for actions taken which resulted in such recognition or receipt, shall be included in determining Net Worth for purposes of this Section 7.4. Any dispute with respect to the Effective Time Financial Statements or the calculation of Net Worth, Liabilities or funded debt shall be resolved by an independent third-party accountant of nationally-recognized standing which is not engaged by the Surviving Corporation and which is reasonably acceptable to the Management Stockholders and Parent. All fees of such independent third-party accountant shall be borne equally by Parent and by the Management Stockholders.

          (c) Upon receipt by the Surviving Corporation from PerkinElmer Instruments of full payment due from PerkinElmer Instruments pursuant that certain Agreement for the Upgrade of the Linescan Operator Computer Based Training programs for PerkinElmer Detection Systems, Inc., dated May 17, 2000, between the Company and PerkinElmer Instruments, Eighty Two Thousand Five Hundred Twenty Five Dollars ($82,525) shall be released from the Escrow Funds and delivered to the Stockholders, in proportion to their respective ownership interest in the Company immediately prior to the Effective Time, as indicated in
Schedule IIA attached hereto, pursuant to the terms of the Escrow Agreement.
------------

     7.5  Procedures Regarding Determination and Payment of Performance Payment.
          ---------------------------------------------------------------------
At the time of its payment, the Parent shall include with the amount of the Performance Payment to be made to each Management Stockholder a certificate executed on its behalf by its then Chief Financial Officer setting forth the computations which lead to the amount of the Performance Payment due to such Management Stockholder as determined pursuant to Section 2.1(e) hereof. Each Management Stockholder shall have thirty (30) days from the date of said certificate to object to the amount of his respective share of the Performance Payment or the calculation thereof, which objection shall set forth the basis therefor, in reasonable particularity and referencing the applicable provisions of Section 2.1(e) relied upon for such objection. Each Management Stockholder, and one representative of such Management Stockholder, shall have reasonable access, during normal business hours, to the Company's books and records which are pertinent to the calculation of the Performance Payment and his respective portion thereof, at any time prior to the thirtieth (30/th/) day following the date of said certificate, in order to verify the information contained within said certificate; provided, however, that the Management Stockholder's and his representative's, if any, access to such books and records shall be governed by the provisions of Section 7.3 hereof. If no Management Stockholder so objects, or if each Management Stockholder fails to object within the time period specified in this Section 7.5, the Performance Payment and each Management Stockholder's respective share of the same shall be as so indicated in the certificate of the Parent's Chief Financial Officer delivered therewith. In the event any Management Stockholder so objects, in accordance with this Section 7.5, the dispute with respect to each such Management Stockholder's respective portion of the Performance Payment shall be resolved in accordance with the terms of this Section 7.5. Each objection which is not resolved by the Parent and the applicable Management Stockholder(s) shall be resolved by an independent third-party accountant of nationally-recognized standing which is not engaged by the Surviving Corporation and which is reasonably acceptable to the Management Stockholder(s) so objecting and Parent. All fees of such independent third-party accountant shall be borne equally by Parent and by the Management Stockholder(s) so objecting.

     7.6  Rights to Purchase and Cause Sale of Merger Shares.  Each Management
          --------------------------------------------------
Stockholder hereby:

          (a) grants to Parent, or its successor-in-interest, the right to purchase his respective Merger Shares, and all other shares of capital stock of the Surviving Corporation, or of any other corporation, issued or issuable upon conversion thereof, in exchange therefor, or as a dividend or distribution thereon, to the extent not already purchased by the Parent or its successor-in-interest pursuant to Section 7.6(b) hereof or any other agreement between the Parent and such Management Stockholder, at its then fair market value as determined by a nationally-recognized financial services or accounting firm selected by Parent, or its successor-in-interest; provided, however, that if any Management Stockholder objects to the firm so selected by Parent, or its successor-in-interest, prior to such firm commencing work to determine the fair market value thereof, the Management Stockholders and Parent, for itself and its successor-in-interest, agree that PriceWaterhouseCoopers, or its successor, shall determine the fair market value thereof. The right granted herein and the purchase contemplated hereby shall be exercisable beginning on the fifth (5/th/) anniversary of the date hereof and must be consummated within sixty (60) days following the fifth (5/th/) anniversary of the date hereof, unless otherwise agreed to by the Management Stockholders and Parent, and shall be so exercised by written notice by the Parent, or its successor-in-interest, as applicable, to each of the Management Stockholders at any time prior to the thirtieth (30/th/) day following the fifth (5/th/) anniversary hereof;

          (b) agrees not to sell or otherwise transfer any of his respective Merger Shares, or any shares of capital stock of the Surviving Corporation, or of any other corporation, issued or issuable upon conversion thereof, in exchange therefor, or as a dividend or distribution thereon, without first giving written notice of such intention to the Parent, which notice shall include the name of the proposed transferee, the proposed purchase price per share, the terms of payment of such purchase price and all other matters relating to such sale or transfer and shall be accompanied by a copy of the binding written agreement of the proposed transferee to purchase such shares of the Management Stockholder. Such notice shall constitute a binding offer by the Management Stockholder to sell to the Parent such number of such shares then held by the Management Stockholder as are proposed to be sold in the notice at the monetary price per share designated in such notice, payable on the terms offered to the Management Stockholder by the proposed transferee (provided, however, that the Parent shall not be required to meet any non-monetary terms of the proposed transfer, including, without limitation, delivery of other securities in exchange for such shares proposed to be sold). The Parent shall give written notice to the Management Stockholder as to whether such offer has been accepted in whole by the Parent within sixty (60) days after its receipt of such written notice from the Management Stockholder. Such acceptance notice shall fix a time, location and date for the closing on such purchase which shall not be less than ten (10) nor more than sixty (60) days after the giving of the acceptance notice. The place for such closing shall be at the Surviving Corporation's principal office or such other place as mutually agreed to. At such closing, the Management Stockholder shall accept payment as set forth herein and shall deliver to Parent in exchange therefor certificates for the number of shares stated in the notice accompanied by duly executed instruments of transfer. If the Parent shall fail to accept any such offer, the Management Stockholder shall be free to sell all, but not less than all, of the shares set forth in his or her notice to the designated transferee at the price and terms designated in the Management Stockholder's notice, provided that (i) such sale is consummated within three (3) months after the giving of notice by the Management Stockholder to the Parent as aforesaid, and (ii) the transferee first agrees in writing to be bound by the provisions of this Section 7.6 so that such transferee (and all subsequent transferees) shall thereafter only be permitted to sell or transfer such shares in accordance with the terms hereof. After the expiration of such three (3) months, the provisions of this Section 7.6(b) shall again apply with respect to any proposed voluntary transfer of such or any other share of the Management Stockholder.

     The restrictions on transfer contained in this Section 7.6(b) shall not apply to (A) transfers by the Management Stockholder to his spouse or children or to a trust for the benefit of his spouse or children, (B) transfers by the Management Stockholder to his guardian or conservator, and (C) transfers by the Management Stockholder, in the event of his death, to his executor(s) or administrator(s) or to trustee(s) under his will (collectively, "Permitted

Transferees"); provided however, that in any such event the shares so transferred in the hands of each such Permitted Transferee shall remain subject to this Section 7.6, and each such Permitted Transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such transfer; and

          (c) agrees, that if Parent determines not to exercise its rights set forth in Section 7.6(a) hereof, and any person, corporation or other entity unaffiliated with or unrelated to, the Management Stockholders or Parent or any of their Affiliates, offers to purchase, or to acquire in a bona fide transaction which is approved by the Board of Directors of the Surviving Corporation, whether or not the circumstances surrounding such offer or transaction is initiated by Parent or the proposed purchaser, (i) all or substantially all of the capital stock of the Surviving Corporation (whether in connection with a merger or consolidation of the Surviving Corporation, an offer to purchase capital stock of the Surviving Corporation directed to all or substantially all of the stockholders of the Surviving Corporation, or otherwise), or (ii) all or substantially all of the assets of the Surviving Corporation, and Parent elects to sell all of its shares of Survivor Common Stock or agrees to sell all or substantially all of the assets of the Surviving Corporation pursuant to such offer, to (A) vote all of his Merger Shares or any shares of capital stock of the Surviving Corporation, or of any other corporation, issued or issuable upon conversion thereof, in exchange therefor, or as a dividend or distribution thereon (collectively, the "Shares"), in favor of the transaction contemplated by such offer, to the extent any such vote is required for the consummation of any such transaction, (B) sell, transfer or exchange all of his Shares which he then holds of record or beneficially in connection with such transaction on the same terms as those accepted by the Parent pursuant to such election, and (C) execute and deliver such instruments of conveyance and transfer and take such action, including any purchase agreements, merger agreements, indemnity agreements, escrow agreements, or related documents, as Parent may reasonably require in order to carry out the terms and provision of this Section 7.6(c). If a Management Stockholder fails or refuses to vote or sell his Shares as required by, or votes his Shares in contravention of, this Section 7.6(c), each Management Stockholder hereby grants to Parent an irrevocable proxy and each Management Stockholder hereby appoints the Parent his attorney in fact, to sell such Shares in accordance with the terms of this Section 7.6(c). At the closing of any such sale, merger or consolidation, each Management Stockholder shall deliver, at the same time as Parent, and against receipt of the consideration specified in the offer accepted by Parent, certificates representing the Shares which he holds of record or beneficially, with all endorsements necessary for transfer. In the event that any Management Stockholder fails or refuses to comply for any reason with the provisions of this Section 7.6(c), the Parent and the proposed purchaser, at their option, may elect to proceed with the transaction notwithstanding such failure or refusal and, in such event and upon tender of the specified consideration to any such Management Stockholder, the rights of any such Management Stockholder with respect to such Shares shall cease.

     7.7  Election to Treat as an Asset Acquisition.  Each Management
          -----------------------------------------
Stockholder hereby agrees to take all actions deemed necessary by Parent, and agrees to cause the Surviving Corporation to take all such actions, as necessary, that will permit the transactions contemplated hereby to be treated, at the election of Parent, for all Tax purposes, under Section 338(h)(10) of the Code and all other then applicable Tax laws, as an asset acquisition; provided, however, that, each Management Stockholder's agreement hereby is expressly conditioned upon Parent's agreement hereby to indemnify and hold harmless, and Parent's actual indemnification of and holding harmless, such Management Stockholder from any Tax due or payable by such Management Stockholder as a result of such election and treatment.

     7.8  Right to Review Company Returns. Prior to the filing of any Company
          -------------------------------
Return not filed prior to the Effective Time but required to be filed or caused to be filed by the Management Stockholders pursuant to the terms hereof, each Management Stockholder agrees that each such Company Return shall be made available to Parent and its accountants for their review and comment upon the same; provided, however, that nothing contained in this Section 7.8, nor any such review or comment made in accordance with this Section 7.8, shall limit or eliminate Parent's or any other Indemnified Persons right to indemnification set forth in Article VIII hereof.

     7.9  Continuing Obligation to Restate Company Financial Statements. In the
          -------------------------------------------------------------
event the process of restating the Company Financial Statements contemplated by
Section 6.2(v) hereof is not completed on or prior to the Closing Date and Parent and Acquisition Sub consummate the Merger and the transactions contemplated herein on the Closing Date without such process having been so completed, the Management Stockholders hereby agree to cause the Company Accountants to complete, on or before September 30, 2000, the process of restating all Company Financial Statements which are not completely restated on the Closing Date such that the revenue recognition policy of the Company, as reflected in the revenue figures included in said restated Company Financial Statements, shall be in accordance with GAAP (including revenue recognition in accordance with SOP 97-2 and Staff Accounting Bulletin 101) consistently applied, shall cause a copy of said restated Company Financial Statements to be received by Parent on or before September 30, 2000, shall ensure that the representations and warranties of Section 3.1(e) hereof shall be true and correct in all material respects (except for any such representation or warranty that by its terms is qualified by materiality, in which case it shall be true and correct in all respects) with respect to said restated Company Financial Statements as of the date of receipt by Parent as though made at and as of such date, and Parent and Acquisition Sub shall have received a certificate as to all of the same signed by the Management Stockholders. In addition, the Management Stockholders shall obtain from the Company Accountants and the Accountants of Safe Ltd., if necessary, their respective consent to the inclusion, as necessary, of said restated Company Financial Statements in any and all reports required to be filed by Parent under the Exchange Act from and after the Effective Time.

                                  ARTICLE VIII

                                INDEMNIFICATION

     8.1  Definitions.    As used in this Agreement, the following terms shall
          -----------
have the following meanings:

          (a)  "Affiliate" as to any person means any entity, directly or
                ---------
indirectly, through one or more intermediaries, controlling, controlled by or under common control with such person.

          (b)  "Event of Indemnification" shall mean the following:
                ------------------------

               (i) the untruth, inaccuracy or breach of any representation or warranty of the Company or the Management Stockholders contained in Section 3.1 or 3.2 of this Agreement, or in the Company Disclosure Schedule, any Exhibit or Schedule hereto or any document delivered in connection herewith;

               (ii) the breach of any agreement or covenant of the Company or the Management Stockholders contained in this Agreement or in the Company Disclosure Schedule, any Exhibit hereto or any document delivered in connection herewith;

               (iii) any claim, demand, liability or obligation of any nature whatsoever, which arose or was incurred on or before the Closing Date, or which was based on events occurring on or before the Closing Date, or which was based on products sold or services performed by the Company or the Stockholders on or before the Closing Date, notwithstanding that the date on which the claim, demand, Liability or obligation may arise or become manifest is after the Closing Date, other than Liabilities or obligations of the Company arising after the Closing Date under contracts and agreements entered into prior to the Closing Date that are disclosed on the Company Disclosure Schedule; or

               (iv) any claim, demand, Liability or obligation sustained or suffered by the Company, Parent or the Surviving Corporation, or any of them, arising from or in connection with (A) the action of the Stockholders required to approve the transactions contemplated by this Agreement, the Agreement of Merger and the Related Agreements, or (B) any assertion of impropriety by any Stockholder against the Company, Parent or the Surviving Corporation, or any of them, with respect to any actions or transactions of or involving the Company prior to or at the Effective Time (including without limitation, the actions and transactions contemplated by this Agreement, the Agreement of Merger and the Related Agreements).

          (c)  "Indemnified Persons" shall mean and include Parent,
                -------------------
Acquisition Sub and the Surviving Corporation and their respective Affiliates, successors and assigns, and the respective officers and directors of each of the foregoing.

          (d)  "Indemnifying Persons"  shall mean and include (A) prior to the
                --------------------
Closing, the Company and each of the Management Stockholders and his respective successors, assigns, heirs and legal representatives and estates, as the case may be and (B) on and after the Closing, each of the Management Stockholders and his respective successors, assigns, heirs and legal representatives and estates, as the case may be.

          (e)  "Losses" shall mean any and all losses, demands, actions or
                ------
causes of action, suits, proceedings, investigations, arbitrations, claims, assessments, shortages, damages,

Liabilities (contingent or otherwise), payments, obligations, expenses (including reasonable attorneys' and accountants' fees), assessments, Taxes (including interest or penalties thereon) sustained, suffered or incurred by any Indemnified Person arising from or in connection with any such matter that is the subject of indemnification under Section 8.2 hereof, reduced by any insurance proceeds received by the Indemnified Person as a result of the event entitling such Indemnified Person to indemnification hereunder; provided, however, that and notwithstanding anything to the contrary contained herein, no Indemnified Person shall be required to procure insurance to protect against any such event. Parent agrees that it shall assign to the Indemnifying Persons all of its rights to receive the proceeds, and the proceeds (to the extent not so received), of any insurance claim made by it on insurance procured by it to protect it against any event entitling it to indemnification hereunder, such assignment to be effective ninety (90) days after the making of such claim, and no Losses paid or payable to Parent by the Indemnifying Persons hereunder shall be reduced as a result of such assignment or receipt of any of the proceeds of such claim on or after the date of such assignment.

     8.2  Indemnification Generally.
          -------------------------

          (a) The Indemnifying Persons shall indemnify the Indemnified Persons from and against any and all Losses arising from or in connection with any Event of Indemnification, which shall be paid by each Indemnifying Person, subject to the following terms and limitations (other than in connection with Fraud Claims (as defined below)):

               (i) the indemnification obligations of the Management Stockholders after the Closing shall be several and not joint and shall be limited to their respective pro rata portion of the value of the aggregate consideration received or receivable by them in accordance with Section 2.1 hereof; and

               (ii) No Indemnifying Person shall be obligated to make payment under any claim for indemnification hereunder until the aggregate amount of all claims for indemnification made hereunder by all Indemnified Persons exceeds $25,000 (the "Threshold") and at such time such Indemnifying Person shall be liable to pay amounts up to and including the Threshold, as well as amounts incurred after the Threshold has been reached.

          (b) Notwithstanding any of the foregoing, nothing contained in this
Section 8.2 shall in any way limit, impair, modify or otherwise affect the rights of the Indemnified Persons (including rights available under the Securities Act or the Exchange Act) nor shall there be any limitation of liability of Indemnifying Persons in connection with any of such rights of the Indemnified Persons (i) to bring any claim, demand, suit or cause of action otherwise available to the Indemnified Persons based upon an allegation or allegations that the Company and/or the Indemnifying Persons, or any of them, had an intent to defraud or made a willful, intentional or reckless misrepresentation or willful omission of a material fact in connection with this Agreement, the Agreement of Merger or the Related Agreements and the transactions contemplated hereby or thereby (a "Fraud Claim") or (ii) to enforce any judgment of a court of competent jurisdiction which finds or determines that the Company and/or the Indemnifying Persons, or any of them, had an intent to defraud or made a willful misrepresentation or omission of a material fact in connection with this Agreement or the Agreement of Merger and the transactions contemplated hereby or thereby.

     8.3  Assertion of Claims.    No claim shall be brought under Section 8.2
          -------------------
hereof unless the Indemnified Persons, or any of them, at any time prior to the applicable Survival Date, give the Indemnifying Persons (a) written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known or (b) written notice pursuant to
Section 8.4 of any third party claim, the existence of which might give rise to such a claim but the failure so to provide such notice to the Indemnifying Persons will not relieve the Indemnifying Persons from any liability which they may have to the Indemnified Persons under this Agreement or otherwise (unless and only to the extent that such failure results in the loss or compromise of any rights or defenses of the Indemnifying Persons and they were not otherwise aware of such action or claim). Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings prior or subsequent to the Survival Date for the enforcement of their rights under Section 8.2 hereof.

     8.4  Notice and Defense of Third Party Claims.    Losses resulting from the
          ----------------------------------------
assertion of liability by third parties (each, a "Third Party Claim") shall be subject to the following terms and conditions:

          (a) The Indemnified Persons shall promptly give written notice to the Indemnifying Persons of any Third Party Claim that might give rise to any Loss by the Indemnified Persons, stating the nature and basis of such Third Party Claim, and the amount thereof to the extent known. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, without limitation, any summons, complaint or other pleading that may have been served, any written demand or any other document or instrument. Notwithstanding the foregoing, the failure to provide notice as aforesaid to the Indemnifying Persons will not relieve the Indemnifying Persons from any liability which they may have to the Indemnified Persons under this Agreement or otherwise (unless and only to the extent that such failure directly results in the loss or compromise of any rights or defenses of the Indemnifying Person and they were not otherwise aware of such action or claim).

          (b) The Indemnified Persons shall defend any Third Party Claims with counsel of their own choosing, and shall act reasonably and in accordance with their good faith business judgment in handling such Third Party Claims. The Indemnifying Persons, on the one hand, and the Indemnified Persons, on the other hand, shall make available to each other and their counsel and accountants all books and records and information relating to any Third Party Claims, keep each other fully apprised as to the details and progress of all proceedings relating thereto and render to each other such assistance as may be reasonably required to ensure the proper and adequate defense of any and all Third Party Claims.

     8.5  Survival of Representations and Warranties.    Subject to the further
          ------------------------------------------
provisions of this Section 8.5, the representations and warranties of the Parent and Acquisition Sub shall be deemed to be a condition to the Merger and shall not survive beyond the Effective Time. The representations and warranties made by the Company and the Management Stockholders in Section 3.1 and the Management Stockholders in Sections 3.2 shall survive the Effective Time until the third (3rd) anniversary of the Closing Date; provided, however, that the representations and warranties
              --------  -------
contained in Sections 3.1(a), (b), (c), (h), (k), (l) and (s), and 3.2(a), (b),
(c) and (d) and Fraud Claims shall survive in accordance with the applicable statute of limitations related to such representations and warranties or such Fraud Claims. For convenience of reference, the date upon which any representation and warranty contained herein shall terminate is referred to herein as the "Survival Date." Anything contained herein to the contrary notwithstanding, the representations and warranties of the Company contained in this Agreement (including, without limitation, the Company Disclosure Schedule)
(a) are being given by the Company on behalf of the Management Stockholders and for the purpose of binding the Management Stockholders to the terms and provisions of this Article VIII, and as an inducement to Parent and Acquisition Sub to enter into this Agreement and to approve the Merger (and the Company acknowledges that Parent and Acquisition Sub have expressly relied thereon) and
(b) are solely for the benefit of the Indemnified Persons and each of them. Accordingly, no third party (including, without limitation, the Stockholders or anyone acting on behalf of any of them) other than the Indemnified Persons, and each of them, shall be a third party or other beneficiary of such representations and warranties and no such third party shall have any rights of contribution against the Company or the Surviving Corporation with respect to such representations or warranties or any matter subject to or resulting in indemnification under this Article VIII or otherwise.

     8.6  Offset. Parent shall have the right to offset an amount of any
          ------
Performance Payment required to be made by it pursuant to Section 2.1(e) hereof against an equal amount owed to it or any other Indemnified Person, at the time required for the making of such Performance Payment, pursuant to this Article VIII.

                                   ARTICLE IX

                TERMINATION; AMENDMENT, MODIFICATION AND WAIVER

     9.1  Termination.    This Agreement may be terminated, and the Merger
          -----------
abandoned, notwithstanding the approval by Parent, Acquisition Sub and the Company of this Agreement, at any time prior to the Effective Time, by:

          (a) the mutual consent of Parent, Acquisition Sub and the Company; or

          (b) either Parent or Company, if the conditions set forth in Section
6.1 hereof shall not have been met by September 15, 2000, except if such conditions have not been met solely as a result of the action or inaction of the party seeking to terminate; or

          (c) Parent and Acquisition Sub, if the conditions set forth in Section
6.2 hereof shall not have been met, and the Company if the conditions set forth in Section 6.3 hereof shall not have been met, in either case by September 15, 2000, except if such conditions have not been met solely as a result of the action or inaction of the party seeking to terminate; or

          (d) either Parent or Company, if such party shall have determined in its sole discretion, exercised in good faith, that the Merger contemplated by this Agreement has become impracticable by reason of the institution of any litigation, proceeding or investigation to restrain or prohibit the consummation of the Merger, or which questions the validity or legality of the transactions contemplated by this Agreement; or

          (e) Parent and Acquisition Sub if any statute, rule, regulation or other legislation shall have been enacted which, in the sole judgment of Parent and Acquisition Sub, exercised reasonably and in good faith, materially adversely impairs the conduct or operation of the Company; or

          (f) Parent and Acquisition Sub if at any time during the Investigation, Parent and Acquisition Sub determine that the results thereof are unsatisfactory in their sole and absolute discretion.

     Any termination pursuant to this Section 9.1 (other than a termination pursuant to Section 9.1(a) hereof) shall be effected by written notice from the party or parties so terminating to the other parties hereto.

     9.2  Effect of Termination.    Except as provided in this Section 9.2, in
          ---------------------
the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall be of no further force or effect, except for Section 5.10, this
Section 9.2, Section 9.4 and Article X, each of which shall survive the termination of this Agreement; provided, however, that the liability of any party for any breach by such party of the representations, warranties, covenants or agreements of such party set forth in this Agreement occurring prior to the termination of this Agreement shall survive the termination of this Agreement.

     9.3  Specific Performance.    The transactions contemplated by this
          --------------------
Agreement, including the Merger and the agreements set forth in Article VII hereof, are unique transactions and any failure on the part of the Company and the Management Stockholders to complete the transactions contemplated by this Agreement, including the Merger, on the terms of this Agreement will not be fully compensable in damages and the breach or threatened breach of the provisions of this Agreement would cause Parent irreparable harm. Accordingly, in addition to and not in limitation of any other remedies available to Parent for a breach or threatened breach of this Agreement, Parent will be entitled to specific performance of this Agreement upon any breach by the Company or the Management Stockholders, and to an injunction restraining any such party from such breach or threatened breach.

     9.4  Break-up Fee. (a) If this Agreement is terminated by the Company
          ------------
pursuant to Section 9.1(b) or Section 9.1(c), and within six (6) months after the effective date of such termination the Company is the subject of a Third Party Acquisition Event with any Person (as defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) other than Parent, then at the time of consummation of such a Third Party Acquisition Event, in addition to any other remedies available to Parent and/or Acquisition Sub as a result of such termination or otherwise, the Company shall pay to Parent a break-up fee of $150,000 in immediately available funds, which fee represents the parties' best estimates of the out-of-pocket costs incurred by Parent and the value of management time, overhead, opportunity costs and other unallocated costs of Parent incurred by or on behalf of Parent in connection with this Agreement and the transactions contemplated hereby. The Company shall not enter into any agreement with respect to any Third Party Acquisition Event which does not, as a condition precedent to the consummation of such Third Party Acquisition Event, require such break-up fee to be paid to Parent upon such consummation.

          (b) As used herein, the term "Third Party Acquisition Event" shall mean either of the following:

               (i) the Company shall enter into a definitive agreement with respect to any Prohibited Transaction; or

               (ii) any Person (other than Parent or a Person who does not, as of the date of this Agreement, currently have such beneficial ownership) shall have acquired "beneficial ownership" (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of, or a new group has been formed which beneficially owns or has the right to acquire beneficial ownership of, 30% of the outstanding Company Common Stock.

          (c) The Company and each Management Stockholder acknowledges that the provisions for the payment of a break-up fee contained in this Section 9.4 are an integral part of the transactions contemplated by this Agreement and that, without these provisions, Parent would not have entered into this Agreement. Accordingly, if a break-up fee shall become due and payable by the Company, and the Company shall fail to pay such fee when due pursuant to this Section 9.4, and, in order to obtain such payment or any portion thereof, suit is commenced which results in a judgment against the Company therefor, the Company shall pay Parent reasonable costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest computed on any such amounts determined to be due pursuant to this Section 9.4 (computed from the date upon which such amounts were due and payable pursuant to this Section 9.4) and such costs (computed from the date incurred) at the prime rate of interest announced from time to time by The Wall Street Journal. The obligations of the Company under this Section 9.4 shall survive any termination of this Agreement.

                                   ARTICLE X

                                 MISCELLANEOUS

     10.1  Expenses.    As used in this Agreement, "Transaction Costs" shall
           --------
mean, with respect to any party, all actual, out-of-pocket expenses incurred by such party to third parties, in connection with this Agreement, the Merger and all other transactions provided for herein and therein; but shall not in any event include general overhead; the time spent by employees of such party internally; postage, telephone, telecopy, photocopy and delivery expenses; permit and filing fees; and other non-material expenses that are incidental to the ordinary course of business. Each party hereto shall bear its own fees and expenses in connection with the transactions contemplated hereby; provided, however, that in the event the Merger shall be consummated, (a) Parent and Acquisition Sub shall bear all Transaction Costs of Parent and Acquisition Sub and (b) the Stockholders shall bear all Transaction Costs of the Company pro rata among such Stockholders based on their former relative ownership of Company Common Stock, whether or not such fees and expenses have been paid by the Company or the Stockholders of the Company on or before the Closing Date and whether or not such fees and expenses are reflected in the Company Disclosure Schedule (such Transaction Costs of the Company being herein collectively referred to as the "Company Expenses"). Notwithstanding the foregoing, Parent agrees to reimburse the Stockholders for (a) service fees and fees and taxes assessed by the State of New York for the filing of the New York Certificate and the filing of a Certificate of Amendment to the Certificate of Incorporation of the Company required hereunder, in an amount not to exceed One Thousand Dollars ($1,000) and (b) fees incurred by the Company and assessed by the Company Accountants for services rendered by the Company Accountants in restating the Company Financial Statements such that the revenue recognition policy of the Company, as reflected in the revenue figures included in said restated Company Financial Statements, is in accordance with GAAP (including revenue recognition in accordance with SOP 97-2 and Staff Accounting Bulletin
101) consistently applied, pursuant to Section 6.2(v) hereof, in an amount not to exceed $20,000.

     10.2  Entire Agreement. This Agreement (including the Schedules and the
           ----------------
Exhibits attached hereto) and the other writings referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings, written or oral, among the parties with respect thereto.

     10.3  Interpretation. Descriptive headings are for convenience only and
           --------------
shall not control or affect the meaning or construction of any provision of this Agreement. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "herein" and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.4  Best Knowledge Definition. As used in Article III hereof, the term
           -------------------------
"best knowledge" and like phrases shall mean and include (a) actual knowledge and (b) that knowledge which a prudent business person (including the officers, directors, and Key Employees) could have obtained in the management of his or her business affairs after making due inquiry and exercising due diligence with respect thereto. In connection therewith, the knowledge (both actual and constructive) of any officer, director, or Key Employees of the Company shall be imputed to be the actual knowledge of the Company and the Management Stockholders.

     10.5  Notices. All notices or other communications which are required or
           -------
permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by telecopier, with confirmation as provided above addressed as follows:

          (a)  if to Parent or Acquisition Sub, to:

               The Aristotle Corporation
               27 Elm Street
               New Haven, Connecticut 06510
               Telecopier: (203) 562-1226
               Attention: President or Chief Financial Officer

               with a copy to:

               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center
               Boston, MA 02111
               Telecopier: (617) 542-2241
               Attention: Stanford N. Goldman, Esq.

          (b)  if to the Company, to:

               Safe Passage International, Inc.
               333 Metro Park
               Rochester, New York 14625
               Telecopier: (716) 292-4911
               Attention: President

          (c) if to the Management Stockholders, at their respective addresses set forth on Schedule I attached hereto;
                            ----------

               with a copy to:

               McConville, Considine, Cooman & Morin, P.C.
               25 East Main Street
               Rochester, New York 14614
               Telecopier: (716) 546-7218
               Attention: Michael F. McConville, Esq.

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of nationally-recognized overnight courier, on the next Business Day after the date when sent,
(iii) in the case of facsimile transmission or telecopier, upon confirmed receipt, and (iv) in the case of mailing, on the third Business Day following the date on which the piece of mail containing such communication was posted.

     10.6  Counterparts. This Agreement may be executed in any number of
           ------------
counterparts by original or facsimile signature, each such counterpart shall be an original instrument, and all such counterparts together shall constitute one and the same agreement.

     10.7  Governing Law. This Agreement shall be governed by and construed
           -------------
in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein, but without regard to the conflict of law provisions thereof.

     10.8  Benefits of Agreement. All the terms and provisions of this
           ---------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assignable by any party hereto without the consent of the other parties hereto; provided, however, that anything contained herein to the contrary
        --------  -------
notwithstanding, Acquisition Sub may assign and delegate any or all of its rights and obligations hereunder to any other direct or indirect wholly-owned subsidiary of Parent; provided further, however, that any of the rights granted to and obligations of Parent under this Agreement (other than the payment of the aggregate Per Share Cash Payment, the aggregate Per Share Escrow Amount and the Performance Payment) may also be exercised or performed by any entity controlled by or under common control with Parent (each, a "Parent Affiliate"); provided that such Parent Affiliate agrees to be bound by all of the applicable provisions hereof governing such exercise or performance and that the Company and Management Stockholders promptly receive written notice of any such exercise or performance.

     10.9  Pronouns. As used herein, all pronouns shall include the masculine,
           --------
feminine, neuter, singular and plural thereof whenever the context and facts require such construction.

     10.10 Amendment, Modification and Waiver. This Agreement shall not be
           ----------------------------------
altered or otherwise amended except pursuant to (a) an instrument in writing signed by Parent and the Company, if Article VIII is not affected by such alteration or amendment and (b) an instrument in writing signed by (i) Parent,
(ii) the Company and (iii) the Management Stockholders, if Article VIII is affected thereby; provided, however, that any party to this Agreement may waive
                  --------  -------
in writing any obligation owed to it by any other party under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

     10.11 No Third Party Beneficiaries. Nothing express or implied in this
           ----------------------------
Agreement is intended to confer, nor shall anything herein confer, upon any person other than the parties and the respective successors or assigns of the parties, any rights, remedies, obligations or liabilities whatsoever.

     10.12 Consents. Except as otherwise expressly provided in this Agreement,
           --------
any consent or approval of Parent requested or permitted hereunder may be given or withheld in Parent's sole discretion.

     10.13 Interpretation. This Agreement has been negotiated between the
           --------------
parties and will not be deemed to be drafted by, or the product of, any party and as such, this Agreement will not be interpreted in favor of, or against, any party solely on the basis thereof.

     10.14 No Joint Venture. No party hereto shall make any warranties or
           ----------------
representations, or assume or create any obligations, on the other party's behalf except as may be expressly permitted hereunder or in writing by such other party. Each party hereto shall be solely responsible for the actions of all its respective employees, agents and representatives.

               [Remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement and Plan of Reorganization to be executed on its behalf as of the day and year first above written.

                              THE ARISTOTLE CORPORATION


                              By: /s/ Paul McDonald
                                  --------------------------
                                 Name: Paul McDonald
                                 Title: Treasurer

                              ARISTOTLE ACQUISITION SUB, INC.


                              By: /s/ Paul McDonald
                                  --------------------------
                                 Name: Paul McDonald
                                 Title: President

                              SAFE PASSAGE INTERNATIONAL, INC.


                              By: /s/ James S. Viscardi
                                  --------------------------
                                 Name: James S. Viscardi
                                 Title: President

                              MANAGEMENT STOCKHOLDERS:


                              /s/ James S. Viscardi
                              ------------------------------
                              James S. Viscardi


                              /s/ Howard C. Rooksby
                              ------------------------------
                              Howard C. Rooksby


                              /s/ A.M. Figiel
                              ------------------------------
                              Andrew M. Figiel


                              /s/ Michael R. Rooksby
                              ------------------------------
                              Michael R. Rooksby

                                  SCHEDULE I

                            MANAGEMENT STOCKHOLDERS

Name and                     Number of Shares of         Percentage Ownership
Address                      Company Common Stock Owned  in the Company
-------                      --------------------------  ---------------------

James S. Viscardi                        55                     27.5%
18 High Hill Drive
Pittsford, New York 14534

Howard C. Rooksby                        45                     22.5%
23-E Silver Birch Drive
Rochester, New York 14624

Andrew M. Figiel                         45                     22.5%
54 Columbine Road
Widmer End
High Wycombe
Bucks, England HP15 6BP

Michael R. Rooksby                       35                     17.5%
116 Leerie Drive
Rochester, New York 14612

                                  SCHEDULE IA

                             MERGER SHARE AMOUNTS

Name                          Merger Shares
----                          -------------

James S. Viscardi             60


Howard C. Rooksby             50


Andrew M. Figiel              50


Michael R. Rooksby            40

                                  SCHEDULE IB

                   PERCENTAGE RIGHTS TO PERFORMANCE PAYMENT

Name                     Percentage Right
----                     ----------------

James S. Viscardi        27.5%


Howard C. Rooksby        22.5%


Andrew M. Figiel         22.5%


Michael R. Rooksby       17.5%


Homer Boynton            5.0%


Donald R. Garvey         5.0%

                                  SCHEDULE II

                          COMPANY DISCLOSURE SCHEDULE

Section 3.1(a)-Organization; Good Standing; Qualification and Power
Section 3.1(b)-Subsidiaries; Equity Investments
Section 3.1(c)-Capital Stock; Securities
Section 3.1(d)-Authority; No Consents
Section 3.1(f)-Certain Liabilities
Section 3.1(g)(ix)-Absence of Changes
Section 3.1(g)(xi)-Absence of Changes
Section 3.1(g)(xix)-Absence Changes
Section 3.1(h)-Tax Matters
Section 3.1(i)-Title to Assets, Properties and Rights and Related Matters
Section 3.1(j)-Real Property
Section 3.1(k)(v)-Form of Confidentiality Agreement
Section 3.1(k)(ix)-Owned Intellectual Property
Section 3.1(k)(xi)-License Agreements under any Intellectual Property Rights
Section 3.1(l)(i)-Software
Section 3.1(l)(vi)-Year 2000 Compliance
Section 3.1(m)-Agreements, Etc.
Section 3.1(o)-Litigation, Etc.
Section 3.1(p)-Accounts and Notes Receivable
Section 3.1(q)-Accounts and Notes Payable
Section 3.1(r)-Compliance; Governmental Authorizations and Consents
Section 3.1(t)-Labor Relations; Employees
Section 3.1(u)-Employee Benefit Plans and Contracts
Section 3.1(w)-Insurance
Section 3.1(x)-Bank Accounts; Powers of Attorney
Section 3.1(y)-Brokers
Section 3.1(z)-Related Transactions
Section 3.1(aa)-Customers
Section 3.2(b)-Authority - General
Section 3.2(d)-Brokers

     Parent agrees to furnish supplementally a copy of any of the above schedules to the Securities and Exchange Commission upon request.

                                 SCHEDULE IIA

                                 STOCKHOLDERS

Name and                                    Number of Shares of         Percentage Ownership
Address                                     Company Common Stock Owned  in the Company
-------                                     --------------------------  ---------------------

James S. Viscardi                                        55                      27.5%
18 High Hill Drive
Pittsford, New York 14534

Howard C. Rooksby                                        45                      22.5%
23-E Silver Birch Drive
Rochester, New York 14624

Andrew M. Figiel                                         45                      22.5%
54 Columbine Road
Widmer End
High Wycombe
Bucks, England HP15 6BP

Michael R. Rooksby                                       35                      17.5%
116 Leerie Drive
Rochester, New York 14612

Homer Boynton                                            10                       5.0%
64 N. Port Royal Drive
Hilton Head Island, South Carolina 29928

Donald R. Garvey                                         10                       5.0%
3 Abbey Woods
Pittsford, New York 14534

                                 SCHEDULE III

                                 KEY EMPLOYEES

None.

                                  SCHEDULE IV

                              REVENUE ADJUSTMENTS

          PerkinElmer Korea                        82,525
          Securitas Eurostar                       26,400
          PerkinElmer Detection Systems            11,520
          ADI Group                                25,600
          CERTRAC                                  19,000
          Brinks Paris                             13,533
          ADI Germany                               5,000
          Support:
             AerRianta Dublin Airport               1,719
             Royal Marechaussee                     5,802
             Airports Company South Africa          3,750
             Ghana Airlines                           208
             Aeroporti DiRoma                         358
             Manchester Airport                     2,475
             Proteg                                 1,074
             ADI Group                                679

          Total                                   199,643

                                                                       EXHIBIT A
                                                                       ---------


                         AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into this 13/th/ day of September, 2000, by and between SAFE PASSAGE INTERNATIONAL, INC., a New York corporation ("Safe Passage"), and ARISTOTLE ACQUISITION SUB, INC., a Delaware corporation ("Aristotle"). Safe Passage and Aristotle are sometimes referred to herein as the "Constituent Corporations."

     WHEREAS, Safe Passage was incorporated under the laws of the State of New York on May 22, 1996 under the name Safe Passage (US) Limited and currently has authorized capital stock of 200 shares of Common Stock, no par value, of which 200 shares are issued and outstanding;

     WHEREAS, Aristotle was incorporated under the laws of the State of Delaware on August 29, 2000 and currently has authorized capital stock of 3,000 shares of Common Stock, par value $.01 per share, of which 100 shares are issued and outstanding;

     WHEREAS, the respective Boards of Directors of Safe Passage and Aristotle deem it advisable and in the best interests of their respective corporations that Aristotle merge with and into Safe Passage (the "Merger") and to enter into and perform this Agreement pursuant to the laws of the states of New York and Delaware, as applicable;

     WHEREAS, the Board of Directors and the stockholders of Aristotle have approved this Agreement pursuant to subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware; and

     WHEREAS, the Board of Directors and the stockholders of Safe Passage have approved this Agreement pursuant to Section 615 of the New York Business Corporation Law.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Safe Passage and Aristotle hereby agree as follows:

     1.  Merger.  Subject to the terms and conditions hereof and of that certain
         ------
Agreement and Plan of Reorganization, by and among Safe Passage, Aristotle, The Aristotle Corporation, a Delaware corporation, and the stockholders of Safe Passage identified in Schedule I thereto, dated as of September 13, 2000, a copy
                      ----------
of which is attached hereto as Exhibit A (the "Reorganization Agreement"),
                               ---------
Aristotle shall be merged with and into Safe Passage, the separate corporate existence of Aristotle will cease, Safe Passage shall continue as the surviving corporation under the laws of the State of New York (the "Surviving Corporation"), and the issued and outstanding shares of capital stock of Aristotle and Safe Passage shall be converted into capital stock of the Surviving Corporation as provided in Section 6 below, effective upon the date when a Certificate of Merger is filed with the Secretary of State of the State of New York (the "New York Certificate").

     2.  Registered Office of Surviving Corporation. The registered office of
         ------------------------------------------
the Surviving

Corporation after the Merger will be 333 Metro Park, Rochester, New York 14623.

  3.  Certificate of Incorporation.  The Certificate of Incorporation of Safe
      ----------------------------
Passage, as amended and as further amended in accordance with the New York Certificate upon the filing of the New York Certificate with the Secretary of State of the State of New York, shall be the Certificate of Incorporation of the Surviving Corporation immediately upon and after the Merger, until amended as provided therein or by law.

  4.  By-Laws.  The Amended and Restated By-Laws of Safe Passage in effect
      -------
immediately prior to the Merger will continue to be the By-Laws of the Surviving Corporation immediately upon and after the Merger, until amended as provided therein, in the Certificate of Incorporation of the Surviving Corporation or by law.

  5.  Officers and Directors.
      ----------------------

      (a) The persons set forth in Schedule I hereto shall be the officers of
                                   ----------
and shall hold the office(s) set forth opposite their respective names in the Surviving Corporation immediately upon and after the Merger, until their respective successors are duly elected and qualified in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation.

      (b) The persons set forth in Schedule II hereto shall be the directors
                                   -----------
of the Surviving Corporation immediately upon and after the Merger, until their respective successors are duly elected and qualified in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation.

      (c) Officers and directors of Safe Passage who shall not hold such positions immediately upon and after the Merger, as indicated in Sections 5(a) and 5(b) hereof and Schedule I and Schedule II hereto, shall have resigned from
                    ----------     -----------
such positions effective immediately upon the Merger.

  6.  Conversion of Shares of Capital Stock of Aristotle and Safe Passage.  Each
      -------------------------------------------------------------------
of the Constituent Corporations hereby agrees that the provisions of Article II of the Reorganization Agreement shall govern the conversion or cancellation, as applicable, of shares of capital stock of each of Aristotle and Safe Passage, as indicated in said Article II, and the provisions of Article II of the Reorganization Agreement are incorporated herein by reference and made a material part hereof.

  7.  Status and Rights of Surviving Corporation. Immediately upon the Merger:
      ------------------------------------------
(a) the Surviving Corporation shall possess all the rights, privileges and powers, of a public as well as a private nature, of Aristotle and Safe Passage and all property, real, personal and mixed, whether tangible or intangible; (b) all debts due to Aristotle or Safe Passage shall be vested in the Surviving Corporation; (c) all and every other interest of Aristotle and Safe Passage shall be thereafter the property of the Surviving Corporation as effectively as if they were of Aristotle or of Safe Passage; and (d) the title to any real estate, whether by deed or otherwise, vested in Aristotle, Safe Passage or the Surviving Corporation, shall not revert or be in any way impaired by reason of the Merger. Immediately upon the Merger, all rights of creditors and all liens upon any property of the parties hereto shall be preserved unimpaired, and all debts, liabilities, obligations, and duties of the parties hereto shall thenceforth attach to the Surviving Corporation, and may be enforced against the Surviving Corporation to the same extent as if said debts, liabilities, obligations and duties had been incurred or contracted by it.

  8.   Further Assurances.  From time to time, as and when required by Safe
       ------------------
Passage or by its successors and assigns including without limitation the Surviving Corporation, there shall be executed and delivered on behalf of Aristotle such deeds and other instruments, and there shall be taken or caused to be taken such further and other action, as shall be appropriate or necessary in order to vest, perfect in, to confirm of record or otherwise in the Surviving Corporation the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Aristotle and otherwise to carry out the purposes of this Agreement, and the directors of the Surviving Corporation are fully authorized in the name and on behalf of Aristotle or otherwise to take or authorize the taking of any and all such action and to execute and deliver or authorize the execution and delivery of any and all such deeds and other instruments.

  9.   Termination.  Notwithstanding the approval of this Agreement by the
       -----------
stockholders of Aristotle and Safe Passage, this Agreement may be terminated by the mutual consent of the Boards of Directors of the Constituent Corporations at any time prior to the filing of the New York Certificate with the Secretary of State of the State of New York.

  10.  Amendment.  This Agreement may be amended by the mutual consent of the
       ----------
Boards of Directors of the Constituent Corporations prior to the filing of the New York Certificate with the Secretary of State of the State of New York, subject to the restrictions of the General Corporation Law of the State of Delaware and the Business Corporation Law of the State of New York, as applicable.

  11.  Miscellaneous.  This Agreement may be executed in several counterparts,
       -------------
each of which shall be deemed an original, and all of which shall constitute one and the same document. This Agreement, together with the Reorganization Agreement, constitutes the entire agreement of the parties which respect to the subject matter hereof and supersedes any prior or contemporaneous agreements, oral or written, relating thereto. The parties hereto agree that the further terms and conditions of the Merger contained and described in the Reorganization Agreement are incorporated herein by reference and made a material part hereof.

  12.  Agreement with Respect to Service of Process. Safe Passage, for itself
       --------------------------------------------
and on behalf of the Surviving Corporation, and Aristotle each hereby agree that the Surviving Corporation may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Aristotle, as well as for enforcement of any obligation of the Surviving Corporation, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to Section 262 of the General Corporation Law of the State of Delaware, and herein irrevocably appoints the Secretary of State of the State of Delaware as the Surviving Corporation's agent to accept service of process in any such suit or other proceedings. Copy of such process shall be mailed by the Secretary of State of the State of Delaware to the Surviving Corporation as follows: Safe Passage International, Inc., 333 Metro Park, Rochester, New York 14623, Attention:
President.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers to execute this AGREEMENT AND PLAN OF MERGER as of the date first written above.

Attest:                       SAFE PASSAGE INTERNATIONAL, INC.,
                              a New York Corporation


_________________________     By:_______________________________________
                                   James S. Viscardi
                                   President



Attest:                       ARISTOTLE ACQUISITION SUB, INC.,
                              a Delaware Corporation


_________________________     By:_______________________________________
                                   Paul McDonald
                                   President

                                                                       EXHIBIT A
                                                                       ---------

                            REORGANIZATION AGREEMENT
                            ------------------------

See Attached.

                                                                      Schedule I
                                                                      ----------

                     OFFICERS OF THE SURVIVING CORPORATION
                     -------------------------------------

John Crawford, Chairman
James S. Viscardi, President and Chief Executive Officer
Michael R. Rooksby, Executive Vice President
Howard C. Rooksby, Vice President
Andrew M. Figiel, Vice President
Paul McDonald, Vice President, Secretary and Treasurer

                                                                     Schedule II
                                                                     -----------

                     DIRECTORS OF THE SURVIVING CORPORATION
                     --------------------------------------

John Crawford
James S. Viscardi
Paul McDonald
Michael R. Rooksby
Daniel Miglio

                                                                     EXHIBIT B-1
                                                                     -----------


                         CERTIFICATE OF INCORPORATION

                                      of

                           SAFE PASSAGE (US) LIMITED

               Under Section 402 of the Business Corporation Law


I, the undersigned, being of the age of eighteen years or over, for the purpose of forming a corporation pursuant to Section 402 of the Business Corporation Law, do hereby certify:

FIRST: The name of the corporation is: SAFE PASSAGE (US) LIMITED

SECOND: The purpose or purposes for which it is formed are:

          To engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law provided that the corporation is not formed to engage in any act or activity which requires the approval or consent of any state official, department, board, agency or other body without such approval or consent first being obtained.

THIRD: The office of the corporation in the State of New York shall be located in the County of Monroe.

FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is 200 without par value.

FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him or her is:

                         c/o Karla Damico Wilsey, Esq.
                                 333 Metro Park
                              Rochester, NY 14623

SIXTH: No director of the corporation shall be personally liable to the corporation or its shareholders for damages for any breach of duty in such capacity, except as otherwise provided by law.

IN WITNESS WHEREOF, the undersigned has hereunto subscribed this certificate and affirmed it as true under the penalties of perjury.

Dated: May 21, 1996

                                    /s/ Melissa A. Arsenault
                                    --------------------------------
                                    Melissa A. Arsenault
                                    107 Washington Avenue
                                    Albany, New York 12210

                           CERTIFICATE OF AMENDMENT

                                    OF THE

                         CERTIFICATE OF INCORPORATION

                                      OF

                           SAFE PASSAGE (US) LIMITED


                           Under Section 805 of the
                           Business Corporation Law


     The undersigned, being the president and secretary of SAFE PASSAGE (US) LIMITED, hereby certify as follows:

     1.   Name
          ----

         The name of the corporation is Safe Passage (US) Limited. The name under which the corporation was formed was Safe Passage (US) Limited.

     2.   Date of Filing of the Certificate of Incorporation
          --------------------------------------------------

          Its Certificate of Incorporation was filed by the Department of State on May 22, 1996.

     3.   Amendments.
          ----------

          The Certificate of Incorporation as now in full force and effect is amended, as authorized by Section 805 of the Business Corporation Law, to amend the name of the corporation.

     4.   Text of Amendments
          ------------------

          Paragraph 1, which refers to the name of the corporation, is amended to read as follows:

          "The name of the corporation is:  Safe Passage International, Inc."

     5.   Authorization
          -------------

          This amendment to the Certificate of Incorporation was authorized by a vote of the board of directors followed by a vote of the holders of a majority of all of the outstanding shares entitled to vote thereon at a meeting of the shareholders.

     IN WITNESS WHEREOF, we have signed this Certificate of Amendment this 10/th/ day of May, 1999.


                               /s/ James S. Viscardi        , President
                               -----------------------------


                               /s/ Michael R. Rooksby       , Secretary
                               -----------------------------


STATE OF NEW YORK)
COUNTY OF MONROE) SS:


     James S. Viscardi, being duly sworn, deposes and says that he is the president of the corporation named in the foregoing Certificate of Amendment; that he has read and signed the same; and that the statements contained herein are true.



                                    /s/ James S. Viscardi
                                    ------------------------------
                                    James S. Viscardi


Sworn to before me this

10/th/ day of May, 1999.



/s/ Steven Y. Solomon
----------------------

STEVEN Y. SOLOMON
Notary Public in the State of New York
MONROE COUNTY
Commission Expires April 12, 2001

                             CERTIFICATE OF MERGER

                                      of

                       SAFE PASSAGE INTERNATIONAL, INC.
                           (a New York corporation)

                                      and

                        ARISTOTLE ACQUISITION SUB, INC.
                            (a Delaware corporation)


                                      into


                        SAFE PASSAGE INTERNATIONAL, INC.
                            (a New York corporation)

  Under Section 904 of the Business Corporation Law of the State of New York

     Pursuant to Section 904 of the Business Corporation Law of the State of New York (the "NYBCL"), the undersigned does hereby certify this 13/th/ day of September, 2000 that:

     FIRST. The name and place of organization of each constituent entity is as follows:

                  (a)  Aristotle Acquisition Sub, Inc., a Delaware corporation

                  (b)  Safe Passage International, Inc., a New York corporation

     The name of the surviving corporation is Safe Passage International, Inc., a New York corporation.

     SECOND.

                  (a) Aristotle Acquisition Sub, Inc. has an authorized capitalization of 3000 shares of capital stock, all of which are designated as common stock, par value $ .01 per share, 100 shares of which are issued and outstanding. Each share of common stock is entitled to one vote.

                  (b) Safe Passage International, Inc. has an authorized capital consisting of 200 shares of common stock of which 200 shares are issued and outstanding. All outstanding shares of common stock (i) have been duly authorized, validly issued, (ii) are fully paid and non-assessable and (iii) were issued by Safe Passage International, Inc. in compliance with all applicable federal and state securities laws, rules and regulations. Each share of common stock is entitled to one vote.

     THIRD.

               (a) In compliance with the NYBCL, the Agreement and Plan of Reorganization providing for the merger of Aristotle Acquisition Sub, Inc. and Safe Passage International, Inc. into Safe Passage International, Inc. was approved by the Sole Director of Aristotle Acquisition Sub, Inc. on September 13/th/, 2000 and thereafter approved by the sole stockholder of Aristotle Acquisition Sub, Inc. on September 13/th/, 2000.

               (b) In compliance with the NYBCL, the Agreement and Plan of Reorganization providing for the Merger of Aristotle Acquisition Sub, Inc. and Safe Passage International, Inc. into Safe Passage International, Inc. was approved by the unanimous written consent of the Board of Directors of Safe Passage International, Inc. on September 13/th/, 2000 and written consent has been given in accordance with NYBCL (S)615 and written notice has been given to the extent required by NYBCL (S)615.

     FOURTH.

               (a) The Certificate of Incorporation of Aristotle Acquisition Sub, Inc. was filed with the Department of State of the State of Delaware on August 29, 2000.

               (b) The Certificate of Incorporation of Safe Passage International, Inc. was filed with the Secretary of State of the State of New York on May 22, 1996. The name under which the corporation was formed was Safe Passage (US) Limited.

               (c) The Certificate of Incorporation of Safe Passage International, Inc. will be the Certificate of Incorporation of the Surviving Corporation.

     FIFTH. Aristotle Acquisition Sub, Inc. is not authorized to do business in New York State.


     SIXTH. The merger shall effect the following amendments to the Certificate of Incorporation of Safe Passage International, Inc.:


               (a) increase the aggregate number of shares of capital stock which the corporation shall have the authority to issue from 200 without par value to 1000 without par value, and to designate such capital stock as "common stock"; and

               (b) permit shareholders of the corporation to take any action, required or permitted to be taken by vote, by written consent signed by holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted;

               (c) designate a new person to which the Secretary of State shall mail a copy of any process against the corporation served upon him or her.

     SEVENTH The merger shall effect the following amendments to the text of the Certificate of Incorporation of Safe Passage International, Inc.:


               (a) Paragraph 4, which refers to the aggregate number of shares of capital stock which the corporation shall have the authority to issue, is amended to read as follows:

          "The aggregate number of shares of capital stock which the corporation shall have the authority to issue, is 1000 without par value, all of which is hereby designated 'common stock'"

               (b) Paragraph 5, which refers to the post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him or her, is amended to read as follows:

          "The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him or her is:"

                             c/o James S. Viscardi
                                333 Metro Park
                           Rochester, New York 14623

               (c) The Certificate of Incorporation is amended by the addition of a new paragraph Seventh as follows:

          "Whenever shareholders of the corporation are required or permitted by the Business Corporation Law to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted."

     EIGHTH. The Merger shall be effective as of the date of the filing of this Certificate of Merger with the Secretary of State of the State of New York.


        [The remainder of this page has intentionally been left blank.]

IN WITNESS WHEREOF, the undersigned have caused this Certificate of Merger to be duly executed by their respective authorized officers as of the date first written above.

                         SAFE PASSAGE INTERNATIONAL, INC.,
                         a New York corporation

                         By: /s/ James S. Viscardi
                             -----------------------------
                               Name:  James S. Viscardi
                               Title: President


                         ARISTOTLE ACQUISITION SUB. INC.,
                         a Delaware corporation

                         By: /s/ Paul McDonald
                             -----------------------------
                              Name: Paul McDonald
                              Title: President




        [The remainder of this page has intentionally been left blank.]

                                                                     EXHIBIT B-2
                                                                     -----------




                         AMENDED AND RESTATED BY-LAWS

                                      of

                       SAFE PASSAGE INTERNATIONAL, INC.



                         As adopted September _____, 2000

                       SAFE PASSAGE INTERNATIONAL, INC.

                            A New York Corporation

                         AMENDED AND RESTATED BY-LAWS


                           ========================

                                   ARTICLE I

                                 SHAREHOLDERS

     Section 1.1  Annual Meeting.  An annual meeting of shareholders for the
                  --------------
purpose of electing directors and of transacting such other business as may come before it shall be held each year at such date, time, and place, either within or without the State of New York, as may be specified by the Board of Directors.

     Section 1.2  Special Meetings.  Special meetings of shareholders shall be
                  ----------------
held at such time and place, within or without the State of New York, as may be designated in the notice of the meeting, whenever called by the Chairman of the Board, if any, the President, the Secretary, or a majority of the Board of Directors, subject to any special statutory provisions. A special meeting of shareholders shall be called by the President upon the written request, stating time, place, and the purpose or purposes of the meeting, of shareholders who together own of record 20% of the outstanding stock of all classes entitled to vote at such meeting. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice to shareholders.

     Section 1.3  Notice of Meetings.  Written notice of shareholders meetings,
                  ------------------
stating the place, date, and hour thereof and, unless it is the annual meeting, stating the purpose or purposes for which the meeting is called and indicating that it is being issued by or at the direction of the person or persons calling the meeting, shall be given by the Chairman of the Board, if any, the President, any Vice President, the Secretary, or an Assistant Secretary or any other person or persons calling the meeting pursuant to Section 1.2 of these By-Laws, to each shareholder entitled to vote thereat not less than ten (10) nor more than sixty
(60) days before the date of the meeting.

     Section 1.4  Quorum.  Except as otherwise provided by law or in the
                  ------
Certificate of Incorporation, as amended and as then in effect, or these By-Laws, at any meeting of shareholders, the holders of a majority of the votes of shares the holders of which are entitled to vote thereat shall be present in person or represented by proxy in order to constitute a quorum for the transaction of any business. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have the power to adjourn the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 1.5  Organization.  The Chairman of the Board, if any, or in his
                  ------------
absence the President, or in their absence any Vice President, shall call to order meetings of shareholders and shall act as chairman of such meetings. The Board of Directors or, if the Board fails to act, the shareholders may appoint any shareholder, director, or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the President, and all Vice Presidents.

     The Secretary of the Corporation shall act as secretary of all meetings of shareholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of any meeting.

     Section 1.6  Voting. Except as otherwise provided by law or in the
                  ------
Certificate of Incorporation, as amended and as then in effect, or these By-Laws, at any meeting duly called and held at which a quorum is present, a majority of the votes cast at such meeting upon a given question by the holders of outstanding shares of stock of all classes of stock of the Corporation entitled to vote thereon who are present in person or by proxy shall decide such question.

     Except as otherwise provided in the Certificate of Incorporation, as amended and as then in effect, or the specific provision of a by-law adopted by the shareholders, an abstention shall not constitute a vote cast.

     Section 1.7  Action by Written Consent.  Whenever shareholders are required
                  -------------------------
or permitted to take any action by vote, such action may be taken without a meeting or written consent, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

     No written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this paragraph to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation by delivery to its registered office in this state, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

     Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders that have not consented in writing.

                                  ARTICLE II

                              BOARD OF DIRECTORS

     Section 2.1  Number and Term of Office.  The business, property, and
                  -------------------------
affairs of the Corporation shall be managed under the direction of a Board of four (4) directors; provided, however, that the Board, by resolution adopted by vote of a majority of the then authorized number of directors, may increase or decrease the number of directors. The directors shall be elected by the holders of shares entitled to vote thereon at the annual meeting of shareholders, and each shall serve (subject to the provisions of Article IV) until the next succeeding annual meeting of shareholders and until his respective successor has been elected and qualified.

     Section 2.2  Chairman of the Board.  The directors may elect one of their
                  ---------------------
members to be Chairman of the Board of Directors. The Chairman shall be subject to the control of and may be removed by the Board of Directors. He shall perform such duties as may from time to time be assigned to him by the Board.

     Section 2.3  Meetings.  The annual meeting of the Board of Directors, for
                  --------
the election of officers and the transaction of such other business as may come before the meeting, shall be held at the same place as, and immediately following, the annual meeting of shareholders.

     Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

     Special meetings of the Board of Directors shall be held at such time and place as shall be designated in the notice of the meeting whenever called by the Chairman of the Board, if any, the President, or by 25% of the directors then in office.

     Section 2.4  Notice of Special Meetings.  The Secretary, or in his absence
                  --------------------------
any other officer of the Corporation, shall give each director notice of the time and place of holding of special meetings of the Board of Directors by mail at least ten (10) days before the meeting, or by facsimile, cable, overnight courier, or personal service at least five (5) days before the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice. Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice.

     Section 2.5  Quorum and Organization of Meetings.  A majority of the
                  -----------------------------------
entire Board of Directors constituted from time to time shall constitute a quorum for the transaction of business, but, if at any meeting of the Board of Directors (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time and place, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law or in the Certificate of Incorporation, as amended and as then in effect, or these By-Laws, a majority of the directors present at any meeting at which a quorum is present may decide any question brought before such meeting. Meetings shall be presided over by the Chairman of the Board, if any, or in his absence by the President, or in the absence of both by such other person as the directors may select. The Secretary of the Corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 2.6   Committees.  The Board of Directors, by resolution adopted by
                   ----------
a majority of the entire Board, may designate from among its members one or more committees, each consisting of at least one director, and each of which, to the extent provided in such resolution, shall have all the authority of the Board (except as otherwise provided by law or in the Certificate of Incorporation, as amended and as then in effect, or these By-Laws). However, no such committee shall have authority as to any of the following matters:

          (a) the submission to shareholders of any action as to which shareholders' authorization or approval is required by law, the Certificate of Incorporation, as amended and as then in effect, or these By-Laws;

          (b) the filling of vacancies in the Board of Directors or in any committee;

          (c) the fixing of compensation of the directors for serving on the Board or on any committee;

          (d) the amendment or repeal of these By-Laws, or the adoption of new By-Laws; and

          (e) the amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable.

     The Board may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member or members at any meeting of such committee.

     Each such committee shall serve at the pleasure of and be responsible to the Board. It shall keep minutes of its meetings and report the same to the Board.


     Section 2.7   Action Without a Meeting.  Nothing contained in these By-Laws
                   ------------------------
shall be deemed to restrict the power of directors or members of any committee to take any action required or permitted to be taken by them without a meeting.

     Section 2.8   Telephone Meetings.  Any one or more members of the Board or
                   ------------------
any committee thereof may participate in a meeting of the Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                  ARTICLE III

                                   OFFICERS

     Section 3.1  Executive Officers.  The executive officers of the Corporation
                  ------------------
shall be a President, one or more Vice-Presidents, a Treasurer, and a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint such other officers (including a Controller and one or more Assistant Treasurers and Assistant Secretaries) as it may deem necessary or desirable. Each officer shall hold office for such term as may be prescribed by the Board of Directors from time to time. Any person may hold at one time two or more offices.

     Section 3.2  Powers and Duties.  The Chairman of the Board, if any, or, in
                  -----------------
his absence, the President, shall preside at all meetings of the shareholders and of the Board of Directors. The President shall be the chief executive officer of the Corporation. In the absence of the President, a Vice President appointed by the President or, if the President fails to make such appointment, by the Board, shall perform all the duties of the President. The officers and agents of the Corporation shall each have such powers and authority and shall perform such duties in the management of the business, properties, and affairs of the Corporation as generally pertain to their respective offices, as well as such powers and authority and such duties as from time to time may be prescribed by the Board of Directors.

                                  ARTICLE IV

                     RESIGNATIONS, REMOVALS, AND VACANCIES

     Section 4.1  Resignations.  Any director or officer of the Corporation, or
                  ------------
any member of any committee, may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

     Section 4.2  Removals.  The Board of Directors, by a vote of not less than
                  --------
a majority of the entire Board, at any meeting thereof (or by written consent of the entire Board), at any time, may, to the extent permitted by law, remove with or without cause from office or terminate the employment of any officer or member of any committee, and may remove with cause any director. The removal of an officer without cause shall be without prejudice to such officer's contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

     The holders of a majority of the shares entitled at the time to vote at an election of directors may remove any director with or without cause.

     Section 4.3  Vacancies. Any vacancy occurring for any reason (including a
                  ---------
removal without cause) in the office of any director or officer, and any additional directorship resulting from increase in the number of directors, may be filled at any time by a majority of the directors then in office (even though less than a quorum remains) or, in the case of any vacancy in the office of any director, by shareholders and, subject to the provisions of this Article IV, the person so chosen shall hold office until his successor shall have been elected and qualified; or, if the person so chosen is a director elected to fill a vacancy, he shall (subject to the provisions of this Article IV) hold office for the unexpired term of his predecessor if elected by the shareholders and shall (subject to the provisions of this Article IV) hold office until the next meeting of shareholders at which time election of directors is in the regular order of business, and until his successor is elected and qualified, if elected by the directors.

                                   ARTICLE V

                       CERTIFICATES REPRESENTING SHARES

     Section 5.1  Form of Certificates.  The shares of the Corporation shall be
                  --------------------
represented by certificates that shall be in such form as is prescribed by law and approved from time to time by the Board of Directors.

     Section 5.2  Transfer of Shares.  Shares of capital stock of the
                  ------------------
Corporation may be transferred on the books of the Corporation only by the holder of such shares or by his duly authorized attorney, upon the surrender to the Corporation or its transfer agent of the certificate representing such stock properly endorsed.

     Section 5.3  Fixing Record Date. For the purpose of determining the
                  ------------------
shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or to express consent to or dissent from any proposal without a meeting or for the purpose of determining the shareholders entitled to receive payment of any dividend or the allotment of any right, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall, unless otherwise provided by law, not be more than fifty (50) nor less than ten
(10) days before the date of any meeting nor more than sixty (60) days prior to any action taken without a meeting, the payment of any dividend, or the allotment of any right, or any other action. The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Board relating thereto is adopted.

     Section 5.4  Lost Certificates.  The Board of Directors or any transfer
                  -----------------
agent of the Corporation may direct a new certificate or certificates representing stock of the Corporation to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors (or any transfer agent of the Corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as the Board of Directors (or any transfer agent so authorized) shall direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificates, and such requirement may be general or confined to specific instances.

     Section 5.5  Regulations.  The Board of Directors shall have power and
                  -----------
authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation, and replacement of certificates representing stock of the Corporation.

                                  ARTICLE VI

                              GENERAL PROVISIONS

     Section 6.1  Corporate Seal.  The corporate seal shall have inscribed
                  --------------
thereon the name of the Corporation (and shall be in such form as may be approved from time to time by the Board of Directors), the year of its organization, and the words "Corporate Seal" and "New York".

     Section 6.2  Fiscal Year.  The fiscal year of the Corporation shall begin
                  -----------
on the 1/st/ day of January in each year and terminate at midnight on the 31/st/ day of December in such year.

     Section 6.3  Notices and Waivers Thereof.  Whenever any notice is required
                  ---------------------------
by law, the Certificate of Incorporation, as amended and as then in effect, or these By-Laws to be given to any shareholder, director, or officer, such notice, except as otherwise provided by law, may be given personally, or by mail, or, in the case of directors or officers, by telegram, cable, or radiogram, addressed to such address as appears on the books of the Corporation. Any notice given by telegram, cable, or radiogram shall be deemed to have been given when it shall have been delivered for transmission and any notice given by mail shall be deemed to have been given when it shall have been deposited in the United States mail with postage thereon prepaid.

     Whenever any notice is required to be given by law, the Certificate of Incorporation, as amended and as then in effect, or these By-Laws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law.

     Section 6.4  Securities of Other Corporations or Other Interests.  Unless
                  ---------------------------------------------------
otherwise ordered by the Board of Directors, the President, the Secretary, and such attorneys or agents of the Corporation as may from time to time be authorized by the Board of Directors or the President, shall have full power and authority on behalf of this Corporation to attend and to act and vote in person or proxy at any meeting of the holders of securities of any corporation or other entity in which this Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which this Corporation, as the owner or holder thereof, might have possessed and exercised if present. The President, the Secretary, or such attorneys or agents may also execute and deliver on behalf of this Corporation powers of attorney, proxies, consents, waivers, and other instruments relating to the shares or securities owned or held by this Corporation.

     Section 6.5  Indemnification of Directors, Officers, Incorporators,
                  ------------------------------------------------------
Employees, and Agents. Unless otherwise determined by the Board of Directors of
---------------------
the Corporation with respect to an incorporator, employee, or agent or person claiming through him or unless waived by any such person, any person made or threatened to be made a party to an action or proceeding, whether civil, criminal, administrative, or investigative, and whether or not the claim asserted against him is based on matters which antedate the adoption of this
Section 6.5, by reason of the fact that he, his testator, or his intestate then is or was a director, officer, incorporator, employee, or agent of the Corporation, or then serves or has served any other corporation in any capacity at the request of the Corporation, shall be indemnified by the Corporation against expenses, judgments, fines, and amounts paid in settlement to the full extent that officers and directors are permitted to be indemnified by the laws of the State of New York at the time such expenses, judgments, fines, and amounts are paid, or at the time the acts or omissions complained of occurred, whichever gives the greater protection.

                                  ARTICLE VII

                                  AMENDMENTS

     The holders of a majority of the votes of the shares at the time entitled to vote for the election of directors shall have power to adopt, amend, or repeal the By-Laws of the Corporation. The By-Laws may also be adopted, amended or repealed by the Board of Directors by vote of not less than a majority of the entire Board and shall have power equal in all respects to that of the shareholders to adopt, amend, or repeal the By-Laws. However, any By-Law adopted by the Board may be amended or repealed by vote of the holders of a majority of the shares entitled at the time to vote for the election of directors.

     If any By-Law regulating an impending election of directors is adopted, amended, or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the By-Law or By-Laws so adopted, amended, or repealed, together with a concise statement of the changes made.

                                                                       EXHIBIT C
                                                                       ---------

Directors of the Surviving Corporation
--------------------------------------

John Crawford
James S. Viscardi
Paul McDonald
Michael R. Rooksby
Daniel Miglio

                                                                       EXHIBIT D
                                                                       ---------

Officers of the Surviving Corporation
-------------------------------------

John Crawford, Chairman
James S. Viscardi, President and Chief Executive Officer
Michael R. Rooksby, Executive Vice President
Howard C. Rooksby, Vice President
Andrew M. Figiel, Vice President
Paul McDonald, Vice President, Secretary and Treasurer

                                                                       EXHIBIT E
                                                                       ---------

                       Safe Passage International, Inc.
                                333 Metro Park
                              Rochester, NY 14623



                                                              _____, 2000

[Name of Employee]
______________________________
______________________________

Dear [Name of Employee]:

       This Letter is to confirm our understanding with respect to your agreement to protect and preserve information and property which is confidential and proprietary to Safe Passage International, Inc., a New York corporation (the "Company"), or other parties with whom the Company does business (the terms and conditions agreed to in this letter shall hereinafter be referred to as the "Agreement"). In consideration of the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, we have agreed as follows:

       1.   Protected Information. You shall at all times, both during and after
            ---------------------
any termination of this Agreement by either you or the Company, maintain in confidence and shall not, without the prior written consent of the Company, use, except in the course of performance of your duties for the Company, disclose or give to others any fact or information which was disclosed to or developed by you during the course of performing services for, or receiving training from, the Company, and is not generally available to the public, including but not limited to information and facts concerning software, computer programs, firmware, source or object code, business plans, customers, future customers, suppliers, licensors, licensees, partners, investors, affiliates or others, training methods and materials, financial information, sales prospects, client lists, inventions (as defined in Section 2), or any other scientific, technical, trade or business secret or confidential or proprietary information of the Company or of any third party provided to you during the period in which you perform services for or at the request of the Company (such period hereinafter the "Term"). You also agree not to file patents, copyrights or trademark applications based on the Company's technology, property or confidential information, nor seek to make improvements thereon, without the Company's approval. You agree not to make any copies of such confidential or proprietary information of the Company and promptly upon request, whether during or after the Term, to return to the Company any and all documentary, machine-readable or other elements or evidence of such confidential or proprietary information, and any copies that may be in your possession or under your control. In the event you are questioned by anyone not employed by the Company or by an employee of or a consultant to the Company not authorized to receive such information, in regard to any such information or any other secret or confidential work of the Company, or concerning any fact or circumstance relating thereto, you will promptly notify the President of the Company.

     2.   Ownership of Ideas, Copyrights and Patents.
          ------------------------------------------

          (a) Property of the Company. You agree that all ideas, discoveries,
              -----------------------
creations, manuscripts and properties, innovations, improvements, know-how, inventions, designs, developments, apparatus, techniques, methods, and formulae (all of the foregoing being hereinafter referred to as "the inventions") which may be used in the business of the Company, which you may make, develop or conceive, whether or not reduced to practice and whether patentable, copyrightable or not, during the Term, alone or in conjunction with another, or others, whether during or out of regular business hours, and whether at the request or upon the suggestion of the Company, or otherwise, shall be the sole and exclusive property of the Company, and that you shall not publish any of the inventions without the prior written consent of the Company. You hereby assign to the Company all of your right, title and interest in and to all of the foregoing. You agree to maintain and furnish to the Company complete and current records of all such inventions and disclose to the Company in writing any such inventions. Upon expiration of the Term, you shall provide to the Company in writing a full, signed statement of all inventions in which you participated prior to expiration of the Term. You further represent and agree that to the best of your knowledge and belief none of the inventions will violate or infringe upon any right, patent, copyright, trademark or right of privacy, or constitute libel or slander against or violate any other rights of any person, firm or corporation, and that you will use your best efforts to prevent any such violation.

          (b) Cooperation.  At any time during or after the Term, you agree
              -----------
that you will fully cooperate with the Company, its attorneys and agents, in the preparation and filing of all papers and other documents as may be required to perfect the Company's rights in and to any of such inventions, including, but not limited to, joining in any proceeding to obtain letters patent, copyrights, trademarks or other legal rights of the United States and of any and all other countries on such inventions, provided that the Company will bear the expense of such proceedings, and that any patent or other legal right so issued to you, individually, shall be assigned by you to the Company without charge by you. You hereby designate the Company as your agent, and grant to the Company a power of attorney with full power of substitution (which power of attorney shall be deemed coupled with an interest), for the purpose of effecting the foregoing assignments from you to the Company.

     3.  Prohibited Competition.
         ----------------------

         (a)  Certain Acknowledgements and Agreements.
              ---------------------------------------

              (i) We have discussed, and you recognize and acknowledge the competitive and proprietary nature of the Company's business operations.

              (ii) You acknowledge and agree that a business will be deemed competitive with the Company if it performs any of the services or manufactures or sells any of the products provided or offered by the Company or if it performs any other services and/or engages in the production, manufacture, distribution or sale of any product similar to services performed or products produced, manufactured, distributed or sold by the Company during the term of your relationship with the Company.


             (iii) You further acknowledge and agree that, during the course of your performing services for the Company, the Company will furnish, disclose or make available to you confidential and proprietary information related to the Company's business and that the Company may provide you with unique and specialized training. You also acknowledge that such confidential information and such training have been developed and will be developed by the Company through the expenditure by the Company of substantial time, effort and money and that all such confidential information and training could be used by you to compete with the Company.

       (b)   Covenants Not to Compete.  During the Term and for a period of one
             ------------------------
(1) year following the expiration or termination of the Term, whether such termination is voluntary or involuntary, you shall not, without the prior written consent of the Company:

             (i) either individually or on behalf of or through any third party, solicit, divert or appropriate or attempt to solicit, divert or appropriate, for the purpose of competing with the Company or any present or future parent, subsidiary or other affiliate of the Company which is engaged in a similar business as the Company, any customers or patrons of the Company, or any prospective customers or patrons with respect to which the Company has developed or made a sales presentation (or similar offering of services); or

             (ii) either individually or on behalf of or through any third party, directly or indirectly, solicit, entice or persuade or attempt to solicit, entice or persuade any other employees of or consultants to the Company or any present or future parent, subsidiary or affiliate of the Company to leave the services of the Company or any such parent, subsidiary or affiliate for any reason; or

             (iii) either individually or on behalf of or through any third party, directly or indirectly, hire any employees of or consultants to the Company or any present or future parent, subsidiary or affiliate of the Company.

       (c)  Reasonableness of Restrictions.  You further recognize and
            ------------------------------
acknowledge that the specific but broad geographical scope of the provisions of this Section 3 is reasonable, legitimate and fair to you in light of the Company's need to market its services and sell its products in a large geographic area in order to have a sufficient customer base to make the Company's business profitable.

       (d)  Survival of Acknowledgements and Agreements. Your acknowledgements
            -------------------------------------------
and agreements set forth in this Section 3 shall survive the expiration or termination of this Agreement and the termination of your employment with the Company for any reason.

  4.   Disclosure to Future Employers.  You agree that you will provide, and
       ------------------------------
that the Company may similarly provide in its discretion, a copy of the covenants contained in Sections

1, 2 and 3 of this Agreement to any business or enterprise which you may directly, or indirectly, own, manage, operate, finance, join, control or in which you participate in the ownership, management, operation, financing or control, or with which you may be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise.

     5.   Records.  Upon termination of your relationship with the Company you
          -------
shall deliver to the Company any property of the Company that may be in your possession including products, materials, memoranda, notes, records, reports, or other documents or photocopies of the same.

     6.   No Conflicting Agreements.  You hereby represent and warrant that you
          -------------------------
have no commitments or obligations inconsistent with this Agreement. You hereby agree to indemnify and hold the Company harmless against any loss, damage, liability or expense arising from any claim based upon circumstances alleged to be inconsistent with such representation and warranty. During the Term, you will not enter into any agreement, either written or oral, which may be in conflict with this Agreement.

     7.   General.
          -------

          (a)  Notices.  All notices, requests, consents and other
               -------
communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand,
(ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered mail, return receipt requested, postage prepaid.


     If to [Name of Employee], to:  ___________________________
                                    ___________________________
                                    ___________________________


     If to the Company, to:         Safe Passage International, Inc.
                                    333 Metro Park
                                    Rochester, NY 14623
                                    Attention: President
                                    Fax: (716) 292-4911

     With a copy to:                The Aristotle Corporation
                                    27 Elm Street
                                    New Haven, CT 06510
                                    Attention: Chief Financial Officer
                                    Fax: (203) 562-1226

     All notices, requests, consents and other communications hereunder shall be deemed to have been given either (A) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (B) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (C) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (D) if sent by registered mail, on the fifth business day following the day such mailing is made.

          (b) Entire Agreement.  This Agreement embodies the entire agreement
              ----------------
and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof; provided, however, that any prior written agreement between you and the Company regarding the subject matter hereof shall remain in full force and effect with respect to all applicable periods prior to the date hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

          (c) Modifications and Amendments.  The terms and provisions of this
              ----------------------------
Agreement may be modified or amended only by written agreement executed by the parties hereto.

          (d) Waivers and Consents.  The terms and provisions of this Agreement
              --------------------
may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

          (e) Assignment.  The Company may assign its rights and obligations
              ----------
hereunder to any person or entity that succeeds to all or substantially all of the Company's business or that aspect of the Company's business in which you are principally involved. Your rights and obligations under this Agreement may not be assigned by you without the prior written consent of the Company.

          (f) Benefit.  All statements, representations, warranties, covenants
              -------
and agreements in this Agreement shall be binding on the parties hereto and, in the case of the Company, its parents, subsidiaries and other affiliates, and in your case, upon your heirs, executors and administrators; and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

          (g) Governing Law.  This Agreement and the rights and obligations of
              -------------
the parties hereunder shall be construed in accordance with and governed by the law of the State of New York, without giving effect to the conflict of law principles thereof.

          (h) Severability.  The parties intend this Agreement to be enforced as
              ------------
written. However: (i) if any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a duly authorized court having jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law; and (ii) if any provision, or part thereof, is held to be unenforceable because of the duration of such provision or the geographic area covered thereby, the Company and you agree that the court making such determination shall have the power to reduce the duration and/or geographic area of such provision, and/or to delete specific words and phrases ("blue-pencilling"), and in its reduced or blue-pencilled form such provision shall then be enforceable and shall be enforced.

          (i) Headings and Captions.  The headings and captions of the various
              ---------------------
subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

          (j) Injunctive Relief.  You hereby expressly acknowledge that any
              -----------------
breach or threatened breach of any of the terms and/or conditions set forth in
Section 1, 2 or 3 of this Agreement will result in substantial, continuing and irreparable injury to the Company. Therefore, you hereby agree that, in addition to any other remedy that may be available to the Company, the Company shall be entitled to injunctive or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of Section 1, 2 or 3 of this Agreement.

          (k) No Waiver of Rights, Powers and Remedies.  No failure or delay by
              ----------------------------------------
a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

          (l) Expenses.  Should any party breach this Agreement, in addition to
              --------
all other remedies available at law or in equity, such party shall pay all of the other party's costs and expenses resulting therefrom and/or incurred in enforcing this Agreement, including legal fees and expenses.

          (m) Counterparts.  This Agreement may be executed in one or more
              ------------
counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     If the foregoing accurately sets forth our agreement, please so indicate by signing and returning to us the enclosed copy of this letter.

                                    Very truly yours,

                                    Safe Passage International, Inc.



                                    By: ________________________________
                                          [Title]

Accepted and Approved:


____________________________
[Name of Employee]

Dated: _______________________

                                                                       EXHIBIT F
                                                                       ---------

                                    RELEASE
                                    -------

     THIS RELEASE (the "Agreement") is made and entered into as of the below execution date (the "Effective Date").

     WHEREAS, Safe Passage International, Inc., a New York corporation (the "Company"), the stockholders of the Company (the "Stockholders"), The Aristotle Corporation, a Delaware corporation ("Aristotle"), and Aristotle Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Aristotle ("Acquisition Sub"), have agreed to a reorganization of the Company whereby Acquisition Sub would be merged with and into the Company, with the Company being the surviving entity, pursuant to the terms and conditions of that certain Agreement and Plan of Reorganization, among the Company, the Stockholders, Aristotle and Acquisition Sub, dated as of September 13, 2000 (the "Reorganization Agreement"), and that certain Agreement and Plan of Merger, between the Company and Acquisition Sub, dated as of September 13, 2000 (the "Merger Agreement");

     WHEREAS, it is a condition to the obligations of Aristotle and Acquisition Sub to perform the Reorganization Agreement, and to the obligation of Acquisition Sub to perform the Merger Agreement, that the undersigned enter into this Agreement; and

     WHEREAS, the undersigned has agreed to enter into this Agreement as an inducement to Aristotle and Acquisition Sub to perform the Reorganization Agreement, and to Acquisition Sub to perform the Merger Agreement.

     NOW, THEREFORE, for good and valuable consideration, including, but not limited to, the covenants and agreements hereinafter set forth and the consideration receivable by the undersigned pursuant to the terms of the Reorganization Agreement and the Merger Agreement in connection with the reorganization and merger described therein, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees as follows:

     1. The undersigned, on his behalf, and on behalf of his spouse, executors, administrators, assigns, attorneys, employees, agents, partners, successors, and/or anyone acting in concert with him or on his behalf (collectively, the "Releasers"), do hereby jointly and severally release, remise and forever discharge the Company, Aristotle and their respective parents, directors, officers, stockholders, subsidiaries, affiliates, agents, servants, representatives, attorneys, heirs, executors, administrators, successors and assigns, from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, damages, and any and all claims, demands and liabilities whatsoever of every name and nature, both in law and in equity, which the Releasers now have or ever had from the beginning of the world to the Effective Date and, without limiting the generality of the foregoing, more especially on account of any claims arising out of the undersigned's services to the Company, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, including without limitation, known or unknown stockholder, employee or officer/director related claims/assertions or known or unknown claims for compensatory damages, punitive damages, stock options, stock, equity, attorneys' fees, tort and contract damage claims, emotional distress damage claims and expenses, costs and interest, and/or claims under or related to any applicable federal or state law.

     2. This Agreement shall be governed by the laws of the State of New York, without reference to the choice of law principles thereof. The undersigned agrees that any action relating to the terms and provisions of this Agreement shall be commenced in the State of New York in any federal or state court of competent jurisdiction located therein. The terms of this Agreement are severable, and if for any reason any part hereof shall be found to be unenforceable, the remaining terms and conditions shall be enforced in full.

Dated: September ____, 2000


                                       By:  __________________________
                                       Name:

Witness:


____________________________________

Name of Witness: ___________________

                                                                       EXHIBIT G
                                                                       ---------


                               ESCROW AGREEMENT

     ESCROW AGREEMENT, dated as of September 13, 2000, among The Aristotle Corporation, a Delaware corporation ("Parent"), James S. Viscardi, Andrew M. Figiel, Howard C. Rooksby, Michael R. Rooksby (each a "Management Stockholder," and collectively, the "Management Stockholders"), Donald R. Garvey, Homer Boynton (each a "Non-Management Stockholder," collectively, the "Non-Management Stockholders" and together with Parent and the Management Stockholders, the "Interested Parties"), and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., solely in its capacity as escrow agent hereunder (the "Escrow Agent", which term shall also include any successor escrow agent appointed in accordance with
Section 7(c) hereof).

     Reference is hereby made to that certain Agreement and Plan of Reorganization, dated as of September 13, 2000, by and among Parent, Aristotle Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Acquisition Sub"), Safe Passage International, Inc., a New York corporation (the "Company"), and the Management Stockholders (the "Reorganization Agreement"), providing for, among other things, the merger (the "Merger") of Acquisition Sub with and into the Company, with the Company surviving the Merger (the "Surviving Corporation"), and as a result, with Parent owning eighty percent (80%) of the issued and outstanding capital stock of the Surviving Corporation and with the Stockholders receiving a cash payment from Parent at the effective time of the Merger in the aggregate amount of One Million Three Hundred Seventy Nine Thousand Nine Hundred Seventy Five Dollars ($1,379,975), in the manner provided in the Reorganization Agreement and that certain Agreement and Plan of Merger, by and between the Company and Acquisition Sub, dated as of September 13, 2000.

     This Agreement is designed to implement the provisions of Sections 2.1(c) and 7.4 of the Reorganization Agreement pursuant to which Parent, on behalf of the Stockholders, is depositing with the Escrow Agent Two Hundred Forty Five Thousand Twenty Five Dollars ($245,025), in immediately available funds (the "Escrow Funds"), as security for and as a mechanism by which the Parent may recover an amount of Escrow Funds equal to the aggregate amount by which the Company fails to meet certain financial thresholds specified in Section 7.4 of the Reorganization Agreement, up to a maximum of $162,500 and/or an amount of Escrow Funds equal to $82,525 in the event the Surviving Corporation fails to receive full payment from PerkinElmer Instruments due or to become due from PerkinElmer Instruments pursuant to that certain Agreement for the Upgrade of the Linescan Operator Computer Based Training programs for PerkinElmer Detection Systems, Inc., dated May 17, 2000, between the Company and PerkinElmer Instruments (the "PerkinElmer Payment"). Capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed to such terms in the Reorganization Agreement.

     NOW, THEREFORE, in consideration of the premises and the representations and warranties and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Appointment of Escrow Agent. The Escrow Agent is hereby appointed to
        ---------------------------
act as escrow agent hereunder and the Escrow Agent agrees to act as such.

     2. Escrow Fund and Escrow Account. In accordance with Section 2.1(c) of
        ------------------------------
the Reorganization Agreement, Parent shall deposit on the date hereof the Escrow Funds with the Escrow Agent. The Escrow Agent agrees to hold and administer the Escrow Funds, together with any investment income earned thereon pursuant to the terms hereof, in a separate account maintained for the purpose and subject to the terms and conditions of this Agreement. The Escrow Funds, together with all earnings received from investments of the Escrow Funds, if any, less all losses on such investments, if any, is hereinafter collectively referred to as the "Escrow Fund."

     3. Investment of the Escrow Fund. The Escrow Agent shall invest the Escrow
        -----------------------------
Fund in an interest-bearing savings account insured by the Federal Deposit Insurance Corporation. All earnings received from the investment of the Escrow Fund shall be credited to, and shall become a part of, the Escrow Fund and any losses on such investments shall be debited to the Escrow Fund.


     4. Rights to the Escrow Fund. The Escrow Fund shall be for the exclusive
        -------------------------
benefit of Parent and its successors and assigns, as provided herein and in the Reorganization Agreement, and no other person or entity shall have any right, title or interest therein other than the Stockholders' respective underlying ownership interests in the cash constituting the Escrow Fund.

     5. Distribution of the Escrow Fund. The Escrow Agent shall continue to
        -------------------------------
hold the Escrow Fund in its possession until authorized hereunder to distribute the Escrow Fund. The Escrow Agent shall distribute the Escrow Fund as follows:

        (a) Upon its receipt of a certificate executed by all of the Interested Parties certifying therein that the Company has, as of the Effective Time, a Net Worth of less than $400,000 (the "Minimum Net Worth"), and/or total Liabilities of more than $400,000 (the "Maximum Liability Amount"), and/or funded debt in excess of $130,000 (the "Maximum Funded Debt"), each as indicated in the Effective Time Financial Statements, and indicating therein the sum of the amount by which the Company's Net Worth is less than the Minimum Net Worth, if any, plus the amount by which the Company's Liabilities exceed the Maximum Liability Amount, if any, plus the amount by which the Company's funded debt exceeds the Maximum Funded Debt, if any, up to a maximum of $162,500 (the "Claim Amount"), the Escrow Agent shall deliver to Parent that portion of the Escrow Fund equal in amount to the Claim Amount as indicated in said certificate, and, if the Claim Amount indicated in such certificate is less than $162,500, the Escrow Agent shall deliver to the Stockholders an amount of the Escrow Fund equal to the difference between $162,500 and the Claim Amount, as indicated in said certificate. Distributions of the Escrow Fund pursuant to this Section 5(a) by the Escrow Agent shall be made in accordance with the distribution instructions contained in said certificate and shall be made promptly, and in any event within ten (10) business days, after the Escrow Agent's receipt of said certificate.

          (b) Upon its receipt of a certificate executed by all of the Interested Parties certifying therein that the Company has, as of the Effective Time, a Net Worth greater than the Minimum Net Worth, total Liabilities less than the Maximum Liability Amount and funded debt less than the Maximum Funded Debt, each as indicated in the Effective Time Financial Statements, the Escrow Agent shall deliver to the Stockholders an amount of the Escrow Fund equal to $162,500, as indicated in said certificate. Distributions of the Escrow Fund pursuant to this Section 5(b) by the Escrow Agent shall be made in accordance with the distribution instructions contained in said certificate and shall be made promptly, and in any event within ten (10) business days, after the Escrow Agent's receipt of said certificate.

          (c) Upon its receipt of a certificate executed by all of the Interested Parties certifying therein that the Surviving Corporation has received the PerkinElmer Payment (the "PerkinElmer Certificate"), the Escrow Agent shall deliver to the Stockholders that portion of the Escrow Fund equal in amount to the PerkinElmer Payment, up to a maximum of $82,525, as indicated in said certificate. Distributions of the Escrow Fund pursuant to this Section 5(c) by the Escrow Agent shall be made in accordance with the distribution instructions contained in said certificate and shall be made promptly, and in any event within ten (10) business days, after the Escrow Agent's receipt of the PerkinElmer Certificate.

          (d) If a portion of the Escrow Fund is to be delivered to the Stockholders as provided in this Section 5, the Escrow Agent shall disburse, in accordance with the disbursement instructions contained in the applicable certificate, to each Stockholder such portion of the Escrow Fund as indicated in the applicable certificate received by the Escrow Agent, which portion shall equal such Stockholder's portion of the Escrow Fund (based on his proportionate interest in the Escrow Fund as set forth on Schedule I attached hereto). In the
                                            ----------
amounts from the Escrow Fund are retained by the Escrow Agent or distributed to Parent pursuant to any provisions of this Section 5, such amounts from the Escrow Fund shall be deemed to have been taken from the amounts in such Escrow Fund in proportion to each Stockholders percentage interest in the Escrow Fund based on Schedule I attached hereto.
         ----------

     6.   Termination. This Agreement shall automatically terminate if and when
          -----------
all amounts in the Escrow Account shall have been distributed by the Escrow Agent in accordance with the terms of this Agreement.

     7.   Concerning the Escrow Agent.
          ---------------------------

          (a) Each party acknowledges and agrees that the Escrow Agent (i) shall not be responsible for any of the agreements referred to or described herein (including without limitation the Reorganization Agreement), or for determining or compelling compliance therewith, and shall not otherwise be bound thereby, (ii) shall be obligated only for the performance of such duties as are expressly and specifically set forth in this Agreement on its part to be performed, each of which are ministerial (and shall not be construed to be fiduciary) in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of the Escrow Agent, (iii) shall not be obligated to take any legal or other action hereunder that might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification, (iv) may rely on and shall be protected in acting (or, if so requested, refraining from acting) upon and in accordance with any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate (including without limitation the certificates referenced in Sections 5(a), 5(b) and 5(c) hereof), request or other document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy thereof, and (v) may consult counsel satisfactory to it and the opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel.

          (b) The Escrow Agent shall not be liable to anyone for any action taken or omitted to be taken by it hereunder except in the case of the Escrow Agent's gross negligence or willful misconduct in breach of the terms of this Agreement. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damage or loss whatsoever, even if the Escrow Agent has been informed of the likelihood of such loss or damage and regardless of the form of action.

          (c) The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving at least 30 days' prior written notice of such resignation to Parent and the Stockholders specifying a date upon which such resignation shall take effect; provided, however, that the Escrow Agent shall
                               --------  -------
continue to serve until its successor accepts the Escrow Fund. Upon receipt of such notice, a successor escrow agent shall be appointed by Parent and the Stockholders, such successor escrow agent to become the Escrow Agent hereunder on the resignation date specified in such notice. If a written instrument of acceptance by a successor escrow agent shall not have been delivered to the Escrow Agent within 40 days after the giving of such notice of resignation, the resigning Escrow Agent may at the expense of Parent and the Stockholders petition any court of competent jurisdiction for the appointment of a successor escrow agent. Parent and the Stockholders, acting jointly, may at any time substitute a new escrow agent by giving 10 days' prior written notice thereof to the Escrow Agent then acting and by Parent and the Stockholders paying all fees and expenses of such Escrow Agent accrued as of such date.

     8.   Indemnification. Without determining or limiting any rights as between
          ---------------
the Stockholders and Parent, each of the Interested Parties covenants and agrees, jointly and severally, to indemnify the Escrow Agent (and its directors, officers and employees) and hold it (and such directors, officers and employees) harmless from and against any loss, liability, damage, cost and expense of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including but not limited to reasonable attorneys' fees and other costs and expenses of defending or preparing to defend against any claim of liability unless and except to the extent such loss, liability, damage, cost and expense shall be caused by the Escrow Agent's gross negligence or willful misconduct. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

     9.   Tax Indemnification.
          -------------------

          (a) Without determining or limiting any rights as between the Stockholders and Parent, each of the Interested Parties agrees, severally, and not jointly, (i) to assume any and all obligations now or hereafter arising under any applicable tax law with respect to any payment or distribution of the Escrow Funds to, or performance of other activities under this Agreement by, such Interested Party, (ii) to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, and to instruct the Escrow Agent with respect to any certifications and governmental reporting that may be required under any laws or regulations that may be applicable in connection with its action as Escrow Agent under this Agreement and (iii) to indemnify and hold the Escrow Agent harmless from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Escrow Agent in connection with or relating to any payment made or other activities performed under the terms of this Agreement, including without limitation any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, and any liability for the failure to obtain proper certifications or to report properly to governmental authorities in connection with this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties, to the extent that it relates to such individual Interested Party. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement and the resignation or the removal of the Escrow Agent.

          (b) The Interested Parties agree that all earnings on the Escrow Fund will be reported by the Escrow Agent as earnings of the Stockholders in accordance with their respective interests as set forth on Schedule I whether or
                                                           ----------
not distributed. The Interested Parties agree that promptly after the date hereof, they will each provide the Escrow Agent with a completed IRS Form W-9 certifying thereon their respective employer identification or Social Security numbers. The Interested Parties acknowledge that withholding of a portion of the earnings on the Escrow Fund may be required for federal income tax purposes in the event any Interested Party fails to certify such party's employer identification or Social Security number, as applicable, to the Escrow Agent.

     10.  Disputes.
          --------

          (a) If any dispute should arise with respect to the payment or ownership or right of possession of the Escrow Fund, or the duties of the Escrow Agent hereunder or should any claim be made upon the Escrow Agent or the Escrow Fund by any third party, the Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, the part of the Escrow Fund in dispute until such dispute shall have been settled either by mutual agreement of Parent and the Stockholders (evidenced by appropriate instructions in writing to Escrow Agent signed by Parent and the Stockholders) or by the final order, decree or judgment of a court of competent jurisdiction in the United States of America (the time for appeal having expired with no appeal having been taken) in a proceeding to which Parent and the Stockholders are parties, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings.

          (b) If any dispute should arise with respect to the Claim Amount or the PerkinElmer Payment, such dispute shall be resolved by an independent third-party accountant of nationally-recognized standing which is not engaged by the Surviving Corporation and which is reasonably acceptable to the Management Stockholders and Parent. Such accountant shall resolve the dispute based upon the terms and conditions of Sections 2.1(c) and 7.4 of the Reorganization Agreement and the records of the Surviving Corporation applicable thereto. The Parent and each Stockholder hereby agrees to cause the Surviving Corporation to deliver to such accountant all records of the Surviving Corporation required by it in order to resolve the dispute.

     11.  Miscellaneous. All notices or other communications which are required
          -------------
or permitted hereunder shall be in writing and shall be given and deemed given in accordance with Section 10.5 of the Reorganization Agreement. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns. Anything contained herein to the contrary notwithstanding, this Agreement shall not be assigned by any party hereto without the consent of the other parties hereto. This Agreement may be amended only by a written instrument duly executed by the parties hereto. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement and, with respect to the Interested Parties only, the Reorganization Agreement, contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements or understandings, written or oral, among the parties identified above with respect thereto; provided, that anything
                                                         --------
contained herein to the contrary notwithstanding, the parties hereto agree that the Escrow Agent shall perform its obligations under this Agreement solely by reference to this Agreement. The Escrow Agent will not be responsible for delays or failures in performing its duties resulting from acts beyond its control such as, but not limited to, acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed and delivered on the date first above written.

THE ARISTOTLE CORPORATION


By:___________________________
Name:
Title:

MANAGEMENT STOCKHOLDERS:


_____________________          __________________________
James S. Viscardi              Howard C. Rooksby


_____________________          __________________________
Andrew M. Figiel               Michael R. Rooksby

NON-MANAGEMENT STOCKHOLDERS:


_____________________          __________________________
Donald R. Garvey               Homer Boynton

Accepted and Agreed to
as of the Date First Above Written:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., as Escrow Agent:


By:______________________________________
   Name:
   Title:

                                   SCHEDULE I
                                   ----------

                            INTEREST IN ESCROW FUND

                                                   Percentage Interest
     Name                                          in the Escrow Fund
     -----                                         ------------------

     James S. Viscardi                                    27.5%



     Howard C. Rooksby                                    22.5%



     Andrew M. Figiel                                     22.5%



     Michael R. Rooksby                                   17.5%



     Donald R. Garvey                                     5%



     Homer Boynton                                        5%

                                                                       EXHIBIT H
                                                                       ---------

                        SAFE PASSAGE INTERNATIONAL, INC.
                                333 METRO PARK
                           ROCHESTER, NEW YORK 14625


                                                    September 13, 2000

___________________
___________________
___________________

     Re: Employment Agreement
         --------------------

Dear ______________:

     This letter is to confirm our understanding with respect to (i) your future employment by Safe Passage International, Inc., or its parent, subsidiaries or affiliates (the "Company"), (ii) your agreement not to compete with the Company
                 -------
and (iii) your agreement to protect and preserve information and property which is confidential and proprietary to the Company (the terms and conditions agreed to in this letter shall hereinafter be referred to as the "Agreement").
                                                           ---------

     1.   Employment. The Company will employ you, and you agree to be so
          ----------
employed, as its [_______]. You shall perform such services for the Company as may be assigned to you from time to time by the Board of Directors, and you agree to devote all of your full business time and best efforts to the business and affairs of the Company during the Employment Term.

     2.  Term; Termination.
         -----------------

          (a)  Term. Your employment hereunder shall commence on September 13,
               ----
2000 and shall continue until September 13, ______ (the "Initial Term"), unless
                                                         ------------
terminated earlier in accordance with the terms of this Agreement (the actual period of time in which you are employed by the Company hereinafter the "Employment Term").
 ---------------

          (b)  Termination upon Death or Permanent Disability. Your employment
               ----------------------------------------------
by the Company shall terminate: (i) immediately upon your death; or (ii) upon written notice by the Company if, by virtue of your Permanent Disability (as hereinafter defined), you are unable to perform your duties hereunder. You shall be deemed "Permanently Disabled" if (A) you have a mental or physical
           --------------------
condition which has prevented or, in the opinion of a physician designated by the Board of Directors of the Company and you (or, in the absence of agreement by the Board of Directors and you as to the physician, by a physician mutually designated by two physicians respectively designated by you and the Board of Directors), will prevent you for a period of more than ninety (90) consecutive days after its onset from performing your duties on a full-time basis, or (B) you have been so disabled for more than ninety (90) days of any consecutive one hundred and eighty (180) day period. You agree to submit to an examination by such physician upon the reasonable request of the Board of Directors of the Company, the cost of which examination shall be borne by the Company.

          (c)  Termination by the Company for Cause. Your employment may be
               ------------------------------------
terminated upon written notice by the Company at any time for "Cause". For
                                                               -----
purposes of this Agreement, "Cause" shall include:
                             -----

               (i) a continuing failure by you to render services to the Company in accordance with duties assigned to you which are consistent with your position as __________ ("Assigned Duties"), and such failure of performance
                         ---------------
continues for a period of more than twenty (20) days after notice thereof has been provided to you by the Board of Directors;

               (ii) a reasonable, good faith determination by the Board of Directors that you have unsatisfactorily performed your Assigned Duties, including, without limitation, a material violation or repeated violations by you of the Company's policies or procedures or of any law, rule or regulation applicable to you as an employee of the Company, and such failure of performance continues for a period of more than twenty (20) days after notice thereof has been provided to you by the Board of Directors;

               (iii) an indictment being issued alleging your commission of a felony, or the commission by you of any act of fraud or embezzlement; or

               (iv) any action or omission by you involving willful misconduct or gross negligence, or willful disloyalty, deliberate dishonesty, breach of fiduciary duty or material breach of the terms of this Agreement.

          (d)  Termination Other than for Permanent Disability or Cause. Your
               --------------------------------------------------------
employment may be terminated by the Company without Cause and other than for Permanent Disability at any time. You may terminate your employment hereunder at any time upon at least twenty (20) days' prior written notice to the Company.

     3.   Compensation and Benefits.
          -------------------------

          (a)  Salary.  The Company shall pay you (less any amounts required to
               ------
be withheld under applicable law or elected by you to be withheld in connection with any benefit plan) during the Employment Term, a salary (the "Salary") at
                                                                  ------
the rate of $______ per year, payable in accordance with the Company's payroll policies.

          (b)  Accrued Compensation.  In the event your employment is terminated
               --------------------
for any reason, you (or your estate) shall be paid such portion of your Salary as has accrued (including, without limitation, as provided below) by virtue of your employment during the period prior to termination and has not yet been paid (the "Accrued But Unpaid Compensation"). Such amount shall be paid within ten
      -------------------------------
(10) days of the effective date of termination.

          (c)  Effect Upon Compensation of Termination for Death or Permanent
               --------------------------------------------------------------
Disability.
----------

               (i) In the event of your death during the Employment Term, the Company shall pay to your estate all Accrued But Unpaid Compensation through the date of your death within ten (10) days thereafter.

               (ii) In the event of your Permanent Disability, the Company shall pay you all Accrued But Unpaid Compensation through the effective date of its notice of termination within ten (10) days thereafter. Notwithstanding any termination of your employment for Permanent Disability, you shall continue to be bound by the provisions of this Agreement. All payments under this Section 3(c) shall be made at the times and at the rates specified in Section 3(a) hereof and all such compensation will be reduced by any disability payments which you receive, after taking into account the tax benefits (if any) of such payments.

          (d)  Effect Upon Compensation of Termination without Cause. In the
               -----------------------------------------------------
event your employment shall be terminated by the Company without Cause (other than for Permanent Disability), the Company shall continue to pay you your Salary for ________ following the effective date of such termination. All payments made under this Section 3(d) shall be made at the times and at the rate specified in Section 3(a) hereof. Notwithstanding any such termination of your employment, you shall continue to be bound by the provisions of this Agreement.

          (e)  Other Terminations. In the event your employment shall be
               ------------------
terminated by the Company with Cause, by you voluntarily, or as a result of the expiration of the Initial Term, no further compensation or benefits of any kind shall be payable to you hereunder, other than as set forth in Section 3(b) above; provided, however, that you shall continue to be bound by the terms and
       --------  -------  ----
conditions of this Agreement.

     4.   Benefits and Reimbursement of Expenses. You shall be entitled to paid
          --------------------------------------
vacation leave commensurate with other senior executives of the Company, but in no event less than three (3) weeks of vacation leave in each year for each twelve months of service performed by you (prorated for the first partial calendar year of employment hereunder), at such time or times as are mutually agreeable to the Company and you. You shall also be entitled to: (a) participate in any employee benefit plans which the Company provides or may establish for the benefit of its senior executives and/or its employees generally; and (b) reimbursement for all ordinary and reasonable out-of-pocket travel and business expenses that are reasonably incurred by you in furtherance of the Company's business in accordance with reasonable reimbursement policies adopted from time to time by the Company.

     5.   Covenants.  You acknowledge and agree that, because of the proprietary
          ---------
nature of the software products developed and distributed by the Company and your future role therein, as contemplated herein, you shall abide by all of the covenants and provisions set forth in Schedule A attached hereto, which
                                      ----------
covenants and provisions are incorporated herein by reference and made a material part hereof.

     6.   Disclosure to Future Employers.  You agree that you will provide, and
          -------------------------------
that the Company may similarly provide in its discretion, a copy of the covenants contained in Schedule A attached to this Agreement to any business or
                       ----------
enterprise which you may directly, or indirectly, own, manage, operate, finance, join, control or in which you participate in the ownership, management, operation, financing or control, or with which you may be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise.

     7.   Records.  Upon termination of your employment with the Company, you
          -------
shall deliver to the Company any property of the Company that may be in your possession including products, materials, memoranda, notes, records, reports, or other documents or photocopies of the same.

     8.   No Conflicting Agreements.  You hereby represent and warrant that you
          -------------------------
have no commitments or obligations inconsistent with this Agreement and you hereby agree to indemnify and hold the Company harmless against any loss, damage, liability or expense arising from any claim based upon circumstances alleged to be inconsistent with such representation and warranty. During the Employment Term, you will not enter into any agreement, wither written or oral, which may be in conflict with the provisions of and your obligations under this Agreement.

     9.   General. All notices, requests, consents and other communications
          -------
hereunder shall be in writing and shall be delivered in accordance with the provisions for notification set forth in that certain Agreement and Plan of Reorganization, among the Company, yourself and the other stockholders of the Company, and The Aristotle Corporation, a Delaware corporation ("Aristotle"),
                                                                 ---------
and its wholly-owned subsidiary, Aristotle Acquisition Sub, Inc., dated of even date herewith (the "Reorganization Agreement"). This Agreement, together with
                    ------------------------
the provisions regarding notification of a party set forth in the Reorganization Agreement, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by the parties hereto. The Company may assign its rights and obligations hereunder to any person or entity who succeeds to all or substantially all of the Company's business or that aspect of the Company's business in which you are principally involved, but your rights and obligations under this Agreement may not be assigned by you without the prior written consent of the Company. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of New York. The parties intend this Agreement to be enforced as written, however, (i) if any portion or provision of this Agreement shall to any extent be declared unenforceable, the remainder of this Agreement shall not be affected thereby and
(ii) if any provision, or part thereof, is held to be unenforceable because of the duration of such provision or the geographic area covered thereby, the Company and you agree that the court making such determination shall have the power to reduce the duration and/or geographic area of such provision, and/or to delete specific words and phrases ("blue-pencilling"), and in its reduced or
                                    ---------------
blue-pencilled form such provision shall then be enforceable and shall be enforced.

     If the foregoing accurately sets forth our agreement, please so indicate by signing and returning to us the enclosed copy of this letter.

                            Very truly yours,

                            SAFE PASSAGE INTERNATIONAL, INC.


                            By:   _____________________________
                            Name:
                            Title:

Accepted and Agreed:


___________________________

                                                                      SCHEDULE A
                                                                      ----------

1.   Prohibited Competition.
     ----------------------

     (a)  Certain Acknowledgements and Agreements. We have discussed, and you
          ---------------------------------------
recognize and acknowledge, the competitive and proprietary nature of the Company's business of developing and distributing computer-based training software focused towards the aviation security and general security industries (the "Business"). You acknowledge and agree that a business will be deemed
      --------
competitive with the Company and the Business if it performs any of the services or manufactures or sells any of the products provided or offered by the Company through the Business or if it performs any other services and/or engages in the production, manufacture, distribution or sale of any product similar to services performed or products produced, manufactured, distributed or sold by the Company through the Business during the Employment Term. You further acknowledge and agree that, during the Employment Term, the Company will furnish, disclose or make available to you confidential and proprietary information related to the Business and that the Company may provide you with unique and specialized training. You also acknowledge that such confidential information and such training have been developed and will be developed by the Company through the expenditure by the Company of substantial time, effort and money and that all such confidential information and training could be used by you to compete with the Company.

     (b)  Covenants Not to Compete. During the Employment Term and for a period
          ------------------------
of two (2) years thereafter, you shall not, without the prior written consent of the Company: (i) for yourself or on behalf of any other person or entity, directly or indirectly, either as principal, agent, stockholder, employee, consultant, representative or in any other capacity, own, manage, operate or control, or be concerned, connected or employed by, or otherwise associate in any manner with, engage in or have a financial interest in any business which is directly or indirectly competitive with the Business of the Company in any place where the Business is being conducted by the Company (the "Restricted
                                                           ----------
Territory"), except that nothing contained herein shall preclude you from
---------
purchasing or owning securities of any such business if such securities are publicly traded, and provided that your holdings do not exceed three (3%) percent of the issued and outstanding securities of any class of securities of such business; (ii) either individually or on behalf of or through any third party, solicit, divert or appropriate or attempt to solicit, divert or appropriate, for the purpose of competing with the Business of the Company or any present or future parent, subsidiary or other affiliate of the Company which is engaged in a similar business as the Business of the Company, any customers or patrons of the Company, or any prospective customers or patrons with respect to which the Company has developed or made a sales presentation (or similar offering of services), located within the Restricted Territory; (iii) either individually or on behalf of or through any third party, directly or indirectly, solicit, entice or persuade or attempt to solicit, entice or persuade any other employees of or consultants to the Company or any present or future parent, subsidiary or affiliate of the Company to leave the services of the Company or any such parent, subsidiary or affiliate for any reason; or (iv) either individually or on behalf of or through any third party, directly or indirectly, hire any employees of or consultants to the Company or any present or future parent, subsidiary or affiliate of the Company.

     (c)  Reasonableness of Restrictions. You further recognize and acknowledge
          ------------------------------
that (i) the types of employment which are prohibited by this Paragraph 1 are narrow and reasonable in relation to the skills which represent your principal salable asset both to the Company and to your other prospective employers, and
(ii) the specific but broad geographical scope of the provisions of this Paragraph 1 is reasonable, legitimate and fair to you in light of the Company's need to market its services and sell its products in a large geographic area in order to have a sufficient customer base to make the Company's business profitable and in light of the limited restrictions on the type of employment prohibited herein compared to the types of employment for which you are qualified to earn your livelihood.

2.   Protected Information.  You shall at all times, both during and after the
     ---------------------
Employment Term, maintain in confidence and shall not, without the prior written consent of the Company, use, except in the course of performance of your duties for the Company, disclose or give to others, any fact or information which was disclosed to or developed by you during the course of performing services for, or receiving training from, the Company, and is not generally available to the public, including but not limited to information and facts concerning software, computer programs, firmware, source or object code, business plans, customers, future customers, suppliers, licensors, licensees, partners, investors, affiliates or others, training methods and materials, financial information, sales prospects, client lists, inventions (as defined in Paragraph 3(a) below), or any other scientific, technical, trade or business secret or confidential or proprietary information of the Company or of any third party provided to you during the Employment Term. You also agree not to file patents, copyrights or trademark applications based on the Company's technology, property or confidential information, nor seek to make improvements thereon, without the Company's approval. You agree not to make any copies of such confidential or proprietary information of the Company and promptly upon request, whether during or after the Employment Term, to return to the Company any and all documentary, machine-readable or other elements or evidence of such confidential or proprietary information, and any copies that may be in your possession or under your control. In the event you are questioned by anyone not employed by the Company or by an employee of or a consultant to the Company not authorized to receive such information, in regard to any such information or any other secret or confidential work of the Company, or concerning any fact or circumstance relating thereto, you will promptly notify the President of the Company in writing, with a copy to the President of Aristotle.

3.   Ownership of Ideas, Copyrights and Patents.
     ------------------------------------------

     (a)  Property of the Company. You agree that all ideas, discoveries,
          -----------------------
creations, manuscripts and properties, innovations, improvements, know-how, inventions, designs, developments, apparatus, techniques, methods, processes and formulae (all of the foregoing being hereinafter referred to as "the
                                                                 ---
inventions") which may be used in the Business of the Company, whether or not
----------
patentable or copyrightable, which you may make, develop or conceive, whether or not reduced to practice, during the Employment Term, alone or in conjunction with another, or others, whether during or out of regular business hours, and whether at the request or upon the suggestion of the Company, or otherwise, shall be the sole and exclusive property of the Company, and that you shall not publish any of the inventions without the prior written consent of the Company. You hereby assign to the Company all of your right, title and interest in and to all of the foregoing. You agree to maintain and furnish to the Company complete and current records of all such inventions and disclose to the Company in writing any such inventions. Upon expiration of the Employment Term, you shall provide to the Company in writing a full, signed statement of all inventions in which you participated prior to expiration of the Employment Term. You further represent and agree that to the best of your knowledge and belief none of the inventions will violate or infringe upon any right, patent, copyright, trademark or right of privacy, or constitute libel or slander against or violate any other rights of any person, firm or corporation and that you will use your best efforts to prevent any such violation.

     (b)  Cooperation. At any time during or after the Employment Term, you
          -----------
agree that you will fully cooperate with the Company, its attorneys and agents in the preparation and filing of all papers and other documents as may be required to perfect the Company's rights in and to any of such inventions, including, but not limited to, joining in any proceeding to obtain letters patent, copyrights, trademarks or other legal rights of the United States and of any and all other countries on such inventions, provided that the Company will bear the expense of such proceedings, and that any patent or other legal right so issued to you, individually, shall be assigned by you to the Company without charge by you. You hereby designate the Company as your agent, and grant to the Company a power of attorney with full power of substitution (which power of attorney shall be deemed coupled with an interest), for the purpose of effecting the foregoing assignments from you to the Company.

4.   Injunctive Relief; Expenses.  You hereby expressly acknowledge that any
     ---------------------------
breach or threatened breach of any of the terms and/or conditions set forth in this Schedule A will result in substantial, continuing and irreparable injury to
     ----------
the Company. Therefore, you hereby agree that, in addition to any other remedy that may be available to the Company, the Company shall be entitled to injunctive or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms set forth in this Schedule A. Should a court of competent jurisdiction issue a final, non-
----------
appealable decision that you breached any of the provisions set forth in this Schedule A, in addition to all other remedies available at law or in equity, you
----------
shall pay all of the Company's costs and expenses resulting therefrom and/or incurred in enforcing the provisions set forth in this Schedule A, including
                                                       ----------
legal fees and expenses.

                            Index of Defined Terms

Term                                                                                         Location of Definition
----                                                                                         ----------------------
Accountants of Safe Ltd..............................................................................  3.1(e)(i)(B)
Acquisition Sub......................................................................................      Preamble
Actions..............................................................................................        3.1(o)
Affiliate............................................................................................        8.1(a)
Agreement of Merger..................................................................................      Preamble
Agreement............................................................................................      Preamble
Articles.............................................................................................        3.1(a)
Audited Balance Sheets ..............................................................................  3.1(e)(i)(B)
Audited Balance Sheet Date...........................................................................  3.1(e)(i)(B)
best knowledge.......................................................................................          10.4
Bugs.................................................................................................    3.1(l)(iv)
Business Day.........................................................................................           1.6
By-Laws..............................................................................................        3.1(a)
Capital..............................................................................................          5.14
Certrac..............................................................................................           3.1
Certrac By-laws......................................................................................        3.1(a)
Certrac Charter......................................................................................        3.1(a)
Certrac Material Adverse Effect......................................................................        3.1(d)
Certrac Shares.......................................................................................        3.1(c)
C.F.R................................................................................................    3.1(r)(ii)
Charter..............................................................................................        3.1(a)
Claim Amount.........................................................................................        7.4(a)
Closing..............................................................................................           1.6
Closing Date.........................................................................................           1.6
COBRA Coverage.......................................................................................    3.1(u)(iv)
Code.................................................................................................        3.1(h)
Company..............................................................................................      Preamble
Company Accountants..................................................................................  3.1(e)(i)(B)
Company Business.....................................................................................           7.1
Company Certificate..................................................................................     2.2(a)(i)
Company Common Stock.................................................................................      Preamble
Company Disclosure Schedule..........................................................................           3.1
Company Expenses.....................................................................................          10.1
Company Financial Statements.........................................................................        3.1(e)
Company Material Adverse Effect......................................................................        3.1(a)
Company Option.......................................................................................        3.1(b)
Company Returns......................................................................................        3.1(h)
Company Rights.......................................................................................     3.1(k)(i)
Company Business.....................................................................................           7.1
Confidential Information.............................................................................           7.3
Confidentiality Agreements...........................................................................     3.1(k)(v)

Constituent Corporations.............................................................................           1.1
Copyrights...........................................................................................  3.1(k)(xiii)
Delaware Certificate.................................................................................           1.2
Delaware Statute.....................................................................................      Preamble
Derivative Work......................................................................................   3.1(k)(vii)
Designated Persons...................................................................................        3.1(o)
Dissenting Shares....................................................................................     2.1(d)(i)
Dissenting Stockholder...............................................................................     2.1(d)(i)
DOL..................................................................................................    3.1(u)(ii)
EBITDA...............................................................................................        2.1(e)
Effective Time.......................................................................................           1.2
Effective Time Financial Statements..................................................................        7.4(a)
Employee.............................................................................................     3.1(u)(i)
Employee Confidentiality Agreement...................................................................        4.1(a)
Employee Plans.......................................................................................     3.1(u)(i)
Employment Agreements................................................................................        4.1(d)
Encumbrances.........................................................................................        3.1(i)
ERISA ...............................................................................................     3.1(u)(i)
ERISA Affiliate......................................................................................     3.1(u)(i)
Escrow Agent.........................................................................................        4.1(c)
Escrow Agreement.....................................................................................        4.1(c)
Escrow Funds.........................................................................................        2.1(c)
Event of Indemnification.............................................................................        8.1(b)
Exchange Act.........................................................................................        3.3(c)
Executory Period.....................................................................................           5.1
FAS No. 5............................................................................................        3.1(f)
Fraud Claim..........................................................................................        8.2(b)
GAAP.................................................................................................    3.1(e)(ii)
Governmental Authority...............................................................................        3.1(o)
Indemnified Persons..................................................................................        8.1(c)
Indemnifying Persons.................................................................................        8.1(d)
Intellectual Property Rights.........................................................................  3.1(k)(xiii)
Interim Balance Sheets...............................................................................  3.1(e)(i)(A)
Interim Financial Statements.........................................................................  3.1(e)(i)(A)
Investigation........................................................................................           5.1
IRS..................................................................................................    3.1(u)(ii)
Key Employee.........................................................................................        6.2(l)
Leased Real Property.................................................................................        3.1(j)
Leases...............................................................................................        3.1(j)
Liability............................................................................................        3.1(f)
License Agreements...................................................................................    3.1(k)(xi)
Licensed Software....................................................................................     3.1(l)(i)
Losses...............................................................................................        8.1(e)
Management Stockholder(s)............................................................................      Preamble
Maximum Funded Debt..................................................................................        7.4(a)

Maximum Liability Amount.............................................................................        7.4(a)
Memorandum...........................................................................................        3.1(a)
Merger...............................................................................................           1.1
Merger Share(s)......................................................................................  2.1(c)(i)(C)
Minimum Net Worth....................................................................................        7.4(a)
Multiemployer Plan...................................................................................   3.1(u)(iii)
Net Income...........................................................................................        2.1(e)
Net Worth............................................................................................        7.4(b)
Net Worth Overage....................................................................................        7.4(a)
New York Certificate.................................................................................           1.2
New York Statute.....................................................................................      Preamble
Non-Management Stockholder(s)........................................................................    2.1(c)(ii)
Ordinary Shares......................................................................................        3.1(c)
Owned Software.......................................................................................     3.1(l)(i)
Parent...............................................................................................      Preamble
Parent Affiliate.....................................................................................          10.8
Patents..............................................................................................  3.1(k)(xiii)
Pension Plans........................................................................................     3.1(u)(i)
Performance Payment..................................................................................        2.1(e)
Permitted Transferees................................................................................        7.6(b)
Per Share Cash Payment...............................................................................  2.1(c)(i)(A)
Per Share Escrow Amount..............................................................................  2.1(c)(i)(B)
Prohibited Transaction...............................................................................           5.3
Related Agreements...................................................................................           4.1
Release Agreements...................................................................................        4.1(b)
Restricted Period....................................................................................        7.1(a)
Restricted Securities................................................................................        7.2(a)
Restricted Territory.................................................................................        7.1(a)
Restrictive Covenants................................................................................        7.1(b)
Safe Ltd.............................................................................................           3.1
Safe Ltd. Material Adverse Effect....................................................................        3.1(d)
Shares...............................................................................................        7.6(c)
Software.............................................................................................     3.1(l)(i)
Stockholder Action...................................................................................           5.6
Stockholders.........................................................................................    2.1(c)(ii)
Subject Business.....................................................................................           7.3
subsidiary...........................................................................................        2.1(b)
Survival Date........................................................................................           8.5
Surviving Corporation................................................................................           1.1
Survivor Common Stock................................................................................        2.1(a)
Tax..................................................................................................        3.1(h)
Taxes................................................................................................        3.1(h)
Third Party Acquisition Event........................................................................        9.4(b)
Third Party Claim....................................................................................           8.4
Threshold............................................................................................    8.2(a)(ii)

Trade Secrets........................................................................................  3.1(k)(xiii)
Trademarks ..........................................................................................  3.1(k)(xiii)
Transaction Costs....................................................................................          10.1
Transfer.............................................................................................        7.2(a)
Year 2000 Compliant..................................................................................    3.1(l)(vi)